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Exhibit 2

CONFORMED COPY

DATED 15 April 2005

Watson Wyatt (UK) Acquisitions 2 Limited

The Wyatt Company Holdings Limited

Watson Wyatt & Company Holdings

Watson Wyatt LLP

AGREEMENT
for the sale and purchase of
the business and assets
of WATSON WYATT LLP

Baker & McKenzie

London
Ref: HS/EZW

Schedule
SCHEDULE 1
Part 1 Conditions Precedent	40
SCHEDULE 2
WWHL and the Subsidiaries	42
Part 1: Details of WWH and WWTL	42
Part 2: Details of the Subsidiaries (other than the IFS Subsidiaries)	44
Part 3: Details of the IFS Subsidiaries	60
SCHEDULE 3
Drawings Payment Dates	73
SCHEDULE 4
Seller's Knowledge	74
SCHEDULE 5
Part 1: Seller's Pre-Completion Obligations	75
Part 2: Purchaser's and WWCH's Pre-Completion Obligations	78
SCHEDULE 6
Completion	80
Part 1: Seller's Obligations at Completion	80
Part 2: Purchaser's Obligations at Completion	81
SCHEDULE 7
Part 1: Determination of 2007 Net Revenue and 2007 Aggregate Staff Costs	82
Part 2: Obligations pending final determination of Contingent Stock	83
Part 3: Adjustments in respect of acquisitions and divestitures	85
SCHEDULE 8
Post-Completion Obligations	86
Part 1: Obligations of Seller post-Completion	86
Part 2: Obligations of Purchaser and WWCH post-Completion	87
SCHEDULE 9
Warranties	89
SCHEDULE 10
Purchaser's Warranties	105
SCHEDULE 11
Limitations on Liability under the agreement	107
SCHEDULE 12
Properties	114
Part 1: Business Properties	114
Part 2: Sale Companies' Properties	116
Part 3: Conditions of Sale—Business Properties	118
Part 4: Conditions relating to the Sale Companies' Properties	126
Part 5: The Occupational Agreements	127
Part 6: The Documents	128
Part 7: Missing Documents	134
SCHEDULE 13
Employees	135
Part 1: Provisions concerning Employees	135
Part 2: Letter to Transferring Employees	137
Part 3: Notional Salary Increases	138
SCHEDULE 14
Registered Business Intellectual Property	139
SCHEDULE 15
Excluded Contracts	142

SCHEDULE 16
Allocation of Purchase Price	143
SCHEDULE 17
Issue of Consideration Stock	144

DATE:    15 April 2005

PARTIES:

(1)
WATSON WYATT (UK) ACQUISITIONS 2 LIMITED a company incorporated under the laws of England and Wales with registered number 5379706 and having its registered office at 100 New Bridge Street, London EC4V 6JA (the "Purchaser");

(2)
THE WYATT COMPANY HOLDINGS LIMITED a company incorporated under the laws of England and Wales with registered number 908628 and having its registered office at 100 New Bridge Street, London EC4V 6JA ("WCHL");

(3)
WATSON WYATT & COMPANY HOLDINGS a company organised and subsisting under the laws of the State of Delaware, USA, whose principal place of business is at 1717 H Street, N.W., Suite 800, Washington D.C. 20006, USA ("WWCH"); and

(4)
WATSON WYATT LLP a limited liability partnership incorporated under the laws of England and Wales with registered number OC301975 and having its registered office and its principal place of business at Watson House, London Road, Reigate, Surrey RH2 9PQ ("WWLLP" or the "Seller").

RECITALS:

(A)
WWLLP carries on the Business and owns the Assets.

(B)
The Seller has agreed to sell or procure the sale of the Majority Interest and to transfer the Assumed Liabilities on the terms of this agreement.

(C)
The Purchaser has agreed to purchase the Majority Interest and to assume the Assumed Liabilities on the terms of this agreement.

(D)
WWL, WCHL, WWLLP and WTL have on the date of this agreement entered into the Distribution Agreement.

(E)
WWL and the majority of the Main Members (other than any Main Member with whom WWCH or any of its subsidiaries has a service arrangement prior to the date of this agreement) have on or prior to the date of this agreement entered into Service Agreements conditional on Completion.

IT IS AGREED as follows:

1.     INTERPRETATION

1.1
Defined terms

  In this agreement, the following words and expressions shall have the following meanings:

  "2004 Management Accounts" means the unaudited consolidated management accounts of WWLLP and the other members of the Seller's Group for the Financial Year ended 30 April, 2004, a copy of which is appended to the Disclosure Letter;

  "2005 Accounts" means the consolidated audited Accounts of WWLLP for the Financial Year ended 30 April, 2005;

  "2007 Accounts" means the consolidated management accounts of the Purchaser and the Relevant Associated Companies for the Financial Year ended 30 June, 2007, prepared in accordance with schedule 7;

  "2007 Aggregate Staff Costs" means the aggregate of staff costs, being the costs line items in the 2007 Accounts that are equivalent to the following line items used in the 2004 Management

  Accounts: Basic Salaries; Pensions; Other Compensation; Other Benefits; Agency Staff; Training, Subs and Conferences; and Recruitment/Relocation, in each case for employees of the Continuing Business, for the Financial Year ended 30 June, 2007, extracted from the 2007 Accounts and calculated and adjusted in accordance with schedule 7;

  "2007 Net Revenue" means Net Revenue for the Financial Year ended 30 June, 2007, extracted from the 2007 Accounts and calculated and adjusted in accordance with schedule 7;

  "Accounting Date" means, in relation to any Financial Year of the Seller or WWP, the last day of that Financial Year;

  "Accounts" means, in relation to any Financial Year of the Seller or WWP:

  (a)
  the audited consolidated balance sheet of the Seller's Group or WWP (as the case may be) as at the Accounting Date in respect of that Financial Year;

  (b)
  the audited consolidated profit and loss account and cash flow statement of the Seller's Group or WWP (as the case may be) in respect of that Financial Year;

  (c)
  the audited balance sheet of the Seller or WWP (as the case may be) as at the Accounting Date in respect of that Financial Year; and

  (d)
  the audited profit and loss account and cash flow statement of the Seller or WWP (as the case may be) in respect of that Financial Year,

  together in each case with all notes, reports and statements required by law or Relevant Accounting Standards to be included in or annexed to them;

  "Advance Receipts" means all amounts received (whether by deposit, pre-payment or otherwise) by or on behalf of WWLLP on or before the Completion Date so far as the same relate to anything (including any service) to be provided by the Purchaser under any of the Business Contracts and Specified Contracts or otherwise in connection with the carrying on of the Continuing Business after the Completion Date;

  "Amount Claimed" means in respect of any Warranty Claim the amount claimed in respect of such Warranty Claim, including associated costs and expenses;

  "Assets" means the assets to be sold and transferred by WWLLP to the Purchaser under this agreement as described in clause 2.1;

  "Assignment of Trade marks" means the assignment of WWLLP's registered trade marks in the agreed form, to be entered into by WWLLP and the Purchaser on Completion;

  "Assumed Liabilities" means:

  (a)
  all liabilities and obligations of WWLLP, WWP, the Former Partners or the Partners under or in relation to the Business Contracts and the Specified Contracts;

  (b)
  all liabilities and obligations of WWLLP, WWP, the Former Partners or the Partners under or in relation to the Leases;

  (c)
  all liabilities and obligations of WWLLP, WWP, the Former Partners or the Partners under or in relation to the Pension Scheme (other than liabilities or obligations of Former Partners and Partners in their capacity as trustees of, or directors of corporate trustees of, the Pension Scheme);

  (d)
  all liabilities and obligations of WWLLP, WWP, the Former Partners or the Partners in relation to the Widows Pensions;

  (e)
  all Tax liabilities of WWLLP, including those in relation to PAYE, National Insurance and VAT, relating to or arising out of any part of the Business;

  (f)
  all liabilities and obligations (including in relation to payment of bonuses) of WWLLP, WWP, the Former Partners or the Partners in relation to the Transferring Employees, employees of the Sale Companies or any other person employed by or in connection with the Business at any time on or before Completion to the extent such liabilities and obligations arise directly or indirectly from such Transferring Employees', Sale Companies' employees' or other person's employment in the Business or termination thereof;

  (g)
  the Wyatt P.I. Claims;

  (h)
  the obligations of Partners and Former Partners or any of them contained in clause 7.10 of the Partnership Agreement and of WWLLP contained in clause 7.11 of the LLP Agreement, but in relation only to out of pocket expenses incurred by Partners or Former Partners prior to Completion and subject to such Partners and Former Partners providing appropriate records of such expenses within a reasonable time period;

  (i)
  the obligations of Partners and Former Partners or any of them contained in clause 11.9 of the Partnership Agreement and of WWLLP contained in clause 11.10 of the LLP Agreement, but in relation only to liabilities assumed or incurred by Partners or Former Partners in relation to the Business and the Partnership Business. For the purposes of this definition liability assumed or incurred as a director or partner under clause 11.9 of the Partnership Agreement or as a director or Member under clause 11.10 of the LLP Agreement shall not include any liability assumed or incurred under the Original Alliance Agreements;

  (j)
  the obligations of Partners and Former Partners or any of them contained in clause 18.4 of the Partnership Agreement, but in relation only to liabilities assumed or incurred by Partners or Former Partners relating to or arising from the Business or the Partnership Business.

    Such obligations shall not include the obligations in respect of any Main Partner who is a party to the Standstill Agreement who purports to retire from WWP in breach of the provisions of the Standstill Agreement;

  (k)
  the obligations of WWLLP contained in clause 18.4 of the LLP Agreement, but in relation only to debts and liabilities assumed or incurred by Partners and Former Partners relating to or arising from the Business or the Partnership Business;

  (l)
  all liabilities and obligations of WWLLP, WWP, the Former Partners or the Partners under clause 17.12 of the LLP Agreement;

  (m)
  all other obligations, liabilities, duties and sums owing of any kind or nature whatsoever, whether actual, due, contingent or otherwise payable or, in the case of periodical payments, accrued, to any person by the Seller, WWP, the Former Partners or the Partners relating to or arising out of any part of the Business (other than any obligations, liabilities, duties and sums owing relating to or arising out of the Client Contracts), in each case (except where expressly stated) whenever occurring or arising, but not including the Excluded Liabilities;

  "Bonus Accrual" means the accrual in respect of bonus payments relating to the Financial Year ended 30 April, 2005 as set out in the 2005 Accounts and to be paid to the Transferring Employees and employees of the Sale Companies in accordance with clause 8;

  "Bonus Payments" means bonus payments to which the Bonus Accrual relates;

  "Bonuses Deed" means the deed of that name entered into by WWL, WWLLP and WWCH on or before the date of this agreement;

  "Brans Alliance Agreement" means the contract and arrangement between KPMG Brans & Co, Watson Wyatt B.V., WWH(E), WWP and WWC relating to Watson Wyatt Brans & Co operating in the Netherlands;

  "BTA Deed of Novation" means the deed of novation of this agreement in the agreed form, to be entered into between the parties to this agreement and WWL immediately after Completion;

  "Business" means all of the business carried on by WWLLP and each other member of the Seller's Group (including, for the avoidance of doubt, the Sale Companies) on or before Completion, including actuarial, pensions, flexible benefits, investment, human capital and insurance consulting services and the administration of retirement benefit schemes;

  "Business Contracts" means the Fixed Term Contracts, the Equipment Contracts, the Intellectual Property Contracts, the Supplier Contracts, the Brans Alliance Agreement and all other contracts, arrangements and engagements entered into and orders placed or received (in each case whether express, implied, written or oral) on or before Completion by or on behalf of WWLLP or WWP in connection with the Business and which at Completion remain (in whole or in part) to be performed (including all and any service agreements entered into between WWLLP on the one hand and any of WWC, Watson Wyatt International, Inc., Watson Wyatt Hong Kong Limited or Watson Wyatt Singapore Pte. Limited on the other in relation to the insurance consulting business within the Asia Pacific region) but excluding (1) the Client Contracts; (2) contracts with Transferring Employees; (3) the Leases and other contracts relating to the use or occupation of the Properties; and (4) the Excluded Contracts;

  "Business Day" means a day (excluding Saturday and Sunday) on which banks generally are open in the City of London and in New York for the transaction of normal banking business;

  "Business Information" means all information existing at the Completion Date and relating to the Business including details of Transferring Employees, clients (including historic project data and data pertaining to clients), suppliers, distributors and agents, sales targets, sales statistics, market share statistics, market surveys and information relating to future business development or planning, information relating to discounts, commissions and rebates received and/or paid and litigation or legal advice, but excluding the Excluded Information;

  "Business Intellectual Property" means all Intellectual Property owned by WWLLP at the Completion Date which is used in, or has been developed for use in, or is required or intended for use in the Business, including that owned by WWLLP at the date of this agreement and listed in schedule 14;

  "Business Properties" means each of the Properties described in part 1 of schedule 12;

  "Business Records" means all books and records in whatever form (including computer disks or tapes) containing or relating to Business Information or on which Business Information is recorded or stored (including books and records in the possession or custody of third parties) but excluding the Excluded Business Records;

  "Business Services Staff" means staff employed by the Purchaser and the Relevant Associated Companies in the Continuing Business in the following departments (as operated by the Seller at the date of this agreement and their replacement or equivalent departments from time to time):

  (a)
  the head of Business Services and his secretarial support;

  (b)
  Finance and Administration (consisting of the following subgroups: Finance; Facilities Management (including management of outsourced contracts); European Support Centre

    (includes HR admin, Cash and Billing, Procure to Payables, Technical Team, Office Services (including Receptionists, Telephonists, Post Room)));

  (c)
  Human Resources;

  (d)
  Client Services (consisting of the following subgroups: Research and Development; Corporate Marketing (brand management, Market research, PR, web marketing, and events management) and Growth Management (account management and client development));

  (e)
  Marketing and Research;

  (f)
  Corporate and Partnership Services (consisting of the following subgroups: partnership and corporate tax; legal and risk management; quality/audit/regulatory; purchasing; project management (including systems architecture); company/partnership secretarial); and

  (g)
  IT Infrastructure and Support (excluding e-solutions);

  "Cash" means all cash in hand, cash in bank and cash equivalents of WWLLP at Completion but excluding the Excluded Cash;

  "Cash Consideration" means the sum of £88,305,555 (eighty-eight million, three hundred and five thousand, five hundred and fifty-five pounds sterling);

  "CA85" means the Companies Act 1985;

  "CHAPS" means the clearing houses automated payment system or any other method of electronic transfer for same-day value;

  "Claim Stock" shall have the meaning given to it in schedule 11;

  "Client Contracts" means all contracts and arrangements (other than the Fixed Term Contracts and the Specified Contracts) entered into and orders received (in each case whether express, implied, written or oral) on or before the Completion Date by or on behalf of WWLLP or WWP with clients for the sale or supply of goods or services by WWLLP or WWP in connection with the Business which at Completion remain to be performed in whole or in part;

  "Commission" means the United States Securities and Exchange Commission;

  "Completion" means completion of the sale and purchase of the Majority Interest in accordance with clause 7;

  "Completion Date" means the date upon which Completion is required to take place in accordance with clause 7 or such other date as the parties may agree;

  "Completion Deliverables" means those documents listed in paragraphs 1.1(a), (f), (g), (h), (i) and (l) of part 1, and paragraph 3 of part 2, of schedule 6; the Non-Compete Agreements; the Stock Transfer Agreement and the Pension Scheme Deed of Variation;

  "Completion Deliverables Escrow Letter" means the escrow letter agreement in the agreed form to be entered into between the parties and the Seller's Solicitors on the Trust Declaration Date and pursuant to which each of the Completion Deliverables shall be placed in escrow;

  "Conditions" means the conditions precedent referred to in clause 5.1 and listed in schedule 1;

  "Confidential Information" means Know How, trade secrets and other information of a confidential nature (including all proprietary technical, industrial and commercial information and techniques in whatever form (including computer disks or tapes) that information may be recorded or stored);

  "Consents" shall have the meaning given in clause 12.2;

  "Consideration Stock" means 9,090,571 WWCH Shares credited as fully paid and non-assessable (subject to adjustment, if any, in accordance with clause 3.5);

  "Contingent Stock" means 1,950,000 WWCH Shares credited as fully paid and non-assessable (subject to adjustment, if any, in accordance with clause 3.5);

  "Continuing Business" means the business as carried on by the Purchaser and other members of the Purchaser's Group after Completion in succession to the Business;

  "Debts" means together all book and other debts owing to WWLLP and other rights to payment arising from the operation of the LLP Business on or before the Completion Date whether or not then invoiced and whether or not then due and payable, but excluding the Excluded Debt;

  "Declaration of Trust" means the deed of that name to be entered into by WWLLP and WCHL on the Trust Declaration Date, pursuant to which the Trust Interest will arise;

  "Deed of Contribution" means the deed of that name entered into by WWLLP, WWL and WWCH on or before the date of this agreement;

  "Deed of Termination and Variation" means the deed of termination and variation in the agreed form to be entered into between WCHL, WC(UK)L, WWLLP, WWC, WTL, WWHL, WWH(E) and WWIL on Completion;

  "Disclosed" means fairly disclosed by the Disclosure Letter or (in the case only of those Warranties given at Completion) the Supplemental Disclosure Letter or (in either case) by the Disclosed Information and "Disclosure" shall be construed accordingly;

  "Disclosed Information" means:

  (a)
  the documents annexed to the Disclosure Letter, an index of which has been initialled by the Seller's Solicitors and the Purchaser's Solicitors for the purposes of identification;

  (b)
  the "Data Room Documents", an index of which has been initialled by the Seller's Solicitors and the Purchaser's Solicitors for the purposes of identification; and

  (c)
  the written information provided since 30 September, 2004 by the Seller to the Purchaser during the negotiations leading to this agreement;

  "Disclosure Letter" means the letter of the same date as this agreement (including the content of any schedule or appendix thereto) from WWLLP to the Transferees in the agreed form;

  "Distribution Accounts" means the Distribution Accounts prepared in accordance with clause 8;

  "Distribution Agreement" means the agreement of that name entered into by WCHL, WWLLP, WTL and WWL on the date of this agreement;

  "Drawings Accrual" means the accrual (which is net of Tax) in respect of aggregate sums standing to the credit or debit of each Partner's Drawings Account and/or Additional Capital Account (as those terms are defined in the LLP Agreement) as at Completion;

  "Drawings Payment Dates" means the dates upon which payments of drawings to Partners are to be made by WWLLP pursuant to clause 8.15, as set out in schedule 3;

  "Encumbrance" means any right to acquire, option, right of first refusal or right of pre-emption, mortgage, charge, pledge, lien, assignment by way of security, hypothecation, security interest, title retention or any other agreement or arrangement the effect of which is the creation of security, or right or interest of any person in the nature of a security interest, or any agreement or arrangement to create any of the same;

  "Equipment Contracts" means all contracts and arrangements entered into and orders placed or received (in each case whether express, implied, written or oral) on or before the Completion Date by or on behalf of WWLLP or WWP in relation to the leasing, lease purchase, hire or hire purchase, credit sale, conditional sale or sale by instalments of goods or equipment in connection with the Business which on Completion remain to be performed in whole or in part;

  "Equity Members" means those persons listed as such in the Disclosure Letter, being the "Equity Members" in the Seller, as that term is defined in the LLP Agreement;

  "Equity Partners" means the Equity Members and those employees of the Sale Companies or the Business who are at Band 5 level as at 30 April, 2005 and who are treated as having equivalent status to an "Equity Member";

  "Excluded Assets" means the assets referred to in clause 2.6(a) to (f) which are excluded from the sale of the Majority Interest to the Purchaser pursuant to this agreement;

  "Excluded Business Records" means the statutory books and records of the Seller together with all books and records in whatever form (including computer disks or tapes) to the extent containing or to the extent relating to Excluded Information (including any such books and records as are in the possession or custody of third parties);

  "Excluded Cash" means a sum equal to the aggregate of:

  (a)
  any reserves for PI Claims as shown in the Partnership Accounts for the Financial Year ended 30 April, 2005;

  (b)
  the aggregate amount of arrears of annuity payments or retirement benefits to Partners, Former Partners or any of their spouses or dependants (other than liabilities or obligations in respect of the Widows Pensions) remaining to be paid by WWLLP, WWP or the Main Partners after Completion, whether pursuant to the agreement in respect of retirement benefits for Former Partners dated 30 April, 2002 or otherwise;

  (c)
  the aggregate sum remaining to be paid after Completion by WWLLP to Former Partners in respect of any sums standing to the credit of the Personal Accounts (as that term is defined in the LLP Agreement) of Former Partners, whether pursuant to clauses 17.2 and 17.3 of the LLP Agreement or otherwise;

  (d)
  the aggregate amount standing to the credit of the Capital Accounts (as that term is defined in the LLP Agreement) of the Main Partners at Completion (except, for the avoidance of doubt, any amounts representing the consideration payable under this agreement); and

  (e)
  the aggregate amount of any drawn but unpresented cheques drawn on LLP's bank accounts as at Completion.

  as at the Completion Date and as will be shown by the Distribution Accounts;

  "Excluded Contracts" means those agreements details of which are set out in schedule 15;

  "Excluded Debt" means the debt payable from the Main Partners to WWLLP, accrued in the books of account of WWLLP at Completion, in respect of costs relating to the transactions contemplated by this agreement which WWLLP has discharged or shall discharge on behalf of such Main Partners prior to Completion;

  "Excluded Information" means all information (including legal advice) existing at the Completion Date and relating to PI Claims, the Excluded Liabilities, the personal tax affairs of the Partners and the Former Partners, the minutes of meetings of Partners and Former Partners in relation to both WWLLP and WWP, the transactions contemplated by this agreement and the distribution of consideration received by WWLLP and the Original Alliance Agreements, except in each case to the extent that such information relates to the Assumed Liabilities;

  "Excluded Liabilities" means:

  (a)
  all the liabilities or obligations imposed on the Seller, WWP, the Former Partners or the Partners by the terms of the Excluded Contracts (except to the extent that such liabilities and obligations are expressed to be Assumed Liabilities as set out in paragraphs (a) to (l) inclusive of the definition of "Assumed Liabilities");

  (b)
  the PI Claims;

  (c)
  all the liabilities or obligations of the Seller, WWP, the Former Partners or the Partners relating to or arising from or in respect of any annuity payments or retirement benefits to Partners, Former Partners or any of their spouses or dependants, other than liabilities or obligations in respect of the Widows Pensions;

  (d)
  all the liabilities and obligations of the Seller, WWP, the Partners or Former Partners to make any payments to Former Partners in respect of any sums standing to the credit or debit of the Personal Accounts (as that term is defined in the LLP Agreement and the Partnership Agreement respectively) of Former Partners;

  (e)
  all the liabilities and obligations of the Seller, WWP, the Partners or Former Partners to make any payments to Main Partners in respect of any sums standing to the credit or debit of the Capital Accounts (in each case as those terms are defined in the LLP Agreement and the Partnership Agreement respectively) of Main Partners;

  (f)
  all the liabilities and obligations of the Seller, WWP, the Partners or Former Partners to make any payments to Partners in respect of any sums standing to the credit or debit of the Additional Capital Accounts and Drawings Accounts (in each case as those terms are defined in the LLP Agreement and the Partnership Agreement respectively) of Partners;

  (g)
  any liability of any Partner or Former Partner of a type described in clauses 11.8.1, 11.8.2 and 11.8.3 of the Partnership Agreement and clauses 11.9.1, 11.9.2 and 11.9.3 of the LLP Agreement;

  (h)
  all Tax liabilities of the Partners and Former Partners, including any liability to pay any income tax, capital gains tax or national insurance contributions; and

  (i)
  (subject to clause 24.2 and save where expressly stated to the contrary in the Transaction Documents) all liabilities and obligations of the Seller, WWP, the Partners or Former Partners in respect of legal, accountancy and other costs, charges and expenses incurred in connection with the negotiation, preparation and implementation of this agreement and any other agreement incidental or referred to in this agreement, in each case whenever occurring or arising;

  "Final Determination Date" has the meaning given in schedule 7;

  "Financial Year" shall be construed in accordance with s223 CA85 and in the case of WWP shall mean the 12 month period ended on 30 April;

  "Fixed Term Contracts" means contracts entered into on or before the Completion Date for a fixed term by or on behalf of WWLLP or WWP with clients for the sale or supply of goods or services by WWLLP or WWP in connection with the Business which at Completion remain to be performed in whole or in part, excluding the Specified Contracts;

  "Former Partners" means any person who was previously a member of WWLLP or a partner in WWP, other than the Partners, the Wyatt Partner and the Former Wyatt Partner;

  "Former Main Partners" means those individuals listed as such in the Disclosure Letter;

  "Former Wyatt Partner" means Robert Masding, in his capacity, as a "Wyatt Partner" in WWP, as that term is defined in the deed of accession listed as (b) in the definition of "Original Alliance Agreements";

  "FSA" means the Financial Services Authority in the United Kingdom;

  "FSMA" means the Financial Services and Markets Act 2000, as amended;

  "FY06 Bonus Accrual" means the accrual in respect of bonus payments relating to the period from 1 July, 2005 to the Completion Date accrued at Completion and included in the Distribution Accounts;

  "Goodwill" means the goodwill of WWLLP in relation to the Business including the exclusive right for the Purchaser to represent itself as carrying on the Business in succession to WWLLP;

  "IFS PI Claims" means all the liabilities and obligations of the IFS Subsidiaries in relation to any claims (whether such claims are made prior to, on or after the Completion Date) whether in contract, tort or otherwise arising out of or in connection with the accuracy, standard, quality or appropriateness of advice given or services provided by the IFS Subsidiaries, or any failure by the IFS Subsidiaries to provide appropriate advice or services where such failure amounts to an omission for professional liability purposes, in each case on or before the Completion Date, but excluding the Wyatt PI Claims;

  "IFS Subsidiaries" means the companies details of which are given in part 3 of schedule 2 and any reference to an IFS Subsidiary is a reference to any of them;

  "Insurance Policies" means each insurance and indemnity policy relating to the Business at the date of this agreement in respect of which WWLLP has an interest (including any active historic policies which provide cover on a "claims made" basis);

  "Intellectual Property" means rights in and in relation to Confidential Information, trade marks, service marks, trade and business names, logos and get up (including any and all goodwill associated with or attached to any of the same), domain names, patents, inventions (whether or not patentable), registered designs, design rights, copyrights (including rights in software) and moral rights, database rights, semi-conductor topography rights, utility models and all rights or forms of protection having an equivalent or similar nature or effect anywhere in the world, whether enforceable, registered, unregistered or registrable (including, where applicable, all applications for registration) and the right to sue for damages for past and current infringement (including passing off and unfair competition) in respect of any of the same;

  "Intellectual Property Contracts" means all contracts, licences, authorisations and permissions relating to the use, enjoyment and/or exploitation by (1) WWLLP or WWP of any Intellectual Property used in connection with the Business as carried on at the Completion Date or Business Information and (2) any third party of any Business Intellectual Property or Business Information in each case entered into on or before the Completion Date and which on Completion remain to be performed in whole or in part, but excluding the Specified Contracts;

  "Irish Branch Assets" means those of the Assets pertaining to the Irish Branch Business;

  "Irish Branch Business" means such part of the Business as is conducted in the Republic of Ireland;

  "Know How" means all know-how, expertise, technical or other information developed or acquired by WWLLP or WWP in relation to the Business including all related ideas, concepts, methods, inventions, discoveries, data, formulae, processes, methods, techniques and specifications;

  "Last Accounting Date" means 30 April, 2004;

  "Last Accounts" means the Accounts of WWLLP in respect of the Financial Year ended on the Last Accounting Date true copies of which are annexed to the Disclosure Letter;

  "Leases" means the leases and licences (and any document supplemental to them or entered into pursuant to their terms) under which the Properties listed in parts 1 and 2 of schedule 12 are held and a reference to a "Lease" means any of them;

  "Letter of Comfort" means the letter in the agreed form from WWLLP to WWCH and the Purchaser in relation to the arrangements for the Equity Members;

  "LLP Agreement" means WWLLP's limited liability partnership agreement dated 30 April, 2002, as amended to incorporate changes agreed on 29 January 2004 and 26 November, 2004;

  "LLP Business" means such part of the Business as is conducted by WWLLP;

  "LLP Representative Committee" is defined in clause 34.1;

  "Losses" includes, in respect of any matter, event or circumstance, all demands, claims, actions, proceedings, damages, payments, fines, penalties, losses, costs (including reasonable legal costs), expenses (including Tax), disbursements or other liabilities arising or incurred in connection with such matter, event or circumstance in any case of any nature whatsoever;

  "Majority Interest" means the entire legal ownership and title in the Assets and that part of the beneficial ownership and title in the Assets not declared to be held in trust for WCHL at the Trust Declaration Date pursuant to the Declaration of Trust;

  "Main Members" means those persons listed as such in the Disclosure Letter being the "Main Members" as that term is defined in the LLP Agreement (other than any Wyatt Partner);

  "Main Partners" means the Main Members and those employees of the Sale Companies who are at Band 6 level as at 30 April, 2005 and who are treated as having equivalent status to a "Main Member";

  "Management Accounts" means the unaudited consolidated profit and loss accounts of WWLLP and its subsidiaries for each of the monthly periods from 1 May, 2004 to 28 February 2005 inclusive in the agreed form;

  "Members" means the Main Members and the Equity Members and a reference to a "Member" shall mean any one of them;

  "Net Revenue" means consolidated net revenue of the Purchaser and the Relevant Associated Companies in respect of the Continuing Business for the relevant Financial Year, being the revenue line items for that Financial Year that are equivalent to the following line items used in the 2004 Management Accounts of WWLLP: Time and Disbursements; Less Disbursements; Mark-up/Write off; WIP Provisions and Adjustments; Other Income; Bad Debts;

  "Non-Compete Agreements" means those deeds of undertaking, in the agreed form, to be entered into by the Main Partners and the Purchaser on Completion;

  "Notified Claim" a notification to the Seller by or on behalf of the Purchaser or other member of the Purchaser's Group of a Warranty Claim in accordance with paragraph 3 of schedule 11;

  "NYSE" means the New York Stock Exchange;

  "Opted Properties" means the Properties located at:

  (a)
  11 Abercromby Place, Edinburgh, Scotland EH3 6LB, short particulars of which are set out at entry number 12 in part 1 of schedule 12; and

  (b)
  5th Floor, Festival House, 177-179 West George Street, Glasgow, Scotland G2 1QR, short particulars of which are set out at entry number 11 in part 1 of schedule 12;

  "Original Alliance Agreements" means:

  (a)
  the alliance agreement dated 2 April, 1995, as amended by a deed of ratification and amendment dated 29 September, 1995, a deed of amendment dated 24 February, 1999 and a deed of variation dated 30 April, 2002 originally made between the then partners of WWP (1) and WWC (2) and subsequently varied and novated pursuant to the Original Deed of Novation so that, as the date of this agreement, the parties thereto are WWC and WWLLP;

  (b)
  the deed of accession dated 2 April, 1995, as amended by a deed of ratification and amendment dated 29 September, 1995, a deed of amendment dated 24 February 1999 and a deed of variation dated 30 April 2002 made between the then current partners of WWP, WCHL, WC(UK)L, WTL and the Protector and subsequently novated pursuant to the Original Deed of Novation;

  (c)
  the agreement relating to the transfer of the Wyatt UK operations dated 2 April, 1995, as amended by a deed of amendment dated 29 September, 1995, originally made between WCHL, WC(UK)L, the then partners of WWP, Robert David Masding acting in his capacity as a Wyatt Partner and WWC and subsequently novated pursuant to the Original Deed of Novation so that, as the date of this agreement, the parties thereto are WCHL, WC(UK)L, WWLLP, WTL and WWC;

  (d)
  the deed of tax covenant dated 2 April, 1995, as amended by a deed of amendment and rectification dated 29 September, 1995, originally made between WCHL and the then partners of WWP and subsequently novated pursuant to the Original Deed of Novation so that, as the date of this agreement, the parties thereto are WCHL and WWLLP;

  (e)
  the agreement relating to the transfer of the Wyatt European operations dated 2 April, 1995, as amended by a deed of amendment dated 29 September, 1995, originally made between WWC, WCHL, WWH(E), WWIL and the then partners of WWP and subsequently novated pursuant to the Original Deed of Novation so that, as the date of this agreement, the parties thereto are WWC, WCHL, WWH(E), WWIL and WWLLP;

  (f)
  the shareholders' agreement dated 2 April, 1995, as amended by a deed of ratification and amendment dated 29 September, 1995 and a deed of amendment dated 24 February 1999, originally made between WWC, WCHL, WWHL, WWH(E) and the then partners of WWP and subsequently novated pursuant to the Original Deed of Novation so that, as the date of this agreement, the parties thereto are WWC, WCHL, WWHL, WWH(E) and WWLLP;

  (g)
  the agreement relating to the transfer of the Watson European businesses dated 2 April, 1995, as amended by a deed of amendment dated 29 September, 1995, originally made between the then partners of WWP and WWH(E) and subsequently novated pursuant to the Original Deed of Novation so that, as the date of this agreement, the parties thereto are WWLLP and WWH(E);

  (h)
  the Wyatt stock purchase agreement dated 2 April, 1995, as amended by a deed of amendment dated 29 September, 1995, originally made between WWC and the then partners of WWP and subsequently novated pursuant to the Original Deed of Novation so that, as the date of this agreement, the parties thereto are WWC and WWLLP; and

  (i)
  the software sharing agreement dated 1 April, 1995 originally made between WWC, the then partners of WWP and WWH(E) and subsequently novated pursuant to the Original Deed of Novation so that, as the date of this agreement, the parties thereto are WWC, WWLLP and WWH(E);

  "Original Deed of Novation" means the deed of variation and novation dated 30 April 2002 made between WCHL, WC(UK)L, the partners of WWP, WWLLP, WWC, WTL, WWHL, WWH(E) and the Protector;

  "Partners" means the Main Partners and the Equity Partners;

  "Partners' Tax Reserves" means the reserves for Tax liabilities of the Partners and Former Partners as at the Completion Date, as shown in the Distribution Accounts;

  "Partnership Accounts" has the meaning given to such term in clause 6.8 of the LLP Agreement;

  "Partnership Agreement" means the agreements relating to the partnership carried on as Watson Wyatt Partners, and before that as R. Watson & Sons, the last of which such agreements was dated 24 January, 2002 and entered into between Paul Noel Thornton and others, which was supplemental to a Deed of Partnership dated 31 March, 1954 and to 19 deeds, an agreement and three minutes made supplemental thereto;

  "Partnership Business" means all of the business carried on by WWP and each other member of the Seller's Group (including, for the avoidance of doubt, the Sale Companies) on or before 30 April, 2002, including actuarial, pensions, flexible benefits, investment, human capital and insurance consulting services and the administration of retirement benefit schemes;

  "Pension Arrangements" means all pension, lump sum, long-term bonus or similar plans or arrangements (other than mandatory state pension arrangements) with respect to which an employer has any obligation to pay or otherwise to provide benefits on or after retirement (whether early retirement or otherwise) or death;

  "Pension Scheme" means the Watson Wyatt Pension Scheme governed by a trust deed and rules executed on 28 January, 2000, as updated on 5 April 2005, and, where appropriate, shall include the trustees of that scheme;

  "Pension Scheme Deed of Variation" means a deed of variation in relation to the Pension Scheme pursuant to which WWLLP will be substituted by WWL as principal employer to be entered into on Completion by WWLLP, WWL and the trustees of the Pension Scheme;

  "The Pensions Regulator" means the regulator of UK occupational and personal pension schemes, being the body corporate established under Section 1 of The Pensions Act 2004;

  "Permitted Encumbrances" means Encumbrances which are (i) liens or retentions of title arising in the ordinary course of the Business and (ii) minor imperfections of title, and which in either case do not impair in any material respect the conduct of the Business or the use of the Assets in the conduct of the Business;

  "PI Claims" means all the liabilities and obligations of WWLLP, WWP, the Partners and the Former Partners in relation to any claims (whether such claims are made prior to, on or after the Completion Date) whether in contract, tort or otherwise arising out of or in connection with the accuracy, standard, quality or appropriateness of advice given or services provided by WWLLP, WWP, the Partners or the Former Partners, or any failure by WWLLP, WWP, the Partners or the Former Partners to provide appropriate advice or services where such failure amounts to an omission for professional liability purposes, in each case on or before the Completion Date, including, for the avoidance of doubt, WWLLP's obligations to indemnify WWP, the Partners and the Former Partners in respect of any such claims pursuant to the business transfer agreement made between (1) Paul Thornton and others and (2) WWLLP and dated 30 April, 2002, but excluding in each case the Wyatt P.I. Claims;

  "PI Claims Deed" means the deed of that name in the agreed form, to be entered into on or prior to Completion;

  "Plant and Equipment" means all plant, machinery, motor vehicles, furniture, fixtures and fittings and equipment wherever situate owned by WWLLP and used in or in connection with the Business at the Completion Date but excluding for these purposes any such items which are the subject of Equipment Contracts;

  "Prepayments" means all amounts paid (whether by deposit, prepayment or otherwise) on or before the Completion Date by or on behalf of WWLLP so far as the same relate to anything (including any service) to be provided to the Purchaser or any other member of the Purchaser's Group under any of the Business Contracts or Specified Contracts or otherwise in connection with the carrying on of the Continuing Business after the Completion Date;

  "Properties" means the Business Properties and the Sale Companies' Properties and a reference to a "Property" shall mean any of them;

  "Protector" has the meaning given to that term in the deed of settlement dated 30 March, 1995 between WCHL, WCUK and Robert David Masding, as amended from time to time thereafter;

  "Provisional Excluded Cash" means the estimated amount of the Excluded Cash to be retained by the Seller on the Completion Date, being the aggregate amount for those items comprising (a) to (d) of the Excluded Cash contained in the Partnership Accounts for the Financial Year ended 30 April, 2005 (such Partnership Accounts having been certified prior to the Completion Date by WWLLP's auditors as being consistent with the books of account of WWLLP for such Financial Year, in accordance with clause 6.8 of the LLP Agreement) and the amount in respect of item (e) of Excluded Cash set out on a schedule of drawn but unpaid cheques provided by WWLLP to the Purchaser not more than 10 Business Days prior to Completion;

  "Purchaser's Group" means the group of companies comprising the Purchaser, any holding company from time to time of the Purchaser and any subsidiary of the Purchaser or of any such holding company and "member of the Purchaser's Group" shall be construed accordingly;

  "Purchaser's Solicitors" means Baker & McKenzie of 100 New Bridge Street, London EC4V 6JA;

  "Purchaser's Warranties" means the warranties given in clause 15.2 and schedule 10;

  "Registration Statement" means the registration statement (and any amendments or supplements) on Commission Form S-4 to be filed with the Commission by WWCH under the Securities Act, including the prospectus relating to the registration under the Securities Act of the WWCH Shares to be received by WWLLP as Consideration Stock and Contingent Stock and the resale of the WWCH Shares comprising the Consideration Stock and Contingent Stock and the proxy statement and form of proxies relating to the vote of WWCH stockholders with respect to the issuance of WWCH Shares in connection with the transactions contemplated by this agreement;

  "Regulated Activity" means an activity of the kind specified in Part II of the Financial Services and Markets Act 2000 (Regulated Activities) Order 2001;

  "Relevant Accounting Standards" means, in relation to any Accounts or any balance sheet or profit and loss account of any company or other entity, any of the following in force on the relevant Accounting Date or the date of such balance sheet or profit and loss account, namely any applicable Statement of Standard Accounting Practice, Financial Reporting Standard, Urgent Issues Task Force Abstract or Statement of Recommended Practice issued by the UK Accounting Standards Board (or any successor body) or any committee of it or body recognised by it and to the extent that WWLLP or WWP is not required to comply with any of the foregoing, the relevant accounting standards applicable to WWLLP or WWP (as the case may be);

  "Relevant Associated Companies" means those members of the Purchaser's Group (other than the Purchaser) who carry on any part of the Continuing Business after the Completion Date;

  "Relevant Pension Arrangements" means all Pension Arrangements provided by a member of the Sellers' Group for or in respect of any of the Transferring Employees or employees of the Sale Companies or their spouses and/or dependants;

  "Sale Companies" means together WWHL, WWTL and the Subsidiaries, and any reference to a "Sale Company" is a reference to any of them;

  "Sale Companies' Intellectual Property" means all Intellectual Property owned by any of the Sale Companies at the Completion Date;

  "Sale Companies' Properties" means each of the properties described in part 2 of schedule 12;

  "Sales Documentation" means all sales publications, advertising and promotional materials, printed terms and conditions of sale or supply, business forms, instructional material and other technical and sales materials which are owned by WWLLP on the Completion Date and relate to the Business;

  "Securities Act" means the United States Securities Act of 1933, as amended;

  "Securities Exchange Act" means the United States Securities Exchange Act of 1934, as amended;

  "Seller's Group" means the group of companies comprising WWLLP, any holding company from time to time of WWLLP and any subsidiary of WWLLP or any such holding company and "member of the Seller's Group" shall be construed accordingly;

  "Seller's Solicitors" means Mayer, Brown, Rowe & Maw LLP of 11 Pilgrim Street, London EC4V 6RW;

  "Selling Stockholders" means the persons named as such in the Registration Statement;

  "Service Agreements" means the service agreements in the agreed form entered into on or prior to the date of this agreement between WWL and each of the Main Members (other than any Main Member with whom WWCH or any of its subsidiaries has a service arrangement prior to the date of this agreement);

  "Service Document" means a document relating to or in connection with any proceedings, suit or action arising out of or in connection with this agreement or any of the Transaction Documents;

  "Shares" means the entire issued share capital of WWHL and WWTL, in each case as shown in part 1 of schedule 2;

  "Sixth Directive" means the EC Sixth Council Directive 77/388/EEC;

  "Specified Contracts" means those contracts listed as the "Specified Contracts" in the Disclosure Letter;

  "Standstill Agreement" means the agreement of than name, entered into by WTL, Paul Noel Thornton and the other persons named therein on or prior to the date of this agreement;

  "Stock Transfer Agreement" means the agreement of that name, containing restrictions on share dealing, in the agreed form, to be entered into by WWLLP, WWL and WWCH on Completion;

  "Stub Period Bonus Accrual" means the accrual in respect of bonus payments relating to the period from 1 May, 2005 until 30 June, 2005 accrued at Completion and to be made by the

  Purchaser to the Transferring Employees and employees of the Sale Companies following Completion in accordance with clause 8;

  "Stub Period Bonus Payment" means the bonus payments to which the Stub Period Accrual relates;

  "Subsidiaries" means the companies details of which are given in parts 2 and 3 of schedule 2 (including, for the avoidance of doubt, the IFS Subsidiaries) and any reference to a "Subsidiary" is a reference to any of them;

  "Supplemental Disclosure Letter" means a letter from WWLLP to the Transferees in respect only of matters (i) which occur, or (ii) in the case only of Warranties qualified by awareness, of which WWLLP becomes aware, after the date of this agreement, to be in the same form as the Disclosure Letter and to be dated the same date as the Completion Date (including the content of any schedule or appendix thereto);

  "Supplier Contracts" means all contracts and arrangements entered into and orders placed with suppliers (in each case whether express, implied, written or oral) on or before the Completion Date by or on behalf of WWLLP for the sale or supply of goods or services to WWLLP in connection with the Business which at Completion remain to be performed in whole or in part, but excluding the Specified Contracts;

  "Tax" means and includes all taxes, duties (including stamp duty), levies, imposts, withholdings, social security contributions, deductions or amounts in the nature of tax, whenever and by whatever authority imposed and whether of the United Kingdom or elsewhere, irrespective of the person against or to which any such taxes, duties, levies, imposts, withholdings, social security contributions, deductions or amounts in the nature thereof are directly or primarily chargeable, together with all interest, fines, penalties and surcharges imposed pursuant to any legislation relating to tax and which are incidental or relating thereto;

  "Taxes Act" means the Income and Corporation Taxes Act 1988;

  "Tax Authority" means any person, body, authority or institution which seeks to impose, assess, enforce, administer or collect any Tax whether in the United Kingdom or elsewhere;

  "Third Party Claims" means the benefit of all rights and claims of WWLLP or WWP arising on or before the Completion Date out of or in connection with the Assets, including:

  (a)
  all claims against, or rights to make any claims against, any third party in respect of any goods or services sold or supplied to WWLLP or WWP in connection with the Business where the goods or the subject matter of the services form part of the Business;

  (b)
  all claims against, or rights to make any claims against, insurers or other third parties in respect of Loss caused to the Business to the extent that such Loss has not been made good by and at the cost of WWLLP or WWP; and

  (c)
  all WWLLP's and WWP's rights (to the extent that they are assignable) under any agreement under which WWLLP or WWP acquired any of the Assets (other than WWP's rights to claim against WWLLP pursuant to the business transfer agreement made between Paul Thornton and others (1) and WWLLP (2) and dated 30 April 2002), but not including the benefit of all rights and claims of WWP or WWLLP relating to the Excluded Assets or the Excluded Liabilities;

  "Transaction Documents" means this agreement, the Service Agreements, the Stock Transfer Agreement, the Disclosure Letter, the Standstill Agreement, the PI Claims Deed, the Deed of Contribution, the Bonuses Deed, the Supplemental Disclosure Letter, the Non-Compete

  Agreements, the Distribution Agreement, the Deed of Termination and Variation, the Assignment of the Trade Marks, the BTA Deed of Novation, the Pension Scheme Deed of Variation and the Letter of Comfort;

  "Transfer Legislation" means the regulations implementing the provisions of EC Directive number 2001/23 dated 12 March 2001, including the Transfer of Undertakings (Protection of Employment) Regulations 1981 (as supplemented by the Transfer of Employment (Pension Protection) Regulations 2005) and equivalent legislation or regulations relevant to Ireland;

  "Transferees" means the Purchaser and WCHL and a reference to a "Transferee" is a reference to either of them;

  "Transferring Employees" means the employees of WWLLP at the Completion Date;

  "Trust Interest" means the beneficial interest in the Assets to arise on the Trust Declaration Date pursuant to the Declaration of Trust;

  "Trust Declaration Date" means the date upon which the provisions of Clause 2 of the Distribution Agreement become effective in accordance with their terms and the Declaration of Trust is entered into;

  "Uplift Bonus Accrual" means the accrual in respect of enhanced bonus payments relating to the 14 month period ended 30 June, 2005 accrued at Completion and to be made by the Purchaser to the Transferring Employees and employees of the Sale Companies following Completion in accordance with clause 8;

  "Uplift Bonus Payment" means the enhanced bonus payments to which the Uplift Bonus Accrual relates;

  "Unsatisfied Amounts Claimed" has the meaning given in schedule 11;

  "UAC Stock" has the meaning given in schedule 11;

  "VAT" means value added tax payable in any Member State pursuant to the Sixth Directive of the European Union, or other equivalent tax in any other jurisdiction;

  "VATA" means the Value Added Tax Act 1994;

  "VAT Records" means the records required to be kept for VAT purposes by paragraph 6 of Schedule 11 to VATA in relation to the Business;

  "Warranties" means the warranties given in clause 15.1 and schedule 9;

  "Warranty Claim" means any claim for a breach of any of the Warranties;

  "WC(UK)L" means The Wyatt Company (U.K.) Limited, a company incorporated under the laws of England and Wales with registered number 1166919 and having its registered office at 100 New Bridge Street, London EC4V 6JA;

  "Widows Pensions" means those pensions payable to widows and dependents of Former Partners and which are in payment at the Completion Date and the contingent pension obligations to widows and dependents of Former Main Partners;

  "WTL" means Wyatt Trustee Limited, a company incorporated under the laws of England and Wales with registered number 1231236 and having its registered office at 100 New Bridge Street, London EC4V 6JA;

  "WWC" means Watson Wyatt & Company, a company incorporated under the laws of the State of Delaware, USA, whose principal place of business is at 1717 H Street NW, Washington DC 20006, USA;

  "WWCH Shares" means shares of class A common stock of WWCH;

  "WWH(E)" means Watson Wyatt Holdings (Europe) Limited, a company incorporated under the laws of England and Wales with registered number 2961740 and having its registered office at Watson House, London Road, Reigate, Surrey RH2 9PQ;

  "WWHL" means Watson Wyatt Holdings Limited, a company incorporated under the laws of England and Wales with registered number 00590853 and having its registered office and its principal place of business at Watson House, London Road, Reigate, Surrey RH2 9PQ;

  "WWIL" means Watson Wyatt International Limited, a company incorporated under the laws of England and Wales with registered number 2961739 and having its registered office at Watson House, London Road, Reigate, Surrey RH2 9PQ;

  "WWL" means Watson Wyatt Limited, a company incorporated under the laws of England and Wales with registered number 5379716 and having its registered office at 100 New Bridge Street, London EC4V 6JA;

  "WWP" means Watson Wyatt Partners, the English general partnership that conducted the Business prior to 1 May, 2002;

  "WWTL" means Watson Wyatt Trustees Limited, a company incorporated under the laws of England and Wales with registered number 1256931 and having its registered office at Watson House, London Road, Reigate, Surrey RH2 9PQ;

  "Wyatt Partner" means WTL in its capacity as a "Wyatt Partner" of the Seller, as that term is defined in the Deed of Accession; and

  "Wyatt P.I. Claims" means any liabilities and obligations in relation to any claims (whether such claims are made prior to, on or after the Completion Date) whether in contract, tort or otherwise to the extent such claims arise out of or in connection with the accuracy, standard, quality or appropriateness of advice given or services provided, or any failure to provide appropriate advice or services where such failure amounts to an omission for professional liability purposes:

  (a)
  in each case prior to 2 April, 1995, by Wyatt Wilson Risk Financing Services Limited, the Wyatt Company Trustees Limited, WCHL, WC(UK)L, PCL Limited and Wyatt Financial Services Limited; and

  (b)
  in each case prior to 1 July 1999 by Watson Wyatt Hong Kong Limited and Watson Wyatt Singapore Pte. Limited.

1.2
All references to statutes, statutory provisions, enactments, EU Directives or EU Regulations shall include references to any consolidation, re-enactment, modification or replacement of the same, any statute, statutory provision, enactment, EU Directive or EU Regulation of which it is a consolidation, re-enactment, modification or replacement and any subordinate legislation in force under any of the same from time to time except to the extent that any consolidation, re-enactment, modification or replacement enacted after the date of this agreement would extend or increase the liability of any party to the other under this agreement.

1.3
A company or other entity shall be a "holding company" for the purposes of this agreement if it falls within either the meaning attributed to that term in ss736 and 736A CA85 or the meaning attributed to the term "parent undertaking" in s258 CA85, and a company or other entity shall be a "subsidiary" for the purposes of this agreement if it falls within either the meaning attributed to that term in ss736 and 736A CA85 or the meaning attributed to the term "subsidiary undertaking" in s258 CA85, and the terms "subsidiaries" and "holding companies" are to be construed accordingly.

1.4
Any reference to a document in the "agreed form" is to the form of the relevant document in the terms agreed between WWLLP and the Purchaser prior to the execution of this agreement and signed or initialled for identification purposes only by or on behalf of WWLLP and the Purchaser (in each case with such amendments as may be agreed by or on behalf of WWLLP and the Purchaser).

1.5
References to this agreement include the recitals and schedules which form part of this agreement for all purposes. References in this agreement to the parties, the recitals, schedules and clauses are references respectively to the parties and their legal personal representatives, successors and permitted assigns, the recitals and schedules to and clauses of this agreement.

1.6
Save where specifically required or indicated otherwise:

(a)
words importing one gender shall be treated as importing any gender, words importing individuals shall be treated as importing corporations and vice versa and words importing the singular shall be treated as importing the plural and vice versa;

(b)
references to a person shall include any individual, firm, body corporate, unincorporated association, government, state or agency of state, association, joint venture or partnership, in each case whether or not having a separate legal personality. References to a company shall be construed so as to include any company, corporation or other body corporate wherever and however incorporated or established;

(c)
references to the word "include" or "including" (or any similar term) are not to be construed as implying any limitation and general words introduced by the word "other" (or any similar term) shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things;

(d)
references to any English statutory provision or legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or other legal concept, state of affairs or thing shall in respect of any jurisdiction other than England be deemed to include that which most nearly approximates in that jurisdiction to the English statutory provision or legal term or other legal concept, state of affairs or thing;

(e)
any reference to "writing" or "written" includes any method of reproducing words or text in a legible and non-transitory form but, for the avoidance of doubt, shall not include e-mail;

(f)
references to "indemnify" and to "indemnifying" any person against any Losses by reference to any matter, event or circumstance includes indemnifying and keeping that person indemnified against all Losses from time to time made, suffered or incurred as a direct consequence of that matter, event or circumstance;

(g)
references to "sterling" or "£" or "pounds" are to the lawful currency of the United Kingdom as at the date of this agreement. References to "Euro" or "€" are to the single currency of the European Union constituted by the Treaty on European Union. References to "dollar" or "US$" are to the lawful currency of the United States as at the date of this agreement; and

(h)
references to times of the day are to that time in London and references to a day are to a period of 24 hours running from midnight to midnight.

1.7
Clause and paragraph headings and the table of contents are inserted for ease of reference only and shall not affect construction.

1.8
Section 839 Taxes Act is to apply to determine whether one person is connected with another for the purposes of this agreement.

1.9
If any of the Warranties are expressed to be given "so far as the Seller is aware" or "to the best of the knowledge information and belief of the Seller", or words to that effect, the Seller shall be deemed to have knowledge of:

(a)
the facts, matters and circumstances actually known by those persons listed in schedule 4 (on the basis that, where an area of responsibility is indicated in schedule 4, the knowledge of such persons shall be deemed limited to the area of business set out next to the name of the person concerned);

(b)
in the case of the Business Services function heads or those having specific function responsibility (all such individuals having been identified by an appropriate annotation in schedule 4), the facts, matters and circumstances of which such person would have had knowledge had he or she made enquiries at a senior staff level within their respective functions and, where appropriate, additional enquiry of the managing consultants at the Seller's overseas branch office or at the offices of the overseas Subsidiaries; and

(c)
in respect of all other individuals named in schedule 4, the facts, matters and circumstances of which such person would have had knowledge had he made such further enquiry as he reasonably believed necessary, if any, in the light of the results of the enquiries referred to in paragraph (b) above.

2.     SALE AND PURCHASE OF BUSINESS AND SHARES

2.1
Subject to clauses 2.7 and 2.8, WWLLP shall sell and/or procure to be sold and the Purchaser (relying on the Warranties and the other obligations of the Seller under this agreement) shall purchase and assume with effect from the Completion Date the Majority Interest in the following assets free from all Encumbrances, other than Permitted Encumbrances and subject to the Declaration of Trust:

(a)
(subject to clause 12) the benefit of the Business Contracts;

(b)
(subject to clause 12) the benefit of the Specified Contracts;

(c)
the Business Information;

(d)
the Business Intellectual Property;

(e)
the Business Records;

(f)
the Cash, including the Advance Receipts;

(g)
the Debts;

(h)
the Goodwill;

(i)
the Plant and Equipment;

(j)
the benefit of the Prepayments;

(k)
the Business Properties;

(l)
the Sales Documentation;

(m)
the Shares;

(n)
the Third Party Claims; and

(o)
all other rights and assets used in the Business and owned by the Seller, the Partners or WWP as at the Completion Date but not including the Excluded Assets.

2.2
The Seller covenants with the Transferees that it has now full power and the right to sell and transfer the legal and beneficial title in the Assets (except the Business Properties) and shall at Completion have full power and the right to sell and transfer the Majority Interest on the terms set out in this agreement.

2.3
The Seller covenants with the Purchaser and WCHL that the details of the legal and beneficial ownership of the issued share capital of the Subsidiaries set out in parts 2 and 3 of schedule 2 are now and will at Completion be true, complete and accurate.

2.4
The Shares shall be sold free from all Encumbrances, other than the Trust Interest, and together with all rights now or hereafter attaching to them, including all rights to any dividend or other distribution declared, made or paid after the Completion Date.

2.5
On the Trust Declaration Date, the Seller, the Purchaser, WCHL and the Seller's Solicitors shall enter into the Completion Deliverables Escrow Letter and shall, pursuant to the terms thereof, place into escrow with the Sellers' Solicitors each of the Completion Deliverables, which the Seller and the Purchaser shall procure are signed by the parties thereto who are members of the Seller's Group and the Purchaser's Group respectively but left undated.

2.6
There shall be excluded from the sale and purchase under this agreement (and accordingly nothing in this agreement shall operate to transfer from WWLLP) the Excluded Liabilities and:

(a)
the Excluded Contracts;

(b)
the Client Contracts;

(c)
the Excluded Business Records;

(d)
the Excluded Information;

(e)
the Excluded Cash; and

(f)
the Excluded Debt.

2.7
The Business Properties shall be transferred or assigned (as the case may be) on the additional terms and conditions set out in part 3 of schedule 12 and the additional terms and conditions set out in part 4 of schedule 12 shall apply to the relevant Sale Companies' Properties. Any Plant and Equipment at the Business Properties shall be transferred subject to the rights of the relevant landlord or superior landlord arising under the law relating to landlord's fixtures and fittings and under the relevant Lease.

2.8
The Purchaser shall not be obliged to complete the purchase of the Majority Interest in any of the Assets unless the sale of the Majority Interest in all of the Assets (other than the Business Properties) is completed simultaneously in accordance with this agreement.

3.     CONSIDERATION

3.1
The total consideration for the Majority Interest to be paid to the Seller shall be (a) the Cash Consideration, (b) the Consideration Stock, (c) such amount of the Contingent Stock, if any, as may be payable pursuant to clause 4, and (d) the assumption by the Purchaser of the Assumed Liabilities.

3.2
The provisions of schedule 16 shall apply in respect of the allocation of the consideration for the Majority Interest between the Assets comprised in the Majority Interest and such allocation shall be adopted by the parties for all Tax purposes in the United Kingdom.

3.3
The consideration for the Majority Interest shall be satisfied:

(a)
in the case of the Cash Consideration, in cash at Completion;

  (b)
  in the case of the Consideration Stock, by the transfer of the Consideration Stock in accordance with schedule 17; and

  (c)
  in the case of the Contingent Stock, if any, in accordance with clause 4.

3.4
The Purchaser and WWCH covenant that:

(a)
the Consideration Stock shall at Completion and, where relevant, on the date on which it is transferred to the Seller in accordance with schedule 17, and the Contingent Stock shall, on the date any of it is transferred to the Seller, be duly authorised, validly issued, fully paid and non-assessable and free from Encumbrances or other third party rights restricting the transfer of the Consideration Stock or the Contingent Stock, except as contemplated by the Transaction Documents; and

(b)
no person shall have any pre-emptive rights of subscription or purchase in respect of the Consideration Stock or Contingent Stock.

3.5
If WWCH effects any stock split or reverse stock split or otherwise consolidates, sub-divides or re-organises the WWCH Shares or makes any issue by way of capitalisation to holders of WWCH Shares during or by reference to any period between the date of this agreement and the date of transfer to the Seller of the Consideration Stock and / or the Contingent Stock (as the case may be), the number of WWCH Shares comprised in the Consideration Stock or the Contingent Stock (as the case may be) will be proportionately adjusted upwards or downwards by such an amount (if any) as reflects the adjustment that would have been made to the Consideration Stock and/or Contingent Stock (as the case may be) if it had been owned by WWLLP at the time of the relevant stock split, reverse stock split, consolidation, sub-division, re-organisation or issue by way of capitalisation and WWLLP had been treated on a consistent basis with the other stockholders in WWCH.

4.     CONTINGENT STOCK

4.1
For purposes of this clause 4,

Y	=	R - C R	x	100

  where:

  Y is rounded up to the next 0.1

  R = the 2007 Net Revenue, and

  C = 2007 Aggregate Staff Costs.

4.2
The figures R and C in the equation set out in clause 4.1 shall be determined in accordance with the provisions of schedule 7 and until such time as a final determination or determinations shall have been made in accordance with schedule 7, the amounts payable, if any, under this clause 4 shall not be finalised.

4.3
The Seller shall be entitled to receive an amount of Contingent Stock (the "Seller's Entitlement") calculated as follows:

(a)
If Y is greater than or equal to 47.0, all of the Contingent Stock shall be payable to WWLLP;

  (b)
  If Y is less than 47.0 but equals or exceeds 45.7, the following percentage of the Contingent Stock, rounded down to the nearest whole share, shall be payable to WWLLP:

(Y - 45.7) 1.3	x	100
  (c)
  For the avoidance of doubt, if Y is less than 45.7, none of the Contingent Stock shall be payable to WWLLP.

4.4
On the Final Determination Date, the Seller shall be entitled to receive the Seller's Entitlement less any UAC Stock and the Purchaser shall, within 10 Business Days of the Final Determination Date, transfer the Seller's Entitlement less any UAC Stock to such brokerage account as the Seller shall have specified in writing.

4.5
Any transfer of Contingent Stock pursuant to the terms of this clause 4, whether to WWLLP or otherwise, shall be subject always to the provisions regarding set-off against the Contingent Stock contained in paragraph 4 of schedule 11 and in the Deed of Contribution.

5.     CONDITIONS

5.1
Completion is conditional on those matters listed in schedule 1.

5.2
The Purchaser may in its absolute discretion waive either in whole or in part at any time by notice in writing to the Seller's Solicitors the Conditions contained in paragraphs 5, 6, 7, 8, 9, 10, 11, 12, 13, 15, 16 and 18 of schedule 1.

5.3
Each of the parties agrees in connection with each of the Conditions listed in paragraphs 3 to 13 of schedule 1 that it will:

(a)
not make any application or submission to the Commission or to any anti-trust or financial services authority in relation to the subject matter of this agreement without first providing the other parties with a copy of the application, submission or any written information which the party proposes to disclose to such authority;

(b)
give the other parties an opportunity to discuss the application, submission or information before it is released; and

(c)
consider all reasonable comments on it by the other parties and give the other parties the opportunity to discuss it.

5.4
In the event that any of the Conditions shall not have been fulfilled (or waived pursuant to clause 5.2) prior to 30 September, 2005 then all rights and obligations under this agreement shall cease to be of any effect save for clauses 17, 19, 20, 21, 22, 23, 24, 25, 29, 32 (which shall remain in force) and save in respect of claims arising out of any antecedent breach of this agreement.

6.     PRE-COMPLETION OBLIGATIONS

6.1
As from the date of this agreement until Completion, the Seller undertakes to the Purchaser, WCHL and WWCH that, within the confines of any applicable competition law, it shall procure the performance and observance of those matters listed in part 1 of schedule 5.

6.2
As from the date of this agreement until Completion, WWCH and the Purchaser undertake to the Seller that, within the confines of any applicable competition law, they shall procure the performance and observance of those matters listed in part 2 of schedule 5.

6.3
Each party shall use all reasonable endeavours to furnish to each other party all information required for any application or other filing to be made pursuant to any applicable law in connection the transactions contemplated by this agreement.

7.     COMPLETION

7.1
Subject to satisfaction of the Condition listed in paragraph 14 of schedule 1, Completion shall take place on:

(a)
the last Business Day of the month (the "Designated Month") in which the last of the Conditions (except the Conditions listed in paragraphs 14 and 17 of schedule 1) has been satisfied or waived pursuant to clause 5 provided there are at least three Business Days between the day on which fulfilment or waiver of the last of the Conditions (except the Conditions listed in paragraphs 14 and 17 of schedule 1) to be fulfilled or waived occurs and such last Business Day; or

(b)
if there are less than three Business Days between such dates, the last Business Day of the next calendar month after the Designated Month, (or such date as may be agreed in writing between the Purchaser and WWLLP).

7.2
Completion shall take place at the offices of the Purchaser's Solicitors when all (but not some only) of the events detailed in this clause 7 shall occur.

7.3
To the extent the relevant Conditions have been satisfied, the Seller shall at Completion:

(a)
if not already provided to the reasonable satisfaction of the Purchaser, produce evidence to the reasonable satisfaction of the Purchaser of fulfilment of the Conditions listed in paragraphs 1, 15, 16 and 18 of schedule 1); and

(b)
do or deliver (or cause to be done or delivered) to the Purchaser the matters or items listed in part 1 of schedule 6.

7.4
To the extent the relevant Conditions have been satisfied, the Purchaser shall at Completion:

(a)
if not already provided to the reasonable satisfaction of WWLLP, produce evidence to the reasonable satisfaction of WWLLP of fulfilment of the Conditions listed in paragraphs 2, 3, 4, 5, 6, 7 and 8 of schedule 1); and

(b)
(subject to the Seller complying with its obligations under clause 7.3) do or deliver (or cause to be done or delivered) to the Seller the matters or items listed in part 2 of schedule 6.

7.5
The Seller hereby confirms that the Seller's Solicitors are irrevocably authorised by the Seller to receive payment of the Cash Consideration on behalf of the Seller and the receipt thereof by the Seller's Solicitors shall be an absolute discharge for the Purchaser who shall not be concerned to see to the application thereof or be answerable for the loss or misapplication of such sum.

7.6
Without prejudice to any other remedies available to any party, if Completion does not take place on the date referred to in clause 7.1 as a result of one of the parties failing to comply fully with its obligations under this clause 7, the Seller (in the event that such failure is by the Purchaser, WCHL or WWCH) or the Purchaser (in the event that such failure is by the Seller), as the case may be, may in its absolute discretion (in addition and without prejudice to any other right or remedy available to it) by written notice to the other parties:

(a)
defer Completion by a period of not more than 28 days to such other date as it may specify in such notice (and so that the provisions of this clause 7.6 and clause 7.7 shall apply to Completion as so deferred in which case that later date shall be the Completion Date);

(b)
waive all or any of the requirements which have not been complied with at its discretion (and without prejudice to its rights under this agreement) and proceed to Completion so far as practicable; or

  (c)
  if Completion does not take place as a result of a material breach of a party's obligations under this clause 7, terminate this agreement without liability on its part (it being acknowledged that a failure to pay some or all of the Cash Consideration and the Consideration Stock payable at Completion would for these purposes be a material breach by the Purchaser).

7.7
Subject to any provisions in schedule 12 which provide otherwise, risk in and ownership of the Majority Interest shall pass to the Purchaser on Completion.

8.     DISTRIBUTION ACCOUNTS

8.1
The Distribution Accounts shall consist of a set of Partnership Accounts of the Business as at the Completion Date, comprising a balance sheet of the Business as at the Completion Date, together with (a) a statement of the Excluded Cash, (b) a statement of the Drawings Accrual (including the amount to be paid by the Purchaser to WWLLP on each Drawings Payment Date pursuant to clause 8.14), (c) a statement of the profits entitlement of WTL for the period ending on the Trust Declaration Date (the "WTL Profits Entitlement"), (d) a statement of the Bonus Accrual, Uplift Bonus Accrual, Stub Period Bonus Accrual and FY06 Bonus Accrual and (e) a schedule of the Partners' Tax Reserves, together, in each case, with an explanation of how such sums have been determined.

8.2
The Purchaser will prepare and deliver to the Seller draft Distribution Accounts and the Stub Period P&L (as defined below) as soon as practicable following the Completion Date and in any event within 45 Business Days after such date.

8.3
The Distribution Accounts shall be prepared based on the 2005 Accounts, as impacted by the profit and loss account for WWLLP for the period from 1 May, 2005 to the Completion Date (the "Stub Period P&L").

8.4
Without prejudice to the rights of WTL contained in clause 4 of the deed of accession listed in paragraph (b) of the definition of "Original Alliance Agreements", LLP and WWC shall between them operate the same consultation and review processes regarding the preparation and finalisation of the 2005 Accounts as has been their custom and practice for the preparation and finalisation of the Accounts for the Financial Years ended 30 April 2003 and 30 April 2004.

8.5
The Stub Period P&L and the Distribution Accounts will be prepared and the matters to be included therein, as specified in clause 8.1, valued and determined in accordance with the policies that are referred to and in the order shown in this clause 8.5:

(a)
in accordance with the same accounting principles, practices, evaluation rules, procedures, methods and bases as those adopted by WWLLP in the preparation of Partnership Accounts for the Financial Year ended 30 April, 2004; and

(b)
to the extent not inconsistent with clause 8.5(a), in accordance with Relevant Accounting Standards which are extant at the Completion Date.

8.6
For the avoidance of doubt, the parties acknowledge and agree that, to the extent not already paid, all bonuses payable in respect of Financial Year ended 30 April, 2005, the period from 1 May, 2005 to 30 June, 2005 and the period from 1 July, 2005 to the Completion Date will be accrued in the Distribution Accounts. The FY06 Bonus Accrual shall be accrued on the same basis as accruals made by WWLLP for bonuses in respect of the Financial Year ended 30 April, 2004.

8.7
The Seller will have a period of 30 Business Days from the date of delivery in which to review and agree or dispute the draft Stub Period P&L and Distribution Accounts delivered pursuant to clause 8.2 (the "DA Agreement Period").

8.8
The draft Stub Period P&L and Distribution Accounts as delivered pursuant to clause 8.2 will be deemed to constitute the final and binding Stub Period P&L and Distribution Accounts unless the Seller serves a notice on the Purchaser within the relevant DA Agreement Period disputing any aspect of the draft Stub Period P&L or Distribution Accounts.

8.9
In the event that the Seller or the Purchaser serves a notice disputing the draft Stub Period P&L or the Distribution Accounts (as the case may be) delivered pursuant to clause 8.2 within a relevant DA Agreement Period then, unless the Purchaser and the Seller have resolved the disputed matter within a further 10 Business Days after the date of such notice, either the Purchaser or the Seller may refer the matter for determination in accordance with clause 16 of this agreement. In such circumstances, the independent firm of accountants appointed pursuant to clause 16 shall not (save in the case of manifest error) have any jurisdiction to make any determination that would change the allocation made by WWLLP of the Bonus Payments, the Stub Period Bonus Payments and the Uplift Bonus Payments to individuals.

8.10
Each of the Purchaser and the Seller will promptly provide the other and its advisers with all information (in its possession or control), including access at all reasonable times to all books and records, and all co-operation and assistance as may be reasonably required to enable the other to determine the amounts required to be set out in the Stub Period P&L or the Distribution Accounts (as the case may be).

8.11
If the Excluded Cash as finally determined in accordance with this clause 8 is greater than the Provisional Excluded Cash, the Purchaser shall pay to the Seller an amount equal to the difference, and if the Excluded Cash is less than the Provisional Excluded Cash, the Seller shall pay to the Purchaser an amount equal to the difference. The amount of the difference to be paid pursuant to this clause 8.11 shall be referred to in this agreement as the "Cash Adjustment".

8.12
If the aggregate of the cash of the LLP Business, as shown in the balance sheet contained in the Distribution Accounts (i) less the sums paid to the Purchaser pursuant to paragraph 1.1(c) of part 1 schedule 6 (if any) and (ii) after taking into account the Cash Adjustment (if any), is less than the Excluded Cash, as finally determined in accordance with this clause 8, the Purchaser shall pay to the Seller an amount equal to the difference. The amount of the difference to be paid pursuant to this clause 8.12 shall be referred to in this agreement as the "Excluded Cash Shortfall Adjustment".

8.13
The Cash Adjustment and the Excluded Cash Shortfall Adjustment (if any) shall be paid in full without any deduction, set-off or counterclaim:

(a)
within five Business Days after the date on which the Distribution Accounts have been finally determined in accordance with this clause 8;

(b)
by electronic transfer for same day value to such bank account of the receiving party as is notified to the paying party in writing prior to the due date for payment. If the Seller is the receiving party and the account so notified is an account of the Seller's Solicitors, payment of such sum by the Purchaser to such account shall be an absolute discharge of the Purchaser's obligation to pay such sum and the Purchaser shall not be concerned to see to the application thereof or be answerable for the loss or misapplication of such sum.

8.14
In addition to the Cash Adjustment and Excluded Cash Shortfall Adjustment, the Purchaser shall pay in cash to WWLLP, not less than 5 Business Days prior to each Drawings Payment Date falling after the Completion Date, the amount to be paid on such Drawings Payment Date set out in the Distribution Accounts. Such payments shall be made by electronic transfer for same day value to such bank account of the Seller as the Seller has notified to the Purchaser in writing prior to the relevant Drawings Payment Date.

8.15
Where payment has been made to the Seller in accordance with clause 8.14, the Seller shall be responsible for making payments of drawings to each of the Main Partners and Equity Partners.

8.16
The parties acknowledge and agree that the WTL Profits Entitlement extends only until the Trust Declaration Date. Payment of the WTL Profits Entitlement, as determined in accordance with this clause 8, shall be made by the Purchaser to WTL within five Business Days of such determination. Such payment shall correspondingly reduce the Drawings Accrual to be paid to WWLLP in accordance with clause 8.14.

8.17
The Bonus Payments will be paid on 25 July, 2005, whether or not Completion has occurred. If Completion has occurred before such payments are due to be made, the Purchaser shall pay the Bonus Payments to the relevant individual employees. If Completion has not occurred before such payments are due to be made, WWLLP shall pay the Bonus Payments to the relevant individual employees.

8.18
The Purchaser undertakes to pay the Stub Period Bonus Payments and the Uplift Bonus Payments, as finally determined in accordance with this clause 8, to the relevant individual employees on the later of (a) 23 September, 2005, and (b) the 25th day (or the immediately preceding Business Day if the same is not a Business Day) of the calendar month following Completion.

8.19
The Purchaser undertakes to make payments in cash in an aggregate amount equal to the Partners' Tax Reserves, as finally determined in accordance with this clause 8, to such bank account of the Seller as the Seller has notified to the Purchaser in writing. Each such payment shall be made by electronic transfer for same day value within 10 Business Days after receipt by the Purchaser of written notice from the Seller specifying the amount to be paid.

9.     POST-COMPLETION OBLIGATIONS

9.1
The Seller undertakes to WWCH and the Purchaser to procure the performance and observance of those matters listed in part 1 of schedule 8.

9.2
WWCH and the Purchaser undertake to the Seller to procure the performance and observance of those matters listed in part 2 of schedule 8.

10.   RESPONSIBILITY FOR LIABILITIES

10.1
Nothing in this agreement or any of the other Transaction Documents shall pass to the Purchaser or any other member of the Purchaser's Group, or be construed as an acceptance by the Purchaser or any other member of the Purchaser's Group of, any Excluded Liabilities. WWLLP shall be responsible for and shall indemnify the Purchaser and each other member of the Purchaser's Group from and against any Losses of the Purchaser or any other member of the Purchaser's Group relating to or arising from or in respect of the Excluded Liabilities. This indemnity shall apply to any Excluded Liabilities which the Purchaser or any other member of the Purchaser's Group shall assume as a result of entering into or being deemed to enter into a novation in respect of any Client Contract.

10.2
WWLLP shall be responsible for and shall indemnify the Purchaser and each other member of the Purchaser's Group from and against any Losses of the Purchaser or any other member of the Purchaser's Group relating to or arising from or in respect of the IFS PI Claims.

10.3
The Purchaser shall pay, satisfy, discharge and fulfil the Assumed Liabilities when due and the Purchaser shall be responsible for and shall indemnify WWLLP, WWP, the Partners and the Former Partners from and against any Losses (which, in the case of loss of profit suffered by WWLLP, WWP, the Partners or the Former Partners, shall be limited to profits lost after

  Completion) of WWLLP, WWP, the Partners or the Former Partners relating to or arising from or in respect of the Assumed Liabilities.

10.4
The Purchaser shall be responsible for and shall indemnify WWLLP, WWP, the Members and the Former Partners from and against any Losses of WWLLP, WWP, the Partners or the Former Partners relating to or arising from or in respect of the Client Contracts, other than any Losses relating to or arising from or in respect of the PI Claims.

11.   DEBTS

11.1
After Completion, WWLLP shall, within 5 Business Days after receipt account to the Purchaser in respect of any payment received by it in respect of the Debts (together with any interest received on the Debts) after the Completion Date and, pending that accounting, shall hold all sums so received in trust for the Purchaser. WWLLP shall be held not to be in breach of its obligations under this clause 11.1 to the extent that cash received into accounts of WWLLP is transferred to the Purchaser under any cash sweep mechanism put into effect by the parties after Completion, notwithstanding that such cash sweep mechanism may mean that payments received in respect of Debts are not transferred to the Purchaser within the period of 5 Business Days following receipt thereof referred to above.

11.2
WWLLP shall not after Completion engage in any correspondence or discussion concerning any Debt (save to the extent that such correspondence or discussion relates to the Excluded Liabilities) with any person from whom such debt shall be due and shall forward to the Purchaser within 5 Business Days after receipt all correspondence or other communications received by WWLLP from that person or any person acting on his behalf (other than to the extent that such correspondence or other communications relate to the Excluded Liabilities) and, save for actions taken in relation to the Excluded Liabilities, shall not after Completion do or omit to do or procure the doing of or the omission of anything whereby or in consequence of which the right to recover any Debt or any part of it may be lost, diminished or in any way prejudiced. Any such correspondence or other communication received by WWLLP at any of the Properties shall be deemed to have been forwarded to the Purchaser on the date of receipt, in fulfilment of WWLLP's foregoing obligation to forward the same.

11.3
WWLLP shall as soon as reasonably practicably after Completion (and using resources made available to it by the Purchaser) issue invoices to the Relevant Counterparties in respect of work performed, but not billed, under the Client Contracts prior to Completion. Payments received by WWLLP after Completion in respect of the Debts (together with any interest received thereon) in respect of which such invoices are issued shall, for the avoidance of doubt, be treated in accordance with clause 11.1.

12.   CLIENT CONTRACTS AND BUSINESS CONTRACTS

12.1
Insofar as the benefit of any of the Business Contracts cannot effectively be assigned by WWLLP to the Purchaser without obtaining any consent, approval, waiver or the like from a third party ("Consents"), this agreement shall not constitute an assignment or attempted assignment if such assignment or attempted assignment would constitute a breach of such Business Contract.

12.2
This agreement shall constitute an assignment to the Purchaser of the benefit of all those Business Contracts, which are capable of assignment without Consent in each case with effect from Completion.

12.3
To the extent that the the Condition set out in paragraph 15 of schedule 1 has been waived prior to Completion by the Purchaser in respect of any Specified Contract (hereafter, a "Waived Specified Contract"), this agreement shall constitute an assignment to the Purchaser of the benefit of such Waived Specified Contract, to the extent that the benefit of such contract is capable of assignment without obtaining any consent, approval, waiver or the like from a third party, with effect from Completion.

12.4
The following provisions shall apply to the Business Contracts and the Waived Specified Contracts whilst such contracts remain unperformed in any respect:

(a)
WWLLP shall from Completion hold the benefit of such contracts on trust for the Purchaser and its successors in title absolutely and the Purchaser shall from Completion (if sub-contracting or agency is permissible and lawful under the contract in question), as a sub-contractor or agent, perform all of the obligations of WWLLP under such contracts which remain to be performed after Completion (other than obligations relating to the Excluded Liabilities);

(b)
WWLLP shall give all such assistance to the Purchaser as the Purchaser may reasonably require to enable the Purchaser to enforce its rights under such contracts;

(c)
where sub-contracting or agency is not permissible and lawful under the contract in question, the Seller shall perform such contract and the Purchaser shall on behalf of the Seller, discharge any liabilities of the Seller (other than Excluded Liabilities) arising as a result of the performance of such contract and shall provide all reasonable facilities and assistance to the Seller free of charge for such performance, including provision of the services of employees and use of the Assets.

12.5
To the extent that any payment is made to WWLLP in respect of the Business Contracts or the Waived Specified Contracts after the Completion Date, WWLLP shall receive the same as trustee, shall record such payment separately in its books and shall account to the Purchaser for the same within 5 Business Days after receipt. WWLLP shall be held not to be in breach of its obligations under this clause 12.5 to the extent that cash received into accounts of WWLLP is transferred to the Purchaser under any cash sweep mechanism put into effect by the parties after Completion, notwithstanding that such cash sweep mechanism may mean that payments received in respect of the Business Contracts are not transferred to the Purchaser within the period of 5 Business Days following receipt thereof referred to above.

13.   EMPLOYEES

        The provisions of each part of schedule 13 shall have effect.

14.   PENSIONS

14.1
WWLLP, in its capacity as principal employer of the Pension Scheme, shall enter into such documents as are reasonably required to record the appointment of WWL as the principal employer of the Pension Scheme with effect from the Completion Date, and WWL shall enter into such documents as shall be necessary in order to effect such appointment.

14.2
Each party shall use all reasonable endeavours prior to Completion to obtain from the Pensions Regulator a clearance statement pursuant both to Section 42 (contribution notice) and to Section 46 (financial support directions) of the Pensions Act 2004 in relation to the transfer of the employment contracts of the employees of WWIL to WWLLP.

15.   WARRANTIES

15.1
WWLLP warrants to the Transferees that each of the Warranties is now true and accurate. WWLLP further warrants to the Transferees that the Warranties set out in paragraphs 1.1 to 1.9 inclusive, 5.1(d), 6.1(c), 6.2, 6.3, 6.6, 6.7, 7.1 to 7.5 inclusive, 8.1, 8.2, 10, 11.1, 11.2, 12.1, 12.2, 12.5, 12.7, 13.2 and 14.1 of schedule 9 will at Completion be true and accurate.

15.2
The Purchaser warrants to WWLLP that each of the Purchaser's Warranties is now and will at Completion be true and accurate.

15.3
WWLLP acknowledges that the Transferees have entered into this agreement on the basis of and in reliance upon the Warranties and have been induced by them to enter into this agreement and that WCHL has entered into the Distribution Agreement on the basis of and in reliance upon the Warranties and has been induced by them to enter into the Distribution Agreement.

15.4
Each of the Warranties and Purchaser's Warranties shall be separate and independent and, save as expressly provided to the contrary in this agreement or any of the Transaction Documents, shall not be limited by reference to or inference from any other Warranty or anything in the Transaction Documents.

15.5
WWLLP shall not be entitled to raise as a defence to a claim by any member of the Purchaser's Group under any of the Transaction Documents the fact that it had relied on information provided to it by any of the Transferring Employees or any of their agents (including advisers).

15.6
Save in the case of fraud, concealment or dishonesty by such persons, WWLLP hereby irrevocably waives any and all claims against any officers, employees (including without limitation the Transferring Employees) and workers of the Purchaser's Group in connection with the sale of the Assets and undertakes (if any claim is made against it in connection with the sale of the Assets to the Purchaser) not to make any claim against or seek any contribution from any such person (and undertakes that no other person claiming under or through it will make any such claim or seek any such contribution).

15.7
The liability of parties in respect of claims under this agreement shall be limited as set out in schedule 11.

15.8
In and for the purpose of the Warranties (other than the Warranties which are given at Completion, but only when such Warranties are given at Completion in accordance with clause 15.1), insofar as any Warranty refers to any of the definitions set out below, whether expressly or by such definition's incorporation into any other definition, references to "Completion" and "Completion Date" in such definition shall in construing the Warranties be deemed to refer to the "date of this agreement" rather than "Completion" or the "Completion Date" as the case may be:

(a)
Business Contracts;

(b)
Business Information;

(c)
Business Intellectual Property;

(d)
Client Contracts;

(e)
Equipment Contracts;

(f)
Intellectual Property Contracts;

(g)
Sale Companies' Intellectual Property;

(h)
Supplier Contracts; and

(i)
Transferring Employees.

16.   INDEPENDENT ACCOUNTANTS

        If any difference of opinion arises between the parties in relation to any provision of this agreement in respect of which a party is expressed to have the right to refer such matter for determination pursuant to this clause 16, subject to any time period referred to in the relevant provision during which the parties must seek to resolve the dispute before referring it to an independent firm having expired, any party may refer the matter to an independent firm of accountants for resolution as follows:

16.1
the independent firm shall be jointly agreed by the parties or, if no agreement is reached within 10 Business Days after any party notifies the others that it wishes to appoint a firm under this clause, shall be appointed at the request of any party by the President for the time being of the Institute of Chartered Accountants in England and Wales;

16.2
the independent firm shall be requested to resolve the matter in dispute applying the terms of this agreement;

16.3
subject to any rule of law or of any regulatory body or any provision of any contract or arrangement entered into prior to the date of this agreement to the contrary, each of the parties will, upon request, provide to the other parties and to the independent firm access to such premises, books, accounts, records, returns and other documents as are in its possession or control as may be required by the independent firm to make its determination;

16.4
the determination of the independent firm shall be final and binding on the parties in the absence of manifest error; and

16.5
the costs of the independent firm shall be apportioned as the independent firm determines and, in the absence of such determination, shall be shared by WWLLP and the Purchaser equally.

17.   ANNOUNCEMENTS

17.1
No disclosure or announcement relating to the existence or subject matter of this agreement shall be made or issued by or on behalf of any party without the prior written approval of the other parties (which approval may be subject to reasonable conditions but shall otherwise not be unreasonably withheld or delayed) provided that, subject to the provisions of clause 17.2 below, these restrictions shall not apply to any disclosure or announcement if required by any law, applicable securities exchange, supervisory, regulatory or governmental body.

17.2
The party making the communication shall consult with the other parties in advance as to the form, content and timing of any disclosure or announcement referred to in clause 17.1.

18.   VALUE ADDED TAX

18.1
The purchase price is exclusive of any VAT chargeable thereon.

18.2
References in this clause 18 to:

(a)
"Sections" and "Schedules" are to Sections of and Schedules to VATA; and

(b)
the "Order" are to the Value Added Tax (Special Provisions) Order 1995 (SI/1995/1268)

18.3
In relation to United Kingdom VAT only, the Purchaser warrants to the Seller that the Purchaser will on the Completion Date be a taxable person for VAT purposes, that each of the Purchaser, WCHL and WWL will on the Completion Date be members of the same VAT group (subject to the approval of HM Customs & Excise if not already obtained) and that the Purchaser intends to use the Assets after Completion in carrying on the same kind of business as that carried on by the Seller prior to Completion.

18.4
WWLLP and the Purchaser intend that the sale of the Assets constitutes the transfer of a business as a going concern for the purposes of United Kingdom VAT, and shall use all reasonable endeavours to procure that the provisions of Section 49 and article 5 of the Order apply to the sale and purchase of the Assets under this agreement such that the sale of the Assets falls to be treated as neither a supply of goods nor a supply of services for the purposes of United Kingdom VAT and that no United Kingdom VAT shall be chargeable in respect thereof.

18.5
If, notwithstanding clause 18.4, HM Customs and Excise determine in writing that United Kingdom VAT is chargeable in respect of the sale of any of the Assets, WWLLP shall within 5 Business Days provide to the Purchaser a copy of such written determination, together with a valid VAT invoice complete in all respects in relation to any VAT chargeable. The VAT so chargeable shall be paid by the Purchaser to WWLLP two Business Days prior to the date on which WWLLP is liable to account for the same to HM Customs & Excise.

18.6
The Purchaser warrants to the Seller that the Purchaser shall on or before Completion make a valid election under paragraph 2 of Schedule 10 in respect of the Opted Properties and give written notification of the election to and, if appropriate, obtain the prior written permission of HM Customs & Excise as required by paragraph 3 of Schedule 10.

18.7
The Purchaser hereby notifies the Seller that paragraph 5(2B) of the Order does not apply to the Purchaser or, where appropriate, to any member of the Purchaser's VAT group.

18.8
In relation to Irish VAT, the Purchaser and the Seller will jointly consider whether the sale and purchase of the Irish Branch Assets constitutes a transfer of a business as a going concern under Section 3(5)(b)(iii) and Section 5(8) of the Value Added Tax Act 1972, as amended, and accordingly that the sale of the Irish Branch Assets falls to be treated as neither a supply of goods nor a supply of services for VAT purposes. In the event that the transfer is not so treated in whole or in part, either because the Purchaser and the Seller consider that it does not meet the conditions for being so treated or the Irish Tax Authorities determine likewise, the Purchaser shall pay the applicable amount of VAT upon presentation by the Seller of a valid VAT invoice complete in all respects in relation to any VAT chargeable but no earlier than two Business Days prior to the date on which the Seller is liable to account for the same to the Irish Tax Authorities.

19.   COUNTERPARTS

        This agreement may be executed in any number of counterparts and by the parties to it on separate counterparts and each such counterpart shall constitute an original of this agreement but all of which together constitute one and the same instrument. This agreement shall not be effective until each party has executed at least one counterpart.

20.   VARIATION, WAIVER AND CONSENT

20.1
No variation or waiver of any provision or condition of this agreement shall be effective unless it is in writing and signed by or on behalf of each of the parties (or, in the case of a waiver, by or on behalf of the party waiving compliance).

20.2
Unless expressly agreed, no variation or waiver of any provision or condition of this agreement shall constitute a general variation or waiver of any provision or condition of this agreement, nor shall it affect any rights, obligations or liabilities under or pursuant to this agreement which have already accrued up to the date of variation or waiver, and the rights and obligations of the parties under or pursuant to this agreement shall remain in full force and effect, except and only to the extent that they are so varied or waived.

20.3
Any consent granted under this agreement shall be effective only if given in writing and signed by the consenting party and then only in the instance and for the purpose for which it was given.

21.   PARTIES' REMEDIES

21.1
No failure or delay by a party in exercising any right or remedy provided by law under or pursuant to this agreement shall impair such right or remedy or operate or be construed as a waiver or variation of it or preclude its exercise at any subsequent time. No single or partial exercise of any right or remedy by a party shall preclude any other or further exercise of such right or remedy or the exercise of any other right or remedy.

21.2
The rights and remedies of each party under or pursuant to this agreement are cumulative, may be exercised as often as the relevant party considers appropriate and are in addition to its rights and remedies under general law.

21.3
The rights and remedies of the parties under this agreement shall not be affected, and the liabilities of each party under this agreement shall not be released, discharged or impaired, by:

(a)
Completion;

(b)
the failure to terminate this agreement; or

(c)
any event or matter whatsoever which otherwise might have affected such rights and remedies other than a specific and duly authorised written waiver or release by the relevant party.

21.4
The parties acknowledge and agree that WWCH is a holding company and costs and expenses incurred in connection with the transactions contemplated by this agreement will be incurred by WWC rather than WWCH, and that accordingly the losses suffered by WWCH as a result of a breach of any obligation owed to it by the Seller shall be deemed to include any costs and expenses incurred by WWC in connection with the transactions contemplated by this agreement to the extent that such costs and expenses would be recoverable by WWC if it were a party to this agreement and were itself owed the relevant obligation by the Seller.

22.   ENTIRE AGREEMENT

        Each party acknowledges and agrees that:

  (a)
  the Transaction Documents together represent the whole and only agreement between the parties in relation to the subject matters of the Transaction Documents (including the sale and purchase of the Business and the Assets) and supersede any previous agreement (whether written or oral) between any of the parties in relation to the subject matter of any such document and all other terms, conditions, representations, warranties and other statements which would otherwise be implied (by law or otherwise) shall not form part of this agreement;

  (b)
  in entering into the Transaction Documents, it places no reliance on any representation, warranty or other statement of fact or opinion save, in the case of the Transferees, for the Warranties and, in the case of the Seller, the Purchaser's Warranties, and to the extent that any such reliance has been so placed, the relevant party unconditionally and irrevocably waives any claims, rights or remedies which it might otherwise have had in relation to such reliance;

  (c)
  the only remedy available to it in respect of the Transaction Documents shall be for breach of contract and no party shall have the right to terminate or rescind this agreement after Completion either for breach of contract or for negligent or innocent misrepresentation or otherwise,

        Provided that nothing in this agreement shall exclude any liability for, or remedy in respect of, fraudulent misrepresentation.

23.   NOTICES

23.1
Save as otherwise provided in this agreement, any notice, demand or other communication ("Notice") to be given by any party under, or in connection with, this agreement shall be in writing and signed by or on behalf of the party giving it. Any Notice shall be served by sending it by fax to the number set out in clause 23.2, or delivering it by hand to the address set out in clause 23.2 and in each case marked for the attention of the relevant party set out in clause 23.2 (or as otherwise notified from time to time in accordance with the provisions of this clause 23). Any Notice so served by fax or hand shall be deemed to have been duly given or made as follows:

(a)
if sent by fax, at the time of transmission; or

(b)
in the case of delivery by hand, when delivered;

        provided that in each case where delivery by fax or by hand occurs after 5pm on a Business Day or on a day which is not a Business Day, service shall be deemed to occur at 9am on the next following Business Day.

        References to time in this clause are to local time in the country of the addressee.

23.2
The addresses and fax numbers of the parties for the purpose of clause 23.1 are as follows:

(a)
WWLLP
Address: Watson House, London Road, Reigate, Surrey RH2 9PQ

    Fax: 01737 241496
    For the attention of: Senior Partner

    With a copy by fax to the Seller's Solicitors, fax number 020 7782 8760, marked for the attention of Head of Corporate

  (b)
  Purchaser
  Address: 100 New Bridge Street, London, EC4V 6JA

    Fax: 020 7919 1999

    For the attention of: Company Secretary

    With a copy by fax to: WWCH General Counsel, fax number +1 202 715 7039

  (c)
  WWCH
  Address: 1717 H Street, N.W., Suite 800, Washington D.C. 20006, USA

    Fax: +1 202 715 7039

    For the attention of: General Counsel

  (d)
  WCHL
  Address: 100 New Bridge Street, London EC4V 6JA

    Fax: 020 7919 1999

    For the attention of:Company Secretary

    With a copy by fax to: WWCH General Counsel, fax number +1 202 715 7039

23.3
A party may notify all other parties to this agreement of a change to its name, relevant addressee, address or fax number for the purposes of this clause 23, provided that such notice shall only be effective on:

(a)
the date specified in the notification as the date on which the change is to take place; or

  (b)
  if no date is specified or the date specified is less than five Business Days after the date on which notice is given, the date following five Business Days after notice of any change has been given.

23.4
In proving service it shall be sufficient to prove that the envelope containing such notice was properly addressed and delivered to the address shown thereon or that the facsimile transmission was made and a facsimile confirmation report was received, as the case may be.

24.   COSTS

24.1
Save as provided in schedule 12 and in clause 24.2, each of the parties shall be responsible for its own legal, accountancy and other costs, charges and expenses incurred in connection with the negotiation, preparation and implementation of this agreement and any other agreement incidental to or referred to in this agreement.

24.2
The Purchaser agrees to be responsible for the fees and disbursements incurred by WWLLP with Deloitte & Touche in connection with the preparation of the Registration Statement such fees and disbursements not to exceed £400,000 without prior consent.

25.   RIGHTS OF THIRD PARTIES

25.1
Subject to the remaining provisions of this clause 25:

(a)
if the Purchaser is no longer in existence or has entered into liquidation, any other member of the Purchaser's Group may enforce the terms and accordingly shall have the benefit of clauses 10.1 and 10.2;

(b)
any of the officers and employees of the Purchaser or any other member of the Purchaser's Group may enforce the terms and accordingly shall have the benefit of clause 15.6;

(c)
if WWLLP is no longer in existence or has entered into liquidation, the Former Partners and Main Partners may enforce the terms and accordingly shall have the benefit of clauses 10.3 and 10.4;

        in each case subject to and in accordance with the provisions of the Contracts (Rights of Third Parties) Act 1999.

25.2
For the avoidance of doubt, it is intended that the third parties referred to in clause 25.1 shall be entitled to seek to recover their own Losses pursuant to the clauses referred to in clause 25.1 but without prejudice to such right as each party to this agreement may have to recover in its own right any Losses it may suffer or incur pursuant to the clauses referred to in clause 25.1.

25.3
The parties may by agreement terminate, rescind or vary the terms of this agreement (including this clause 25) at any time and in any way without the prior consent of or notice to any of the third parties referred to in clause 25.1.

25.4
Except as provided in this clause 25, the parties do not intend that any term of this agreement shall be enforceable by virtue of the Contracts (Rights of Third Parties) Act 1999 by any person who is not a party to this agreement.

26.   DEFAULT INTEREST

26.1
If any party which is required to pay any sum under this agreement (including in the case of the Purchaser by way of transfer of the Consideration Stock or the Contingent Stock) fails to pay any sum payable by it under this agreement on the due date for payment (the "Defaulting Party"), it shall pay interest on such sum for the period from and including the due date up to the date of actual payment (after as well as before judgement) in accordance with this clause. For these purposes, the Consideration Stock shall be valued on the basis that one WWCH Share has a value of US$26.62 and the Contingent Stock shall be valued on the basis that one WWCH Share has the value in US$ equivalent to its average value for the 20 NYSE trading days prior to the Final Determination Date.

26.2
The Defaulting Party shall pay interest at the annual rate which is the aggregate of 2% per annum and the base rate from time to time of HSBC Bank plc.

26.3
Interest under this clause 26 shall accrue from day-to-day on the basis of the actual number of days elapsed and a 365-day year and shall be paid by the Defaulting Party on demand. Unpaid interest shall be compounded quarterly.

27.   TIME OF THE ESSENCE

        Time shall not be of the essence of this agreement, either as regards times, dates and periods specified in the agreement or as regards any times, dates or periods that may by agreement between the parties be substituted for any of them unless:

  (a)
  time is expressly stated to be of the essence in relation to that obligation; or

  (b)
  one party fails to perform an obligation by the time specified in this agreement and the other party serves a notice on the defaulting party requiring it to perform the obligation by a specified time and stating that time is of the essence in relation to that obligation.

28.   CONTINUING EFFECT

        Each provision of this agreement shall continue in full force and effect after Completion, except to the extent that a provision has been fully performed on or before Completion.

29.   SEVERABILITY

        If any provision of this agreement is held by a court of competent jurisdiction to be illegal, invalid or unenforceable in any respect under the law of any jurisdiction, then such provision shall (so far as it is invalid or unenforceable) be given no effect and shall be deemed not to be included in this agreement but without invalidating any of the remaining provisions of this agreement. Any provision of this agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable. The parties shall then use all reasonable endeavours to replace the invalid or unenforceable provision(s) by a valid and enforceable substitute provision the effect of which is as close as possible to the intended effect of the invalid or unenforceable provision.

30.   ASSIGNMENT

        Save as provided in the BTA Deed of Novation, no party shall be entitled to assign the benefit or burden of any provision of this agreement without the prior written consent of each other party.

31.   CURRENCY CONVERSION AND EURO/SUBSTITUTED LAWFUL CURRENCY

31.1
For the purpose of converting amounts specified in one currency into another currency where required, the rate of exchange to be used shall be the closing mid-point rate for exchanges between those currencies quoted in the Financial Times (London edition) on the nearest Business Day for which that rate is so quoted on or prior to the date of the conversion.

31.2
If the United Kingdom becomes a participating member state for the purposes of European Monetary Union and the Euro accordingly becomes the lawful currency of the United Kingdom, then:

(a)
that shall not affect the validity of the Transaction Documents or the rights and obligations of the parties under them, nor shall it give any party the right to alter or terminate any Transaction Document unilaterally; and

(b)
with effect from the date on which it occurs, any amount referred to in any Transaction Document in sterling shall be redenominated in Euros at the rate and in the manner determined by the relevant legislation.

32.   GOVERNING LAW AND SUBMISSION TO JURISDICTION

32.1
The construction, validity and performance of this agreement shall be governed by the laws of England and Wales.

32.2
The parties to this agreement irrevocably agree that the courts of England and Wales shall have exclusive jurisdiction over any claim or matter arising under or in connection with this agreement and that accordingly any proceedings in respect of any such claim or matter may be brought in such court.

32.3
WWCH hereby appoints the Purchaser as its agent to receive and acknowledge on its behalf service of any Service Document in England and Wales and undertakes not to revoke the authority of such agent. If for any reason the Purchaser no longer serves as agent of WWCH for this purpose, WWCH shall promptly appoint a successor agent and notify the Seller thereof. Until the Seller receives such notification, it shall be entitled to treat the Purchaser as the agent of WWCH for the purposes of this clause. WWCH agrees that any such Service Document shall be sufficiently and effectively served on it if delivered to such agent for service at its address for the time being in England or Wales whether or not such agent gives notice thereof to such Seller.

33.   GUARANTEE

33.1
WWCH irrevocably and unconditionally

(a)
undertakes with the Seller that whenever the Purchaser does not pay any amount when due under or in connection with (i) clause 4, (ii) clause 8, (iii) clause 3.3 and the provisions of paragraph 1 (a) and (b) of part 2 of schedule 6, or (iv) clause 9.2 and the provisions of paragraph 1.2 of part 2 of schedule 8, WWCH shall immediately on demand, procure that such amount is paid, so that the same benefits are conferred on the Seller as it would have received if such obligation had been performed and satisfied by the Purchaser on the due date for payment; and

(b)
undertakes with the Seller to procure that the Seller is indemnified immediately on demand against any Losses incurred by the Seller in consequence of the Purchaser's failure to pay any amount when due under or in connection with (i) clause 4, (ii) clause 8, (iii) clause 3.3, or (iv) clause 9.2 and the provisions of paragraph 1.2 of part 2 of schedule 8, and the provisions of paragraph 1(a) and (b) of part 2 of schedule 6 or if any such obligation guaranteed by WWCH is or becomes unenforceable, invalid or illegal, provided that the maximum amount of the Losses which the Seller shall be entitled to claim under this clause 33.1(b) shall be equal to the aggregate amount which the Seller would otherwise have been entitled to recover from the Purchaser and any costs and expenses incurred by the Seller in connection with the Seller's enforcement of its rights against WWCH under this clause 33.1(b).

33.2
This guarantee is a continuing guarantee and will extend to the ultimate balance of the sums payable by the Purchaser under (i) clause 4, (ii) clause 8, (iii) clause 3.3 and the provisions of paragraphs 1 (a) and (b) of part 2 of schedule 6, or (iv) clause 9.2 and the provisions of paragraph 1.2 of part 2 of schedule 8, regardless of any intermediate payment or discharge in whole or in part.

33.3
The obligations of WWCH under this clause 33 will not be affected by:

(a)
any time granted to, or composition with, the Purchaser or any other person;

(b)
the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, the Purchaser or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(c)
any incapacity or lack of power, authority or legal personality of, or dissolution or change to, the Purchaser or any other person or to the members or status of the Purchaser or any other person;

(d)
any unenforceability, illegality or invalidity of any obligation of any person under this agreement or any other document or security; or

(e)
any insolvency or similar proceedings.

33.4
The obligations of WWCH under this clause 33 will remain binding upon it notwithstanding any change in the constitution of any of the Seller, WWCH or the Purchaser or their absorption in, amalgamation with or merger into, or the acquisition of all or part of its or their undertaking by any other person.

33.5
WWCH waives any right it may have of first requiring the Seller to proceed against or enforce any other rights or security or claim payment from any person before claiming from WWCH under this clause 33. This waiver applies irrespective of any law or any provision of this agreement to the contrary.

33.6
Until all amounts which may be or become payable by the Purchaser under or in connection with this agreement have been irrevocably paid in full, WWCH will not exercise any rights which it may have by reason of performance by it of its obligations under this clause 33:

(a)
to be indemnified by the Purchaser;

(b)
to claim any contribution from any other guarantor of the Purchaser's obligations under this agreement; and/or

(c)
to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Seller under this agreement or of any other guarantee or security taken pursuant to, or in connection with, this agreement by, the Seller.

33.7
For the avoidance of doubt, WWCH's guarantee obligations under this clause 33 shall not apply to the extent that the Purchaser does not pay any amount when due as a result of the exercise of any rights of set-off that the Purchaser may have, including those set out in paragraph 4 of schedule 11.

34.   LLP REPRESENTATIVE COMMITTEE

34.1
WWLLP shall within 25 Business Days after the date of this agreement appoint a committee consisting of three Main Partners (The "LLP Representative Committee") and shall notify the Purchaser of the identity of the members thereof.

34.2
The LLP Representative Committee shall from Completion:

(a)
be WWLLP's representative in respect of any provisions of this agreement where WWLLP is required or entitled to give or receive any written notice, consent, application or election;

(b)
act on WWLLP's behalf in relation to all matters which this agreement expressly provides to be agreed or done by WWLLP.

34.3
The following provisions shall apply in relation to any appointment under this clause 34:

(a)
subject to the other provisions of this clause 34.3, WWLLP warrants that the LLP Representative Committee shall from Completion have the authority to bind WWLLP in all matters arising from or in relation to any of the provisions of this agreement referred to in clause 34.2;

(b)
WWCH, the Purchaser and WCHL shall be entitled to rely on all and any communications provided after Completion by any two members of the LLP Representative Committee within the scope of its authority (as described within this clause 34) as binding on WWLLP;

(c)
any communication provided after Completion in respect of any matter within the authority of the LLP Representative Committee described in this clause 34 shall be deemed (unless the context otherwise requires) to be provided to the LLP Representative Committee as nominee for WWLLP. In any event (notwithstanding anything to the contrary in this agreement), any notice served on the LLP Representative Committee after Completion will be deemed to have been validly served at the same time on WWLLP;

(d)
WWLLP shall be entitled to replace members of the LLP Representative Committee from time to time provided that no such replacement will take effect unless:

(i)
notice of the proposed replacement member of the LLP Representative Committee, setting out the replacement committee member's full name, address within the United Kingdom, telephone and facsimile number is given to the Purchaser; and

(ii)
WWLLP has first consulted in good faith with the Purchaser in respect of the proposed replacement.

35.   TAX INDEMNITY

35.1
If (a) the aggregate amount of Tax for which the Main Partners are liable in consequence of any disposal made or deemed for Tax purposes to have been made by the Main Partners of the Business and Assets, or any part thereof or interest therein, pursuant to (i) the Distribution Agreement and (ii) this agreement, exceeds (b) the aggregate amount of Tax for which the Main Partners would have been liable in consequence of the disposal which would have been made or have been deemed to have been made by the Main Partners of the Business and Assets, or any part thereof or interest therein, on the assumptions that (i) the Distribution Agreement and the Declaration of Trust had not been entered into or completed (ii) the Seller had sold to the Purchaser the entire legal and beneficial interest in the whole of the Business and all of the Assets and (iii) the proportion of the consideration for the notional sale referred to in (b)(ii) above to which the Main Partners were entitled or treated as entitled in their capacity as members of the Seller was in aggregate equal in amount or value to the amount or value of the total consideration for the Majority Interest payable by the Purchaser under this agreement, the Purchaser shall pay to the Seller an amount equal to that excess.

35.2
The due date for the making of any payment under clause 35.1 above shall be the date which is the later of (i) the date twenty Business Days after demand is made therefor by the Seller and, (ii) five Business Days before the date on which such excess Tax in question is due to be paid by the Main Partners to the relevant Tax Authority in order to prevent a liability to interest or a fine or penalty from arising.

35.3
If the Seller becomes aware of any assessment, notice, demand or other document issued or action taken by or on behalf of person ("Tax Claim") from which it appears that the Purchaser has or may have a liability to the Seller under clause 35.1 above, it shall give written notice thereof to the Purchaser as soon as reasonably practicable and:

(a)
the Seller shall, and shall procure that the Main Partners shall, promptly submit to the Purchaser copies of all documents relating to the Tax Claim and any proposed letters or other communication to the relevant Tax Authority in draft form to the Purchaser or to the Purchaser's duly authorised agents;

(b)
the Seller shall, and shall procure that the Main Partners shall, cooperate with the Purchaser and take into account all reasonable comments and suggestions made by the Purchaser or its duly authorised agents with a view to disputing, resisting, avoiding or mitigating the Tax Claim to the extent that it would otherwise result in a claim under clause 35.1 above;

(c)
the Seller shall, and shall procure that the Main Partners shall, promptly deliver to the Purchaser copies of all correspondence sent to or received from the relevant Tax Authority in connection with the Tax Claim; and

(d)
the Seller shall, and shall procure that the Main Partners shall, take no action to agree, concede, settle or otherwise compromise the Tax Claim without the Purchaser's prior written consent, such consent not to be unreasonably withheld.

35.4
For the purposes of this clause 35, references to Tax shall be limited to United Kingdom Tax and shall not include VAT.

        The parties have shown their acceptance of the terms of this agreement by executing it at the end of the schedules.

SCHEDULE 1

Part 1 Conditions Precedent

        Completion is conditional on:

1.
a special meeting of the Main Partners being held no later than the date falling 5 Business Days prior to the date of the WWC stockholder vote referred to in paragraph 2 below, at which a resolution is passed by a 75% Majority (as such term is defined in the LLP Agreement) of the Main Partners approving the transactions contemplated by this agreement;

2.
the vote at a special meeting of WWCH stockholders to approve the issuance of the Consideration Stock and Contingent Stock in connection with the transactions contemplated by this agreement;

3.
the Commission having declared the Registration Statement effective under the Securities Act, and no stop or similar restraining order suspending the effectiveness of the Registration Statement being in effect and no proceedings for such purpose being pending or threatened by the Commission or any state securities administrator;

4.
the Consideration Stock and the Contingent Stock to be received by WWLLP having been duly registered, including for public resale by the Selling Stockholders, under the Securities Act and authorised for listing on the NYSE, subject to official notice of issuance;

5.
the Purchaser and WWL having obtained from the FSA pursuant to Part IV FSMA the permissions which they would require to conduct the same business and activities that WWLLP is able to conduct at the date of this agreement;

6.
the following persons having all necessary approvals, memberships and/or registrations required for the performance of governance and management functions relating to the Purchaser and WWL, such approvals, memberships and/or registrations, for the avoidance of doubt, being those required from the FSA and (where relevant) any relevant professional body to which the persons belong:

  6.1
  Mr John Haley;

  6.2
  Mr Walter Bardenwerper;

  6.3
  Mr Carl Mautz;

  6.4
  Mr Babloo Ramamurthy;

  6.5
  Mr Malcolm Lee;

  6.6
  Mr Richard Timmins;

  6.7
  Mr Nick Dumbreck;

  6.8
  Mr Simon Callander; and

  6.9
  Mr David Cross.

7.
Watson Wyatt (Ireland) Limited having obtained from the Irish Financial Services Regulatory Authority all permissions and authorisations which it would require to conduct the same business and activities as WWLLP and WWP are able to conduct at the date of this agreement through the Irish Branch Business;

8.
the Irish Financial Services Regulatory Authority having given all necessary approvals for the transactions necessary for the Purchaser, WWL, and their parent undertakings becoming controllers of the Irish Branch Business;

9.
Watson Wyatt SA (company number 479.450 (Brussels)) having obtained from the Commission Bancaire, Financière et des Assurances / Commissie voor het Bank, Financie- en Assurantiewezen of Belgium the permissions, authorisations, registrations or licences necessary to conduct the same activities as those which it conducted or held itself out as conducting as at the date of this agreement;

10.
Watson Wyatt SARL having obtained from the Commission de Controle des Assurances des Mutuelles et des Institutions de Prevoyance of France the permissions, authorisations, registrations or licences necessary to conduct the same activities as those which it conducted or held itself out as conducting as at the date of this agreement;

11.
Watson Wyatt Italia Srl having obtained from the Istituto per la Vigilanza sulle Assicurazioni Private e di Interesse Collettivo of Italy the permissions, authorisations, registrations or licences necessary to conduct the same activities as those which it conducted or held itself out as conducting as at the date of this agreement;

12.
Watson Wyatt International Ltd.-Sucursal em Portugal having obtained from the Instituto de Seguros de Portugal of Portugal the permissions, authorisations, registrations or licences necessary to conduct the same activities as those which it conducted or held itself out as conducting as at the date of this agreement;

13.
Watson Wyatt Espana, S.A. having obtained from the Dirección General de Seguros y Fondos de Pensiones of Spain the permissions, authorisations, registrations or licences necessary to conduct the same activities as those which it conducted or held itself out as conducting as at the date of this agreement;

14.
there being no legal action, suit, claim or proceedings in any jurisdiction which has been commenced before a court or tribunal or by any governmental body or pending before any such court, tribunal or governmental body which explicitly seeks to restrain, prohibit, delay or otherwise challenge the transfer of the Business or a material portion of the Assets or the Transferring Employees pursuant to this agreement or any of the Transaction Documents;

15.
written arrangements, whether by way of contract novation or otherwise, having been entered into with the counterparties to the Specified Contracts regarding such Specified Contracts, pursuant to which the post-Completion relationship between WWL and each such counterparty is documented to the reasonable satisfaction of the Purchaser;

16.
the trustees of the Pension Scheme confirming in writing to Watson Wyatt International Limited that no debt was treated as becoming due from Watson Wyatt International Limited under section 75(1) of the Pensions Act 1995 by virtue of its having ceased, prior to Completion, to be a person employing persons in the description or category of employment to which the Pension Scheme relates;

17.
the provisions of clause 2 of the Distribution Agreement having become effective in accordance with their terms and the Declaration of Trust having been duly executed;

18.
the Pension Scheme Deed of Variation having been duly executed by the trustees of the Pension Scheme and by the Seller;

19.
the PI Trust having been established and the PI Trustees having been appointed (each as defined in the PI Claims Deed, in the agreed form) and the PI Claims Deed having been duly executed by the PI Trustees, WWLLP, WWL and WWCH.

SCHEDULE 2

WWHL and the Subsidiaries

Part 1: Details of WWH and WWTL

Name	:	Watson Wyatt Holdings Limited
Date of Incorporation	:	24 September 1957
Place of Incorporation	:	England
Company number	:	00590853
Registered office	:	Watson House, London Road, Reigate, Surrey RH2 9PQ
Directors	:
Chandrasekhar Babloo Ramamurthy
59 Elms Road, London SW4 9EP
British
Paul Noel Thornton
Simons, Church Road, Newdigate, Dorking,
Surrey RH5 5DP
British
Richard Keith Timmins
3 Maxey View, Deeping Gate, Peterborough, Cambridgeshire PE6 9BE
British
Secretary	:	Jonathan Robert Beater 22 Windermere Way, Reigate, Surrey RH2 0LW British
Authorised share capital	:	6,100,100 divided into 6,100,100 shares of £1 each
Issued share capital	:	6,100,100 divided into 6,100,100 shares of £1 each
Mortgages and charges	:	None
Registered shareholders	:	Watson Wyatt LLP Watson House, London Road, Reigate, Surrey RH2 9PQ 6,100,100 ordinary shares
Beneficial shareholders	:	Watson Wyatt LLP Watson House, London Road, Reigate, Surrey RH2 9PQ 6,100,100 ordinary shares
Accounting reference date	:	30 April
Auditors	:	Deloitte & Touche LLP
Tax residence	:	UK
VAT registration number	:	528 4310 57
Status	:	Holding

Direct subsidiaries	:
Watson Wyatt Holdings (Europe) Limited, Watson Wyatt Insurance & Financial Services Consulting Holdings Limited, Watson Wyatt Services limited, Watsons Pensioneer Trustees Limited, Watson Wyatt Pretium Limited, RWS Trustee Limited, Watson Wyatt Deutschland GmbH and Watsons International Limited
Name	:	Watson Wyatt Trustees Limited
Date of Incorporation	:	4 May 1976
Place of Incorporation	:	England and Wales
Company number	:	1256931
Registered office	:	Watson House, London Road, Reigate, Surrey RH2 9PQ
Directors	:
Alastair Watson
Norrels Ridge, High Park Avenue, East Horsley, Leatherhead, Surrey KT24 5DB
British
Chandrasekhar Babloo Ramamurthy
59 Elms Road, London SW4 9EP
British
Rachael White
24 Ennismore Gardens, London SW7 1AB
British
Alan Pickering
16 Hayes Hill Road, Hayes, Bromley, Kent BR2 7HT
British
David Dow
55 Sutherland Avenue, Petts Wood, Orpington, Kent BR5 1QY
British
Secretary	:	Jonathan Robert Beater 22 Windermere Way, Reigate, Surrey RH2 0LW British
Authorised share capital	:	£5,000 divided into 5,000 ordinary shares of £1 each
Issued share capital	:	£5,000 divided into 5,000 ordinary shares of £1 each
Mortgages and charges	:
The Royal Bank of Scotland, 18/10/1993, Legal charge
The Royal Bank of Scotland, 18/10/1993, Legal charge
Allied Dunbar Assurance plc, 21/06/1994, Legal charge (part-satisfied)
National Westminster Bank, 22/08/1996, Legal mortgage
Ulster Bank Limited, 23/12/1999, Mortgage
Registered shareholders	:	Watson Wyatt LLP Watson House, London Road, Reigate, Surrey RH2 9PQ £5,000 divided into 5,000 ordinary shares of £1 each
Beneficial shareholders	:	Watson Wyatt LLP Watson House, London Road, Reigate, Surrey RH2 9PQ 5,000 ordinary shares

Accounting reference date	:	30 April
Auditors	:	Deloitte & Touche LLP
Tax residence	:	UK
VAT registration number	:	528 4310 57
Status	:	Trustee
Direct subsidiaries	:	None
Part 2: Details of the Subsidiaries (other than the IFS Subsidiaries)
Name	:	Watson Wyatt Holdings (Europe) Limited
Date of Incorporation	:	24 August 1994
Place of Incorporation	:	England and Wales
Company number	:	02961740
Registered office	:	Watson House, London Road, Reigate, Surrey RH2 9PQ
Directors	:
John Haley
799 Crandon Boulevard, Unit 1205, Key Biscayne, Florida 33149, USA
American
Chandrasekhar Babloo Ramamurthy
59 Elms Road, London SW4 9EP
British
Richard Keith Timmins
3 Maxey View, Deeping Gate, Peterborough, Cambridgeshire PE6 9BE
British
Secretary	:	Jonathan Beater 22 Windermere Way, Reigate, Surrey RH2 0LW British
Authorised share capital	:	£20,000,000 divided into 5,000,000 ordinary A shares of £1 each and 15,000,000 ordinary B shares of £1 each
Issued share capital	:	£10,051,587 divided into 2,512,897 ordinary A shares of £1 each and 7,538,690 ordinary B shares of £1 each
Mortgages and charges	:	None
Registered shareholders	:
Watson Wyatt Holdings Limited
Watson House, London Road, Reigate, Surrey RH2 9PQ
7,538,690 ordinary B shares of £1 each
The Wyatt Co. Holdings Limited
100 New Bridge Street, London EC1N 6TA
2,512,897 ordinary A shares of £1 each

Beneficial shareholders	:
Watson Wyatt Holdings Limited
Watson House, London Road, Reigate, Surrey RH2 9PQ
7,538,690 ordinary B shares of £1 each
The Wyatt Co. Holdings Limited
100 New Bridge Street, London EC1N 6TA
2,512,897 ordinary A shares of £1 each
Accounting reference date	:	30 April
Auditors	:	Deloitte & Touche LLP
Tax residence	:	UK
VAT registration number	:	528 4310 57
Status	:	Holding
Direct subsidiaries	:	Watson Wyatt International Limited, Watson Wyatt European Region Limited, Watson Wyatt European Region BV
Name	:	Watson Wyatt Services Limited
Date of Incorporation	:	12 March 1990
Place of Incorporation	:	England and Wales
Company number	:	2479375
Registered office	:	Watson House, London Road, Reigate, Surrey RH2 9PQ
Directors	:
Paul Noel Thornton
Simons, Church Road, Newdigate, Dorking,
Surrey RH5 5DP
British
Chandrasekhar Babloo Ramamurthy
59 Elms Road, London SW4 9EP
British
Richard Keith Timmins
3 Maxey View, Deeping Gate, Peterborough, Cambridgeshire PE6 9BE
British
Secretary	:	Jonathan Robert Beater 22 Windermere Way, Reigate, Surrey RH2 0LW British
Authorised share capital	:	£510,000 divided into 510,000 ordinary shares of £1 each
Issued share capital	:	£510,000 divided into 510,000 ordinary shares of £1 each
Mortgages and charges	:	None
Registered shareholders	:	Watson Wyatt Holdings Limited Watson House, London Road, Reigate, Surrey RH2 9PQ £510,000 divided into 510,000 ordinary shares of £1 each
Beneficial shareholders	:	Watson Wyatt Holdings Limited Watson House, London Road, Reigate, Surrey RH2 9PQ £510,000 divided into 510,000 ordinary shares of £1 each

Accounting reference date	:	30 April
Auditors	:	Deloitte & Touche LLP
Tax residence	:	UK
VAT registration number	:	528 4310 57
Status	:	Trading
Direct subsidiaries	:	None
Name	:	Watsons Pensioneer Trustees Limited
Date of Incorporation	:	12 November 1990
Place of Incorporation	:	England and Wales
Company number	:	2557323
Registered office	:	Watson House, London Road, Reigate, Surrey RH2 9PQ
Directors	:
Peter Lofthouse
101 Linkfield Street, Redhill, Surrey RH1 6BY
British
John Beaumont
22 Kenyon Street, London SW6 6LD
British
Graham Snell
The Red House, 14 High St Marshfield, Chippenham, Wiltshire SN14 8LP
British
Secretary	:	Jonathan Robert Beater 22 Windermere Way, Reigate, Surrey RH2 0LW British
Authorised share capital	:	£10,000 divided into 10,000 ordinary shares of £1 each
Issued share capital	:	£100 divided into 100 ordinary shares of £1 each
Mortgages and charges	:
Bank of Scotland, 11 June 1993, Legal charge
Midland Bank PLC, 18 August 1993, Legal Charge
Midland Bank PLC, 18 August 1993, Legal Charge
Midland Bank PLC, 18 August 1993, Legal Charge
National Westminster Bank PLC, 30 September 1994, Legal mortgage
Midland Bank PLC, 30 December 1994, Legal Charge
National Westminster Bank PLC, 09 February 1995, Legal Mortgage
TSB Bank PLC, 05 June 1995, Legal Charge
TSB Bank PLC, 05 June 1995, Legal Charge
TSB Bank PLC, 05 June 1995, Legal Charge
Barclays Bank PLC, 14 September 1995, Legal charge
Barclays Bank PLC, 14 September 1995, Legal Charge
Midland Bank PLC, 22 January 1996, Legal Mortgage
Barclays Bank PLC, 12 June 1997, Legal Charge

Registered shareholders	:	Watson Wyatt Holdings Limited Watson House, London Road, Reigate, Surrey RH2 9PQ £100 divided into 100 ordinary shares of £1 each
Beneficial shareholders	:	Watson Wyatt Holdings Limited Watson House, London Road, Reigate, Surrey RH2 9PQ £100 divided into 100 ordinary shares of £1 each
Accounting reference date	:	30 April
Auditors	:	Deloitte & Touche LLP
Tax residence	:	UK
VAT registration number	:	528 4310 57
Status	:	Trustee Company
Direct subsidiaries	:	None
Name	:	Watson Wyatt Pretium Limited
Date of Incorporation	:	15 October 1997
Place of Incorporation	:	England and Wales
Company number	:	3450534
Registered office	:	Watson House, London Road, Reigate, Surrey RH2 9PQ
Directors	:	Chandrasekhar Babloo Ramamurthy 59 Elms Road, London SW4 9EP British Richard Keith Timmins 3 Maxey View, Deeping Gate, Peterborough, Cambridgeshire PE6 9BE British
Secretary	:	Jonathan Robert Beater 22 Windermere Way, Reigate, Surrey RH2 0LW British
Authorised share capital	:	£1,000 divided into 1000 shares of £1 each
Issued share capital	:	£2 divided into 2 shares of £1 each
Mortgages and charges	:	None
Registered shareholders	:	Watson Wyatt Holdings Limited Watson House, London Road, Reigate, Surrey RH2 9PQ £2 divided into 2 shares of £1 each
Beneficial shareholders	:	Watson Wyatt Holdings Limited Watson House, London Road, Reigate, Surrey RH2 9PQ £2 divided into 2 shares of £1 each
Accounting reference date	:	30 April
Auditors	:	Deloitte & Touche LLP
Tax residence	:	UK

VAT registration number	:	528 4310 57
Status	:	Trading
Direct subsidiaries	:	None
Name	:	RWS Trustee Limited
Date of Incorporation	:	25 February 1992
Place of Incorporation	:	England and Wales
Company number	:	2690508
Registered office	:	Watson House, London Road, Reigate, Surrey RH2 9PQ
Directors	:
Greg Alexander
West Garth, 20 High Trees Road, Reigate, Surrey RH2 7EJ
British
Philip Brook
Woldingham Chace, Lunghurst Road, Woldingham, Surrey CR3 7EJ
British
Mike Pardoe
8 Brightlands Road, Reigate, Surrey RH2 0EP
British
Simon Gilliat
Quarry Hill Cottage, 54 Gatton Road, Reigate, Surrey RH2 0HL
British
Secretary	:	Jonathan Robert Beater 22 Windermere Way, Reigate, Surrey RH2 0LW British
Authorised share capital	:	£100 divided into 100 ordinary shares of £1 each
Issued share capital	:	£100 divided into 100 ordinary shares of £1 each
Mortgages and charges	:	None
Registered shareholders	:	Watson Wyatt Holdings Limited Watson House, London Road, Reigate, Surrey RH2 9PQ £100 divided into 100 ordinary shares of £1 each
Beneficial shareholders	:	Watson Wyatt Holdings Limited Watson House, London Road, Reigate, Surrey RH2 9PQ £100 divided into 100 ordinary shares of £1 each
Accounting reference date	:	30 April
Auditors	:	Deloitte & Touche LLP
Tax residence	:	UK
VAT registration number	:	528 4310 57
Status	:	Trustee Company
Direct subsidiaries	:	None
Name	:	Watson Wyatt Deutschland GmbH

Date of Incorporation	:	5 August 2003
Place of Incorporation	:	Germany
Company number	:	HRB 148678 Munich
Registered office	:	Theresienhöhe 13a, 80339 München, Deutschland
Directors	:	Chandrasekhar Babloo Ramamurthy 59 Elms Road, London SW4 9EP British Jens Witt Kellerskopfstrasse 39, 65232 Taunusstein German Susanne Maria Jungblut, Waldsaumstrasse 27, 81377 Munich German
Secretary	:	N/A
Authorised share capital	:	€25,000 equating to 500 shares of €50 each
Issued share capital	:	€25,000 equating to 500 shares of €50 each
Mortgages and charges	:	None
Registered shareholders	:	Watson Wyatt Holdings Limited Watson House, London Road, Reigate, Surrey RH2 9PQ 500 shares of €50 each
Beneficial shareholders	:	Watson Wyatt Holdings Limited Watson House, London Road, Reigate, Surrey RH2 9PQ 500 shares of €50 each
Accounting reference date	:	30 April
Auditors	:	Deloitte & Touch, Rosenheimer Platz 4, 81669 München, Deutschland
Tax residence	:	Germany
VAT registration number	:	DE 813770679
Status	:	Trading
Direct subsidiaries	:	None
Name	:	Watsons International Limited
Date of Incorporation	:	8 February 1988
Place of Incorporation	:	England and Wales
Company number	:	2218514
Registered office	:	Watson House, London Road, Reigate, Surrey RH2 9PQ

Directors	:	Chandrasekhar Babloo Ramamurthy 59 Elms Road, London SW4 9EP British Richard Keith Timmins 3 Maxey View, Deeping Gate, Peterborough, Cambridgeshire PE6 9BE British
Secretary	:	Jonathan Robert Beater 22 Windermere Way, Reigate, Surrey RH2 0LW British
Authorised share capital	:	£5,000 divided into 5,000 shares of £1 each
Issued share capital	:	£5,000 divided into 5,000 shares of £1 each
Mortgages and charges	:	None
Registered shareholders	:	Watson Wyatt Holdings Limited Watson House, London Road, Reigate, Surrey RH2 9PQ £5,000 divided into 5,000 shares of £1 each
Beneficial shareholders	:	Watson Wyatt Holdings Limited Watson House, London Road, Reigate, Surrey RH2 9PQ £5,000 divided into 5,000 shares of £1 each
Accounting reference date	:	30 April
Auditors	:	Deloitte & Touche LLP
Tax residence	:	UK
VAT registration number	:	528 4310 57
Status	:	Dormant
Direct subsidiaries	:	None
Name	:	Watson Wyatt International Limited
Date of Incorporation	:	24 August 1994
Place of Incorporation	:	England and Wales
Company number	:	2961739
Registered office	:	Watson House, London Road, Reigate, Surrey RH2 9PQ
Directors	:	Chandrasekhar Babloo Ramamurthy 59 Elms Road, London SW4 9EP British Richard Keith Timmins 3 Maxey View, Deeping Gate, Peterborough, Cambridgeshire PE6 9BE British
Secretary	:	Jonathan Robert Beater 22 Windermere Way, Reigate, Surrey RH2 0LW British
Authorised share capital	:	£1,000,000 divided into 1,000,000 shares of £1 each

Issued share capital	:	£2 divided into 2 shares of £1 each
Mortgages and charges	:	None
Registered shareholders	:	Watson Wyatt Holdings (Europe) Limited Watson House, London Road, Reigate, Surrey RH2 9PQ 2 shares of £1 each
Beneficial shareholders	:	Watson Wyatt Holdings (Europe) Limited Watson House, London Road, Reigate, Surrey RH2 9PQ 2 shares of £1 each
Accounting reference date	:	30 April
Auditors	:	Deloitte & Touche LLP
Tax residence	:	UK
VAT registration number	:	528 4310 57
Status	:	Trading
Direct subsidiaries	:	None
Name	:	Watson Wyatt European Region Limited
Date of Incorporation	:	23 July 2002
Place of Incorporation	:	England and Wales
Company number	:	4492188
Registered office	:	Watson House, London Road, Reigate, Surrey RH2 9PQ
Directors	:	Chandrasekhar Babloo Ramamurthy 59 Elms Road, London SW4 9EP British Richard Keith Timmins 3 Maxey View, Deeping Gate, Peterborough, Cambridgeshire PE6 9BE British
Secretary	:	Jonathan Robert Beater 22 Windermere Way, Reigate, Surrey RH2 0LW British
Authorised share capital	:	£1,000 divided into 1,000 ordinary shares of £1 each
Issued share capital	:	£100 divided into 100 ordinary shares of £1 each
Mortgages and charges	:	None
Registered shareholders	:	Watson Wyatt Holdings (Europe) Limited Watson House, London Road, Reigate, Surrey RH2 9PQ 100 ordinary shares of £1 each
Beneficial shareholders	:	Watson Wyatt Holdings (Europe) Limited Watson House, London Road, Reigate, Surrey RH2 9PQ 100 ordinary shares of £1 each
Accounting reference date	:	30 April

Auditors	:	Deloitte & Touche LLP
Tax residence	:	UK
VAT registration number	:	528 4310 57
Status	:	Holding
Direct subsidiaries	:	Watson Wyatt BV, Watson Wyatt SA, Watson Wyatt de Espana SA, Watson Wyatt AB, Watson Wyatt AG, Watson Wyatt SARL, Watson Wyatt Italia Srl
Name	:	Watson Wyatt BV
Date of Incorporation	:	27 July 1988
Place of Incorporation	:	Netherlands
Company number	:	34071443
Registered office	:	Professor EM Meijerslaan 5, 1183 AV Amstelveen, The Netherlands
Directors	:
Chandrasekhar Babloo Ramamurthy
59 Elms Road, London SW4 9EP
British
Jan Anton Deppe
Veldweg 1, 1359 HC Almere, Netherlands
Dutch
Adrianus Augustinus Maria Kok
Wolweverslaan 31, 3454 GK de Meern, Netherlands
Dutch
Secretary	:	N/A
Authorised share capital	:	NLG 500,000 divided into 500 shares of NLG 1,000 each
Issued share capital	:	NLG 500,000 divided into 500 shares of NLG 1,000 each
Mortgages and charges	:	None
Registered shareholders	:	Watson Wyatt European Region Limited Watson House, London Road, Reigate, Surrey RH2 9PQ 500 shares of NLG 1,000 each
Beneficial shareholders	:	Watson Wyatt European Region Limited Watson House, London Road, Reigate, Surrey RH2 9PQ 500 shares of NLG 1,000 each
Accounting reference date	:	30 April
Auditors	:	Deloitte & Touche LLP
Tax residence	:	Netherlands
VAT registration number	:	NL 42-95-523.B.01
Status	:	Trading
Direct subsidiaries	:	Watson Wyatt Brans & Co
Name	:	Watson Wyatt SA

Date of Incorporation	:	21 February 1986
Place of Incorporation	:	Belgium
Company number	:	479.450 (Brussels)
Registered office	:	Avenue Herrmann-Debroux 52, 1160 Brussels, Belgium
Directors	:
Chandrasekhar Babloo Ramamurthy
59 Elms Road, London SW4 9EP
British
Graham Shaw
J. B. Denaeyerstraat 28 B, 1560 Hoeilaart, Belgium
British
Jonac N.V.
Kastanjelaan 16, 3001 Heverlee, Belgium
Belgian
Johan Heymans
Kastanjelaan 16, 3001 Heverlee, Belgium
Belgian
Karel Goossens
Fischerlaan 35, 1860 Meise, Belgium
Belgian
Casper Verbeek
Victor Amerijckxstraat 5, 1860 Meise, Belgium
Dutch
Paul Logghe
D. G. Melijnlaan 3, 2070 Zwijndrecht, Belgium
Belgian
Secretary	:	N/A
Authorised share capital	:	€878,782.54
Issued share capital	:	130,450 shares of €6.7365469 each
Mortgages and charges	:	None
Registered shareholders	:	Watson Wyatt European Region Limited Watson House, London Road, Reigate, Surrey RH2 9PQ 130,449 shares Watson Wyatt International Limited Watson House, London Road, Reigate, Surrey RH2 9PQ 1 share
Beneficial shareholders	:	Watson Wyatt European Region Limited Watson House, London Road, Reigate, Surrey RH2 9PQ 130,449 shares Watson Wyatt International Limited Watson House, London Road, Reigate, Surrey RH2 9PQ 1 share
Accounting reference date	:	30 April
Auditors	:	Deloitte & Touche LLP
Tax residence	:	Belgium

VAT registration number	:	BE 428-591-926
Status	:	Trading
Direct subsidiaries	:	None
Name	:	Watson Wyatt de Espana SA
Date of Incorporation	:	16 December 1982
Place of Incorporation	:	Spain
Company number	:	Page no. M-28403, Volume 01545, Folio 35, Entry 17
Registered office	:	Edificio la Piramide, Paseo de la Castellana, 31, 3°, 28046 Madrid, Spain
Directors	:
Chandrasekhar Babloo Ramamurthy
59 Elms Road, London SW4 9EP
British
José Manuel de la Rosa
Calle Sándalo 26, 28042 Madrid, Spain
Spanish
Richard Keith Timmins
3 Maxey View, Deeping Gate, Peterborough, Cambridgeshire PE6 9BE
British
Julio Koch
Calle Valle del Guadalquivir 8, Las Lomas 28660 Boadilla del Monte, Madrid
Portuguese
Begoña Benito
Plaza del Nin~Plaza del Niño Jesús, 6-5[o] A, 28009 Madrid
Spanish
Secretary	:	Cecilia Pastor Caballero Calle Peñalba, 7, 28223 Pozuelo de Alarcón, Madrid Spanish
Authorised share capital	:	€252,420 equating to 42,000 shares of €6.01 each
Issued share capital	:	€252,420 equating to 42,000 shares of €6.01 each
Mortgages and charges	:	None
Registered shareholders	:	Watson Wyatt European Region Limited Watson House, London Road, Reigate, Surrey RH2 9PQ 42,000 shares of €6.01 each
Beneficial shareholders	:	Watson Wyatt European Region Limited Watson House, London Road, Reigate, Surrey RH2 9PQ 42,000 shares of €6.01 each
Accounting reference date	:	30 April
Auditors	:	Deloitte & Touche LLP
Tax residence	:	Spain
VAT registration number	:	ES A28804144

Status	:	Trading
Direct subsidiaries	:	None
Name	:	Watson Wyatt AB
Date of Incorporation	:	17 January 1980
Place of Incorporation	:	Sweden
Company number	:	556203-1509
Registered office	:	Norr Mälarstrand 6, 112 20 Stockholm, Sweden
Directors	:	Chandrasekhar Babloo Ramamurthy 59 Elms Road, London SW4 9EP British Crispin Lace Heßstr. 38, 80798 Munich British
Secretary	:	N/A
Authorised share capital	:	SEK 100,000 divided into 1000 shares of SEK 100 each
Issued share capital	:	SEK 100,000
Mortgages and charges	:	None
Registered shareholders	:	Watson Wyatt European Region Limited Watson House, London Road, Reigate, Surrey RH2 9PQ 100%
Beneficial shareholders	:	Watson Wyatt European Region Limited Watson House, London Road, Reigate, Surrey RH2 9PQ 100%
Accounting reference date	:	30 April
Auditors	:	Deloitte & Touche LLP
Tax residence	:	Sweden
VAT registration number	:	AB SE5562031509
Status	:	Trading
Direct subsidiaries	:	None
Name	:	Watson Wyatt AG
Date of Incorporation	:	1 July 1998
Place of Incorporation	:	Switzerland
Company number	:	CH-660.0.671.987-6
Registered office	:	Seefeldstrasse 214, Postfach, 8034 Zürich, Switzerland

Directors	:
Chandrasekhar Babloo Ramamurthy
59 Elms Road, London SW4 9EP
British
John Anthony
Ruetistrasse 20, 8703 Erlenbach, Switzerland
Canadian
Edouard Stucki
Wingertstrasse 16, 8542 Wiesendangen, Switzerland
Swiss
Peter Zanella
Schwarzackerstrasse 35, 3311 Seltisberg, Switzerland
Swiss
Beat Zaugg
Alte Landstrasse 151, 8700 Küsnacht ZH, Switzerland
Swiss
Secretary	:	N/A
Authorised share capital	:	CHF 1,220,000 divided into 1,220 shares of CHF 1,000 each
Issued share capital	:	CHF 1,220,000 divided into 1,220 shares of CHF 1,000 each
Mortgages and charges	:	None
Registered shareholders	:
Watson Wyatt European Region Limited
Watson House, London Road, Reigate, Surrey RH2 9PQ
1,215 shares of CHF 1,000 each
John Anthony
Ruetistrasse 20, 8703 Erlenbach, Switzerland
1 share of CHF 1,000
Edouard Stucki
Wingertstrasse 16, 8542 Wiesendangen, Switzerland
1 share of CHF 1,000
Peter Zanella
Schwarzackerstrasse 35, 3311 Seltisberg, Switzerland
1 share of CHF 1,000
Chandrasekhar Babloo Ramamurthy
59 Elms Road, London SW4 9EP
1 share of CHF 1,000
Beat Zaugg
Alte Landstrasse 151, 8700 Küsnacht ZH, Switzerland
1 share of CHF 1,000

Beneficial shareholders	:
Watson Wyatt European Region Limited
Watson House, London Road, Reigate, Surrey RH2 9PQ
1,215 shares of CHF 1,000 each
John Anthony
Ruetistrasse 20, 8703 Erlenbach, Switzerland
1 share of CHF 1,000
Edouard Stucki
Wingertstrasse 16, 8542 Wiesendangen, Switzerland
1 share of CHF 1,000
Peter Zanella
Schwarzackerstrasse 35, 3311 Seltisberg, Switzerland
1 share of CHF 1,000
Chandrasekhar Babloo Ramamurthy
59 Elms Road, London SW4 9EP
1 share of CHF 1,000
Beat Zaugg
Alte Landstrasse 151, 8700 Küsnacht ZH,
Switzerland
1 share of CHF 1,000
Accounting reference date	:	30 April
Auditors	:	Deloitte & Touche LLP
Tax residence	:	Switzerland
VAT registration number	:	AG 254 275
Status	:	Trading
Direct subsidiaries	:	None
Name	:	Watson Wyatt SARL
Date of Incorporation	:	31 August 1989
Place of Incorporation	:	France
Company number	:	322 051 440 RCS Paris
Registered office	:	3-5 Rue Scheffer, 75016 Paris, France
Directors	:	Chandrasekhar Babloo Ramamurthy 59 Elms Road, London SW4 9EP British Simon Desrochers 18 rue Marie Stuart, 75002 Paris, France Canadian
Secretary	:	N/A
Authorised share capital	:	€7,622.45
Issued share capital	:	€7,622.45
Mortgages and charges	:	None

Registered shareholders	:	Watson Wyatt European Region Limited Watson House, London Road, Reigate, Surrey RH2 9PQ €7,622.45
Beneficial shareholders	:	Watson Wyatt European Region Limited Watson House, London Road, Reigate, Surrey RH2 9PQ €7,622.45
Accounting reference date	:	30 April
Auditors	:	Deloitte & Touche LLP
Tax residence	:	France
VAT registration number	:	FR 28-332-051-440
Status	:	Trading
Direct subsidiaries	:	None
Name	:	Watson Wyatt Italia Srl
Date of Incorporation	:	25 March 1985
Place of Incorporation	:	Italy
Company number	:	Milan Chamber of Commerce 09373410159
Registered office	:	Via de Togni 18, 20123 Milan, Italy
Directors	:
Chandrasekhar Babloo Ramamurthy
59 Elms Road, London SW4 9EP
British
Sandrino Catani
Via Lamarmora No 22—20122 Milan, Italy
Italian
Antonio Martina
Via Zini 12, 21049 Tradate (Varese), Italy
Italian
Maria Grazia Strano
Largo Donegani 3, 20121 Milan, Italy
Italy
Richard Keith Timmins
3 Maxey View, Deeping Gate, Peterborough, Cambridgeshire PE6 9BE
British
Secretary	:	N/A
Authorised share capital	:	€353,000
Issued share capital	:	€353,000 fully paid up
Mortgages and charges	:	None
Registered shareholders	:	Watson Wyatt European Region Limited Watson House, London Road, Reigate, Surrey RH2 9PQ €353,000 fully paid up

Beneficial shareholders	:	Watson Wyatt European Region Limited Watson House, London Road, Reigate, Surrey RH2 9PQ €353,000 fully paid up
Accounting reference date	:	30 April
Auditors	:	Deloitte & Touche LLP
Tax residence	:	Italy
VAT registration number	:	09373410159
Status	:	Trading
Direct subsidiaries	:	None
Name	:	Watson Wyatt European Region BV
Date of Incorporation	:	22 March 2000
Place of Incorporation	:	Netherlands
Company number	:	1109886
Registered office	:	Watson House, London Road, Reigate, Surrey RH2 9PQ
Directors	:	Richard Keith Timmins 3 Maxey View, Deeping Gate, Peterborough, Cambridgeshire PE6 9BE British Tim Page 24 Reigate Road, Reigate, Surrey RH2 OQN British
Secretary	:	Jonathan Robert Beater 22 Windermere Way, Reigate, Surrey RH2 0LW British
Authorised share capital	:	€100,000 dividing to 200 shares of €500 each
Issued share capital	:	€20,000 dividing to 40 shares of €500 each
Mortgages and charges	:	None
Registered shareholders	:	Watson Wyatt Holdings (Europe) Limited Watson House, London Road, Reigate, Surrey RH2 9PQ 40 shares of €500 each
Beneficial shareholders	:	Watson Wyatt Holdings (Europe) Limited Watson House, London Road, Reigate, Surrey RH2 9PQ 40 shares of €500 each
Accounting reference date	:	30 April
Auditors	:	Deloitte & Touche LLP
Tax residence	:	UK
VAT registration number	:	N/A
Status	:	Holding
Direct subsidiaries	:	Watson Wyatt GmbH

Name	:	Watson Wyatt GmbH
Date of Incorporation	:	29 January 1991
Place of Incorporation	:	Germany
Company number	:	HRB 26552 Düsseldorf
Registered office	:	Königsallee 86, 40212 Düsseldorf 1, Germany
Directors	:	Chandrasekhar Babloo Ramamurthy 59 Elms Road, London SW4 9EP British Thierry Hamon Steffenstraße 36, 40545 Düsseldorf, Germany French Jens Witt(1)

(1)
In the process of adding Jens Witt as a director

Kellerskopfstrasse 39, 65232 Taunusstein. Germany German
Secretary	:	N/A
Authorised share capital	:	DM 100,000
Issued share capital	:	DM 100,000
Mortgages and charges	:	None
Registered shareholders	:	Watson Wyatt European Region BV Watson House, London Road, Reigate, Surrey RH2 9PQ DM 100,000
Beneficial shareholders	:	Watson Wyatt European Region BV Watson House, London Road, Reigate, Surrey RH2 9PQ DM 100,000
Accounting reference date	:	30 April
Auditors	:	Deloitte & Touche LLP
Tax residence	:	Germany
VAT registration number	:	DE 121310013
Status	:	Trading
Direct subsidiaries	:	None
Part 3: Details of the IFS Subsidiaries
Name	:	Watson Wyatt Insurance & Financial Services Consulting Holdings Limited
Date of Incorporation	:	23 July 2002
Place of Incorporation	:	England and Wales
Company number	:	4492178

Registered office	:	Watson House, London Road, Reigate, Surrey RH2 9PQ
Directors	:	Chandrasekhar Babloo Ramamurthy 59 Elms Road, London SW4 9EP British Richard Keith Timmins 3 Maxey View, Deeping Gate, Peterborough, Cambridgeshire PE6 9BE British
Secretary	:	Jonathan Robert Beater 22 Windermere Way, Reigate, Surrey RH2 0LW British
Authorised share capital	:	£1,000 divided into 1,000 ordinary shares of £1 each
Issued share capital	:	£100 divided into 100 ordinary shares of £1 each
Mortgages and charges	:	None
Registered shareholders	:	Watson Wyatt Holdings Limited Watson House, London Road, Reigate, Surrey RH2 9PQ £100 divided into 100 ordinary shares of £1 each
Beneficial shareholders	:	Watson Wyatt Holdings Limited Watson House, London Road, Reigate, Surrey RH2 9PQ £100 divided into 100 ordinary shares of £1 each
Accounting reference date	:	30 April
Auditors	:	Deloitte & Touche LLP
Tax residence	:	UK
VAT registration number	:	528 4310 57
Status	:	Holding
Direct subsidiaries	:
Watson Wyatt Insurance Consulting BV, Watson Wyatt Insurance Consulting KK, Watson Wyatt Insurance & Financial Services SA, Watson Wyatt Insurance Consulting PTD Ltd, Watson Wyatt Insurance Consulting (Spain) SA, Watson Wyatt Insurance Consulting Private Ltd, Watson Wyatt Insurance Consulting Ltd, Watson Wyatt Insurance & Financial Services Inc., Watson Wyatt Insurance Consulting (Korea) Limited, Watson Wyatt Kft and Watson Wyatt Insurance Consulting GmbH
Name	:	Watson Wyatt Insurance Consulting BV
Date of Incorporation	:	24 February 2003
Place of Incorporation	:	Netherlands
Company number	:	34186939
Registered office	:	Professor EM Meijerslaan 5, 1183 AV Amstelveen, The Netherlands

Directors	:
Philip Brook
Woldingham Chace, Lunghurst Road, Woldingham, Surrey CR3 7EJ
British
Jan Anton Deppe
Veldweg 1, 1359 HC Almere, Netherlands
Dutch
Adrianus Augustinus Maria Kok
Wolweverslaan 31, 3454 GK de Meern, Netherlands
Dutch
Secretary	:	N/A
Authorised share capital	:	€90,000 divided into 900 shares of €100 each
Issued share capital	:	€18,000 divided into 180 shares of €100 each
Mortgages and charges	:	None
Registered shareholders	:	Watson Wyatt Insurance & Financial Services Consulting Holdings Limited Watson House, London Road, Reigate, Surrey RH2 9PQ 180 shares of €100 each
Beneficial shareholders	:	Watson Wyatt Insurance & Financial Services Consulting Holdings Limited Watson House, London Road, Reigate, Surrey RH2 9PQ 180 shares of €100 each
Accounting reference date	:	30 April
Auditors	:	Deloitte & Touche LLP
Tax residence	:	Netherlands
VAT registration number	:	NL 81-20-85-784.B.01
Status	:	Trading
Direct subsidiaries	:	None
Name	:	Watson Wyatt Insurance Consulting KK
Date of Incorporation	:	1 September 1999
Place of Incorporation	:	Japan
Company number	:	0199-01-065747
Registered office	:	Ichigaya Kokyu Building, 4-2-1 Kudankita, Chiyoda-ku, Tokyo 102-0073, Japan

Directors	:
Philip Brook
Woldingham Chace, Lunghurst Road, Woldingham, Surrey CR3 7EJ
British
Tadahiko Mori
4-7-10 Sasame, Toda-shi Saitama 335-0034 Japan
Japanese
Nobushi Mituishi
4-804 Tenjincho Shinjuku-ku, Tokyo 162-0808 Japan
Japanese
Secretary	:	Satoko Hiraga #404, 1-12-10 Higashi-Ikuta, Tama-ku, Kawasaki, Kanagawa 214,0031, Japan Japanese
Authorised share capital	:	Yen 40,000,000divided into 800 shares of Yen 50,000 each
Issued share capital	:	Yen 10,000,000 divided into 200 shares of Yen 50,000 each
Mortgages and charges	:	None
Registered shareholders	:	Watson Wyatt Insurance & Financial Services Consulting Holdings Limited Watson House, London Road, Reigate, Surrey RH2 9PQ Yen 10,000,000 divided into 200 shares of Yen 50,000 each
Beneficial shareholders	:	Watson Wyatt Insurance & Financial Services Consulting Holdings Limited Watson House, London Road, Reigate, Surrey RH2 9PQ Yen 10,000,000 divided into 200 shares of Yen 50,000 each
Accounting reference date	:	30 April
Auditors	:	Deloitte & Touche LLP
Tax residence	:	Japan
VAT registration number	:	N/A
Status	:	Trading
Direct subsidiaries	:	None
Name	:	Watson Wyatt Insurance & Financial Services SA
Date of Incorporation	:	13 January 2003
Place of Incorporation	:	Belgium
Company number	:	663.739 (Brussels)
Registered office	:	Avenue Hermann-Debroux 52, 1160 Brussels, Belgium

Directors	:
Philip Brook
Woldingham Chace, Lunghurst Road, Woldingham, Surrey CR3 7EJ
British
Karel Goosens
Fischerlaan 35, 1860 Meise, Belgium
Belgian
Johan Heymans
Kastanjelaan 16, 3001 Heverlee, Belgium
Belgian
Secretary	:	N/A
Authorised share capital	:	€52,000,000 divided into 1,000 shares(2)
Issued share capital	:	€52,000,000 divided into 1,000 shares(3)

(2)
Shares are without face value each representing 1/1000th of the capital
(3)
Shares are without face value each representing 1/1000th of the capital

Mortgages and charges	:	None
Registered shareholders	:
Watson Wyatt Insurance & Financial Services Consulting Holdings Limited
Watson House, London Road, Reigate, Surrey RH2 9PQ
999 shares
Watson Wyatt Holdings Limited
Watson House, London Road, Reigate, Surrey RH2 9PQ
1 share
Beneficial shareholders	:
Watson Wyatt Insurance & Financial Services Consulting Holdings Limited
Watson House, London Road, Reigate, Surrey RH2 9PQ
999 shares
Watson Wyatt Holdings Limited
Watson House, London Road, Reigate, Surrey RH2 9PQ
1 share
Accounting reference date	:	30 April
Auditors	:	Deloitte & Touche LLP
Tax residence	:	Belgium
VAT registration number	:	BE 0479.270.961
Status	:	Trading
Direct subsidiaries	:	None
Name	:	Watson Wyatt Insurance Consulting Pte Ltd
Date of Incorporation	:	17 April 1999
Place of Incorporation	:	Singapore
Company number	:	199901917

Registered office	:	95 South Bridge Road, #09-00 Pidemco Centre, Singapore 058717
Directors	:
Philip Brook
Woldingham Chace, Lunghurst Road, Woldingham, Surrey CR3 7EJ
British
Richard Holloway
40A Woo Mon Chew Road, Singapore 455144
British
Verne Baker
2 St martin's Drive, #01-07, St Martin Residence,
Singapore 257989
New Zealander
Secretary	:	Jennifer Lee Siew Jee 2 Eng Kong Road, Singapore 599081 Singaporean
Authorised share capital	:	S $100,000 divided into 100,000 shares of S $1 each
Issued share capital	:	S $2 divided into 2 shares of S $1 each
Mortgages and charges	:	None
Registered shareholders	:	Watson Wyatt Insurance & Financial Services Consulting Holdings Limited Watson House, London Road, Reigate, Surrey RH2 9PQ 2 shares of S $1 each
Beneficial shareholders	:	Watson Wyatt Insurance & Financial Services Consulting Holdings Limited Watson House, London Road, Reigate, Surrey RH2 9PQ 2 shares of S $1 each
Accounting reference date	:	30 April
Auditors	:	Deloitte & Touche LLP
Tax residence	:	Singapore
VAT registration number	:	N/A
Status	:	Trading
Direct subsidiaries	:	None

Name	:	Watson Wyatt Insurance Consulting (Spain) SA
Date of Incorporation	:	4 November 2002
Place of Incorporation	:	Spain
Company number	:	A83465187
Registered office	:	Edificio La Piramide, Paseo de la Casellana, 31 3°, 28046 Madrid, Spain
Directors	:
Philip Brook
Woldingham Chace, Lunghurst Road, Woldingham, Surrey CR3 7EJ
British
Jose Manuel de la Rosa
Calle Sándalo 26, 28042 Madrid, Spain
Spanish
Julio Koch
Calle Valle del Guadalquivir 8, Las Lomas 28660 Boadilla del Monte, Madrid, Spain
Portuguese
Secretary	:	Celilia Pastor Caballero Calle Peñalba 7, 28223 Pozuelo de Alarcón, Madrid, Spain Spanish
Authorised share capital	:	€60,110
Issued share capital	:	€15,027.50
Mortgages and charges	:	None
Registered shareholders	:	Watson Wyatt Insurance & Financial Services Consulting Holdings Limited Watson House, London Road, Reigate, Surrey RH2 9PQ €15,027.50
Beneficial shareholders	:	Watson Wyatt Insurance & Financial Services Consulting Holdings Limited Watson House, London Road, Reigate, Surrey RH2 9PQ €15,027.50
Accounting reference date	:	30 April
Auditors	:	Deloitte & Touche LLP
Tax residence	:	Spain
VAT registration number	:	ES A83465187
Status	:	Trading
Direct subsidiaries	:	None
Name	:	Watson Wyatt Insurance Consulting Private Ltd
Date of Incorporation	:	9 August 2001
Place of Incorporation	:	India

Company number	:	U74999DL2001IPTC111996
Registered office	:	JMD Regent Square, 9th loor, Mehrauli Gurgaon Road, Gurgaon—122 001, India
Directors	:
Philip Brook
Woldingham Chace, Lunghurst Road, Woldingham, Surrey CR3 7EJ
British
Richard Holloway
40A Woo Mon Chew Road, Singapore 455155
British
Paul Sinnott
House 116, Tai Hang Hau Village, Lobster Bay, Clearwater Bay, Kowloon Hong Kong
British
Sanchit Maini
C-919 A, Sushant Lok—1, Gurgaoin, Haryana, India
Indian
Secretary	:	N/A
Authorised share capital	:	Rs 50,000 divided into 5,000,000 shares of Rs 10 each
Issued share capital	:	Rs 100,000 divided into 10,000 shares of Rs 10 each
Mortgages and charges	:	None
Registered shareholders	:	Watson Wyatt Holdings Limited Watson House, London Road, Reigate, Surrey RH2 9PQ 10,000 shares of Rs 10 each
Beneficial shareholders	:	Watson Wyatt Holdings Limited Watson House, London Road, Reigate, Surrey RH2 9PQ 10,000 shares of Rs 10 each
Accounting reference date	:	30 April
Auditors	:	Deloitte & Touche LLP
Tax residence	:	India
VAT registration number	:	N/A
Status	:	Trading
Direct subsidiaries	:	None
Name	:	Watson Wyatt Insurance Consulting Ltd
Date of Incorporation	:	25 June 2000
Place of Incorporation	:	Hong Kong
Company number	:	679948
Registered office	:	26th Floor, Wing on Centre, 111 Connaught Road Central, Hong Kong(4)

(4)
Trading address: 27/F & 29/F Sun Hung Kai Centre, 30 Harbour Road, Wanchai, Hong kong

Directors	:
Philip Brook
Woldingham Chace, Lunghurst Road, Woldingham, Surrey CR3 7EJ
British
Richard Holloway
40A Woo Moon Chew Road, Singapore 455155
British
Michael Ross
Flat 55, 4th Floor, Block EF, Higwest, 142 Pokfulam Road, Hong Kong
New Zealand
Secretary	:	Secretaries Limited (Patsy Cheng) 28/F bank of East Asia Harbour View Centre, 56 Gloucester Road, Wanchai, Hong Kong Hong Kong
Authorised share capital	:	HK $10,000 divided into 10,000 shares of HK $1 each
Issued share capital	:	HK $2 divided into 2 shares of HK $1 each
Mortgages and charges	:	None
Registered shareholders	:	Watson Wyatt Insurance & Financial Services Consulting Holdings Limited Watson House, London Road, Reigate, Surrey RH2 9PQ 2 shares of HK $1 each
Beneficial shareholders	:	Watson Wyatt Insurance & Financial Services Consulting Holdings Limited Watson House, London Road, Reigate, Surrey RH2 9PQ 2 shares of HK $1 each
Accounting reference date	:	30 April
Auditors	:	Deloitte & Touche LLP
Tax residence	:	Hong Kong
VAT registration number	:	N/A
Status	:	Trading
Direct subsidiaries	:	None
Name	:	Watson Wyatt Insurance & Financial Services Inc.
Date of Incorporation	:	5 December 2001
Place of Incorporation	:	USA
Company number	:	04-3585292
Registered office	:	2 Rocky Hill Road, Natwick, Massachusetts, MA 01760, USA(5)

(5)
Additional trading addresses: 875 third avenue, 17th Floor, New York, NY 10022, USA; 1055 West Lakes Drive, 3rd Floor, Berwyn, PA 19312, USA; 2307 Goldsmith Avenue, Thousand Oaks, CA 91360, USA

Directors	:	Philip Brook Woldingham Chace, Lunghurst Road, Woldingham, Surrey CR3 7EJ British Jesse Schwartz [401 East 65th Street Apt. 8A, New York, NY 10021, USA American
Secretary	:	Frederic Marx 79 West Concord Street, Boston, MA 02118, ###-##-#### American
Authorised share capital	:	US $3,000,000 divided into common stock of US $0.05 Par Value
Issued share capital	:	US $3,000,000 divided into common stock of US $0.05 Par Value
Mortgages and charges	:	None
Registered shareholders	:	Watson Wyatt Insurance & Financial Services Consulting Holdings Limited Watson House, London Road, Reigate, Surrey RH2 9PQ US $3,000,000 divided into common stock of US $0.05 Par Value
Beneficial shareholders	:	Watson Wyatt Insurance & Financial Services Consulting Holdings Limited Watson House, London Road, Reigate, Surrey RH2 9PQ US $3,000,000 divided into common stock of US $0.05 Par Value
Accounting reference date	:	30 April
Auditors	:	Deloitte & Touche LLP
Tax residence	:	USA
VAT registration number	:	N/A
Status	:	Trading
Direct subsidiaries	:	None
Name	:	Watson Wyatt Insurance Consulting (Korea) Limited
Date of Incorporation	:	29 January 2001
Place of Incorporation	:	South Korea
Company number	:	110111-2157380
Registered office	:	19/F Goodmorning Shinhan Tower Building, 23-2 Yuido-Dong, Youngdeungpo-Ku, Seoul, Korea

Directors	:
Philip Brook
Woldingham Chace, Lunghurst Road, Woldingham, Surrey CR3 7EJ
British
Yuko Song
101-Dong, 901 Ho City Apt., Chungdam-Dong 106-21, Kangnam-Gu, Seoul 135-101, Korea
Korean
Paul Sinnott
House 116, Tai Hang Hay Village, Lobster Bay, Clearwater Bey, Kowloon, Hong Kong
British
Secretary	:	N/A
Authorised share capital	:	Won 200,000,000 divided into 20,000 shares of Won 10,000 each
Issued share capital	:	Won 50,000,000 divided into 5,000 shares of Won 10,000 each
Mortgages and charges	:	None
Registered shareholders	:	Watson Wyatt Insurance & Financial Services Consulting Holdings Limited Watson House, London Road, Reigate, Surrey RH2 9PQ 5,000 shares of Won 10,000 each
Beneficial shareholders	:	Watson Wyatt Insurance & Financial Services Consulting Holdings Limited Watson House, London Road, Reigate, Surrey RH2 9PQ 5,000 shares of Won 10,000 each
Accounting reference date	:	30 April
Auditors	:	Deloitte & Touche LLP
Tax residence	:	Korea
VAT registration number	:	N/A
Status	:	Trading
Direct subsidiaries	:	None
Name	:	Watson Wyatt Kft
Date of Incorporation	:	6 June 2002
Place of Incorporation	:	Hungary
Company number	:	N/A
Registered office	:	Ürömi u. 24-28, Fsz. 3, 1023 Budapest, Hungary
Directors	:	Gyula Horváth Széchenyi tér 13, Veresegyház, Hungary 2112 Hungarian Philip Brook Woldingham Chace, Lunghurst Road, Woldingham, Surrey CR3 7EJ British

Secretary	:	N/A
Authorised share capital	:	HUF 3,000,000(6)

(6)
The capital of a Kft consists of business quotas. The minimum value of a business quota is HUF 100,000

Issued share capital	:	HUF 3,000,000
Mortgages and charges	:	None
Registered shareholders	:	Watson Wyatt Insurance & Financial Services Consulting Holdings Limited Watson House, London Road, Reigate, Surrey RH2 9PQ
Beneficial shareholders	:	Watson Wyatt Insurance & Financial Services Consulting Holdings Limited Watson House, London Road, Reigate, Surrey RH2 9PQ Watson Wyatt Insurance & Financial Services Consulting Holdings Limited
Accounting reference date	:	30 April
Auditors	:	Deloitte & Touche LLP
Tax residence	:	Hungary
VAT registration number	:	N/A
Status	:	Trading
Direct subsidiaries	:	None
Name	:	Watson Wyatt Insurance Consulting GmbH
Date of Incorporation	:	21 January 2004
Place of Incorporation	:	Germany
Company number	:	HRB 150848 Munich
Registered office	:	Theresienhöhe 13a, 80339 München, Deutschland
Directors	:	Matthias Bonikowski Käthe-Kollwitz-Weg 40, 50374 Erftstadt, Germany German Philip Brook Woldingham Chace, Lunghurst Road, Woldingham, Surrey CR3 7EJ British
Secretary	:	N/A
Authorised share capital	:	€25,000 equating to 500 shares of €50 each
Issued share capital	:	€25,000 equating to 500 shares of €50 each
Mortgages and charges	:	None

Registered shareholders	:	Watson Wyatt Insurance & Financial Services Consulting Holdings Limited Watson House, London Road, Reigate, Surrey RH2 9PQ 500 shares of €50 each
Beneficial shareholders	:	Watson Wyatt Insurance & Financial Services Consulting Holdings Limited Watson House, London Road, Reigate, Surrey RH2 9PQ 500 shares of €50 each
Accounting reference date	:	30 April
Auditors	:	Deloitte & Touche, Rosenheimer Platz 4, 81669 München, Deutschland
Tax residence	:	Germany
VAT registration number	:	DE 232 665 738
Status	:	Trading
Direct subsidiaries	:	None

SCHEDULE 3

Drawings Payment Dates

1.
Drawings relating to the period from 1 May, 2005 to the Completion Date will be payable on 23 September 2006.

2.
Main Partner drawings relating to the Financial Year ended 30 April 2005 will be payable on 25 July 2005, 25 October 2005, 25 January 2006 and 25 April 2006.

3.
Equity Partner drawings relating to the Financial Year ended 30 April 2005 will be payable on 23 September 2005.

SCHEDULE 4

Seller's Knowledge

Individual	Area of responsibility
Paul Thornton	All Warranties
Babloo Ramamurthy	All Warranties
Philip Brook	All Warranties to the extent relating to Insurance & Financial Services Practice
Mark Stewart	All Warranties to the extent relating to Benefits Practice
Clare Muhiudeen	All Warranties to the extent relating to Human Capital Group
Kevin Carter	All Warranties to the extent relating to Investment Practice
David Dow	All Warranties to the extent relating to Benefits Administration Solutions
Nicholas Dumbreck	Accounts, Current Financial Affairs, Current Trading Affairs, Assets
Jonathan Beater*	Corporate Matters, Property Matters
Richard Timmins*	Accounts, Current Financial Affairs, Current Trading Affairs, Assets, Registration Statement (Warranties 9.2 and 9.3)
Sophie Oxtoby*	Accounts, Current Financial Affairs, Assets, Registration Statement (Warranties 9.2 and 9.3)
Gillian Hiles*	Accounts, Current Financial Affairs, Current Trading Affairs, Assets, Registration Statement (Warranties 9.2 and 9.3)
Simon Callander*	Contracts and Commitments, Corporate Matters, Employees, Intellectual Property, Insurance
Tim Ovington*	Employees
Melvin Brandman*	Intellectual Property, Computer Systems
Tim Page*	Taxation
Tony Foster*	Corporate Taxation
Tony Walters*	Computer Systems (to the extent relating to financial systems)
Joe Green*	Paragraphs 4.4 and 4.6 of Current Trading Affairs
Michael Brough*	Pensions

*
denotes Business Services function heads or those having specific function responsibility, as referred to in clause 1.9.

SCHEDULE 5

Part 1: Seller's Pre-Completion Obligations

1.
The Seller undertakes to the Purchaser, WCHL and WWCH that:

1.1
it shall take such action as is necessary to duly call, give notice of, convene and hold a special meeting of the Main Partners by no later than 5 Business Days before the meeting of WWCH stockholders referred to in paragraph 1.6 of part 2 of this schedule 5, to consider and vote upon approval of the transactions contemplated by this agreement;

1.2
it shall furnish WWCH with all information concerning WWLLP and WWP (including the Business, the Assets, the Irish Branch Assets, the Assumed Liabilities and the Partners) as is required for inclusion in the Registration Statement or otherwise by the Commission, and shall cooperate with WWCH in the preparation of the Registration Statement in a timely fashion;

1.3
if, at any time after the Registration Statement is filed, any event should occur that results in any of the information furnished by WWLLP for inclusion in the Registration Statement containing an untrue statement of a material fact, or omitting to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements are made, not misleading, or that otherwise is required to be disclosed in an amendment or supplement to the Registration Statement, in each case relating to WWLLP, WWP, the Business, the Assets, the Irish Branch Assets, the Assumed Liabilities or the Partners, WWLLP shall promptly notify WWCH of the occurrence of such event and shall promptly furnish WWCH with such information as may be required for inclusion in the Registration Statement or otherwise by the Commission;

1.4
it shall cooperate with WWCH in the delivering the Registration Statement to the Main Partners, the Equity Partners and the Former Partners;

1.5
it shall, following the Commission having declared the Registration Statement effective under the Securities Act, sell the 100,000 WWCH Shares owned by the Seller on the NYSE market;

1.6
it shall consult fully with WWC in relation to any matters which may have a material effect upon the Business as a whole and it shall, and shall procure that each other member of the Seller's Group shall:

(a)
carry on the Business in the ordinary and usual course in the same manner as it was operated prior to the date of this agreement (including, for the avoidance of doubt, the payment of any Tax and the submission of any return in connection with Tax which is required to be paid or submitted on or prior to Completion) and, subject to the other provisions of this part 1 of schedule 5, use its reasonable endeavours to maintain its trade and trade connections and client relationships;

(b)
subject to the other provisions of this part 1 of schedule 5, take all reasonable steps to preserve and protect the Business and remove none of the Assets from any of the Properties or otherwise dispose of any of the Assets save in the ordinary and usual course of business;

(c)
promptly give to the Purchaser full details of any material change in that part of the Business conducted by WWLLP or any Sale Company;

(d)
maintain in force the Insurance Policies, and use efforts, consistent with those employed by WWLLP prior to Completion, to procure that replacement insurance policies which are equivalent in all material respects to the Insurance Policies are obtained (or the Insurance Policies are extended) to cover at least the period, if any, from 30 April 2005 to the Completion Date, and not knowingly do anything to permit any of the Insurance Policies or such extensions or replacements to lapse or knowingly do anything which would make any of the Insurance Policies void or voidable;

  (e)
  to the extent permitted by law, provide the Purchaser and any persons authorised by it, with such information (including copies of contracts, supplier lists and customer lists) as the Purchaser may reasonably require for the purpose of assisting with the integration of the Business into the business of the Purchaser and other members of the Purchaser's Group or implementing the terms of this agreement and instruct its employees to give promptly such information and explanations to any such persons as aforesaid as may reasonably be requested by it or them for the purpose of assisting with the integration of the Business into the business of the Purchaser or implementing the terms of this agreement;

1.7
it shall, and shall procure that the other members of the Seller's Group shall:

(a)
update the Purchaser and WWC in respect of the conduct and progress of the PI Claims brought against WWP in respect of Independent Insurance Limited, Cotesworth Capital Limited and Credit Lyonnais and any other PI Claim where the amount claimed is £5,000,000 or more;

(b)
provide to the Purchaser and WWC and their professional advisers such information as the Purchaser reasonably requests (with regard to the Seller's proper interests in retaining legal professional privilege) to allow the Purchaser and WWC to monitor the PI Claims referred to in paragraph (a) above; and

(c)
not make or attempt to make any admission of liability, agreement, settlement or compromise in relation to any PI Claim of the nature referred to in paragraph (a) without having first consulted in good faith with the Purchaser or WWC in respect thereof.

1.8
it shall not, and shall procure that no other member of the Seller's Group shall:

(a)
make, or agree to make, any payment other than payments in the ordinary and usual course of the Business;

(b)
incur any expenditure exceeding £100,000 per item on capital account;

(c)
whether in the ordinary and usual course of business or otherwise, dispose of or agree to dispose of or grant any option in respect of, or acquire or agree to acquire, any asset, including any business or entity, having a value in excess of £100,000 or receive any service otherwise than at market value;

(d)
modify, agree to terminate or assign any Business Contract, Client Contract or Specified Contract (except as otherwise agreed between the parties) which may result in any material change in the nature or scope of the Business taken as a whole;

(e)
effect any material change in the general practices of invoicing clients, collecting debts, setting fees, providing discounts or writing off work-in-progress, from those practices adopted at the date of this agreement;

(f)
issue, allow to come into being or grant any Encumbrance over any of the Assets, or assets of the Sale Companies, otherwise than a Permitted Encumbrance or other retention of title provisions in the ordinary and usual course of business;

(g)
other than in the ordinary and usual course of business, grant, modify, dispose of or terminate, or agree to grant, modify, dispose of or terminate any rights or enter into any agreement (including any licence, franchise, assignment, lien, Encumbrance, charge, agreement or arrangement) relating to any Intellectual Property, which would in each case have a material adverse impact on the ability of the Seller to operate the Business in the same manner as operated at the date of this agreement;

  (h)
  other than in the ordinary and usual course of business, permit any registrations of Intellectual Property to lapse;

  (i)
  amend, vary or withdraw an existing VAT registration or make any election to waive any exemption from VAT;

  (j)
  acquire or dispose of any freehold or leasehold property or grant any lease in respect of any of the Properties in cases where the consideration payable or receivable in connection with such acquisition, disposal or grant exceeds £100,000;

  (k)
  make, or announce any proposal to make, any material change or addition (whether immediate, conditional or prospective) to the terms and conditions of or in respect of employment of any particular band of the Transferring Employees (save for the 2005 annual pay review of the Transferring Employees and the employees of the Sale Companies, provided that such pay review is in the ordinary course and consistent with prior practice of the Business in respect of annual pay reviews);

  (l)
  (other than the Bonus Payments, the Uplift Bonus Payments and the Stub Period Bonus Payments or any other bonus payments details of which have been disclosed in writing by the Seller to the Purchaser prior to the signing of this agreement) make or agree to make any payment or agree to provide any benefit to any Transferring Employee or any employee of any Sale Company, or any of their dependants, in connection with completion of the transactions contemplated by this agreement;

  (m)
  make, or announce any proposal to make, any material change (whether immediate, conditional or prospective) to any, or grant or create any additional, retirement, death or disability benefits scheme other than those required by law or which are set out in the Disclosure Letter, or take any action or allow any action to be taken in relation to any such scheme other than in the ordinary and usual course of administering any such scheme or omit to take any action, or allow any action to be taken, which is necessary or prudent for the proper operation of any such scheme;

  (n)
  institute, settle or agree to settle any legal proceedings relating to the Business save for proceedings in respect of Excluded Liabilities and save also for debt collection in the ordinary and usual course of business not exceeding £100,000;

  (o)
  save for dividends or distributions to another member of the Seller's Group, declare, pay or make any dividend or other distribution;

  (p)
  issue any shares or securities or grant any option to subscribe for or acquire shares or securities;

  (q)
  insofar as the same is within the power of WWLLP or the relevant member of the Seller's Group, do, allow or procure any act or omission which would constitute a breach of the Warranties given at Completion set out in paragraph 1.1 (to the extent it relates to the Sale Companies), paragraphs 1.2 to 1.9 inclusive and paragraph 10 of schedule 9;

  (r)
  issue any disclosure, communication or announcement to any of its employees relating to the existence or subject matter of this agreement without prior approval thereof by the Purchaser;

  (s)
  agree, conditionally or otherwise, to do any of the foregoing,

        provided that the Seller and the other members of the Seller's Group shall be entitled to do any of the things specified in paragraphs 1.7(a) to 1.6(r) inclusive of this schedule in order to comply with any applicable laws, regulations and other requirements having the force of law, or as expressly contemplated by this agreement or the other Transaction Documents or with the prior written consent of the Purchaser, not to be unreasonably withheld or delayed.

Part 2: Purchaser's and WWCH's Pre-Completion Obligations

1.
Each of the Purchaser and WWCH undertake to the Seller that:

1.1
WWCH shall use its reasonable endeavours to prepare and file the Registration Statement with the Commission as soon as reasonably practicable following the date of this agreement and following receipt from WWLLP of the information required to be furnished for inclusion therein by WWLLP;

1.2
WWCH shall take all action required under United States federal and applicable state laws in connection with (i) the issuance and transfer to WWLLP at or after Completion of the Consideration Stock; (ii) the issuance and transfer to WWLLP of the Contingent Stock on or after the Final Determination Date; and (iii) the public resale of the Consideration Stock and Contingent Stock by the Selling Stockholders;

1.3
WWCH shall use all reasonable endeavours to have the Registration Statement declared effective under the Securities Act as promptly as possible after it is filed with the Commission and shall use all reasonable endeavours to have the Consideration Stock and the Contingent Stock approved for listing on the NYSE before Completion, subject to official notice of issuance;

1.4
WWCH shall send to WWLLP and to WWCH's stockholders copies of the final proxy statement/prospectus included as part of the Registration Statement which is declared effective under the Securities Act at least 20 Business Days before the first to occur of the special meeting of the Main Partners referred to in paragraph 1 of schedule 1 and the special meeting of the WWCH stockholders referred to in paragraph 2 of schedule 1, together with such amendments and supplements to the proxy statement/prospectus as may be necessary, in light of developments occurring subsequent to the mailing of the proxy statement/prospectus, to ensure that the proxy statement/prospectus will not, on the dates of such special meetings, contain any untrue statement of a material fact, or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, subject, where applicable, to WWCH's receipt of the information required to be furnished by WWLLP for inclusion in such Registration Statement and such amendments or supplements;

1.5
WWCH shall give WWLLP and its representatives and counsel a reasonable opportunity to participate in the drafting of the Registration Statement and to review the Registration Statement on each occasion before the Registration Statement is filed with the Commission, before a request for acceleration of the effectiveness of the Registration Statement is made by WWCH to the Commission and before the final proxy statement/prospectus is sent to WWLLP and WWCH stockholders. WWCH shall not file the Registration Statement or any amendment thereto without the prior concurrence of WWLLP to the filing. Before the initial filing of the Registration Statement, WWCH and WWLLP shall, in a mutually agreed document, identify the disclosures that shall be deemed to have been "furnished" for inclusion in the Registration Statement by WWLLP for the purposes of this agreement. WWCH shall advise WWLLP promptly after receiving notice of the time at which each filing of the Registration Statement has become effective, of the issuance of any stop order, of the suspension of the qualification of the Consideration Stock and Contingent Stock for offering or sale in any jurisdiction, or of any request by the Commission for amendment of the proxy statement/prospectus or the Registration Statement or comments thereon and responses thereto or requests by the Commission for additional information;

1.6
WWCH shall take such action as is necessary in accordance with applicable law and its articles and bylaws to duly call, give notice of, convene and hold a meeting of WWCH stockholders, to be held as soon as practicable after the effective date of the Registration Statement to consider and vote upon approval of the issuance of the Consideration Stock and the Contingent Stock in connection with the transactions contemplated by this agreement;

1.7
WWCH shall, and shall procure that each other member of the Purchaser's Group shall:

(a)
(save for acquisitions and dispositions, in respect of which the provisions of paragraph (e) below apply) carry on its business in the ordinary and usual course in the same manner as its business was operated prior to the date of this agreement and, subject to the other provisions of this part 2 of schedule 5, use its reasonable endeavours to maintain its trade and trade connections and client relationships;

(b)
subject to the other provisions of this part 2 of schedule 5 take all reasonable steps to preserve and protect its business;

(c)
maintain in force its insurance policies, and, to the extent necessary, use efforts, consistent with those employed by it prior to Completion, to procure that replacement insurance policies which are equivalent in all material respects to such insurance policies are obtained (or such insurance policies are extended) to cover the period, if any, from 30 June 2005 to the Completion Date, and not knowingly do anything to permit any of those insurance policies or such extensions or replacements to lapse or knowingly do anything which would make any of those insurance policies void or voidable;

(d)
to the extent permitted by law, provide the Seller and any persons authorised by it, with such information (including copies of contracts, supplier lists and customer lists) as the Seller may reasonably require for the purpose of assisting with the integration of the Business into the business of the Purchaser or implementing the terms of this agreement and instruct its employees to give promptly such information and explanations to any such persons as aforesaid as may reasonably be requested by it or them for the purpose of assisting with the integration of the Business into the business of the Purchaser or implementing the terms of this agreement; and

(e)
consult with the Seller before agreeing (whether in legally binding form or not) the acquisition or disposition of, or granting any option in respect of, any equity interest in or assets of any business or entity or division thereof, which in each case would reasonably be expected to result in a material change in the nature or scope of the business of WWCH or other relevant member of the Purchaser's Group, provided that the Purchaser and the other members of the Purchaser's Group shall be entitled not to comply with paragraphs 1.7(a) to 1.7(d) inclusive, or to do anything in paragraph 1.7(e) without consulting with the Seller, in order to comply with any applicable laws, regulations and other requirements having the force of law or as expressly contemplated by this agreement or the other Transaction Documents or with the prior written consent of the Seller (not to be unreasonably withheld or delayed) and provided further that in no circumstances shall the directors of any member of the Purchaser's Group be prevented or inhibited from taking such actions as they consider necessary for the proper discharge by them of the fiduciary duties to which they are subject as directors pursuant to Delaware law.

SCHEDULE 6

Completion

Part 1: Seller's Obligations at Completion

        At Completion, the Seller shall:

1.1
deliver to the Purchaser (or, insofar as the items listed below are Completion Deliverables, provide joint written instructions with the Purchaser to the Seller's Solicitors to deliver to the Purchaser in accordance with the Completion Deliverables Escrow Letter):

(a)
the Assignment of Trade Marks;

(b)
or make available for collection at the Properties all the Assets which are capable of passing by delivery when, by virtue of such delivery, title to those Assets shall pass to the Purchaser;

(c)
a sum equal to the aggregate amount of all cash in hand, cash in bank and cash equivalents of WWLLP at Completion less the Provisional Excluded Cash by CHAPS to the Purchaser's account notified to the Seller not less than 5 Business Days prior to Completion;

(d)
a certificate in the agreed form, duly executed by a designated member of the Seller, in relation to the Condition set out in paragraph 14 of schedule 1;

(e)
or make available for collection at the Properties all the Business Contracts and Specified Contracts which are reduced to writing and all books, records and other documents to be transferred and delivered to the Purchaser under this agreement including the Business Records and all Business Information;

(f)
certified copies of any powers of attorney under which any of the Transaction Documents or the documents referred to in this paragraph 1.1 of part 1 of this schedule is executed or evidence satisfactory to the Purchaser of the authority of any person signing on behalf of the Seller;

(g)
a certified copy of a resolution passed by a 75% Majority of Main Partners (as such term is defined in the LLP Agreement), resolving to change the Seller's name to some other name not including the words "Watson Wyatt" or any words resembling the same;

(h)
in respect of the Opted Properties, copies of elections to waive exemption pursuant to paragraphs 2 and 3 of Schedule 10 to VATA together with copies of all acknowledgements issued by H.M. Customs & Excise;

(i)
duly executed transfers of all of the Shares into the name of the Purchaser or its nominee together with the relevant share certificates (or indemnities in respect thereof in the agreed form);

(j)
copies of the share certificates in respect of all the issued capital in each of the Subsidiaries (or indemnities in respect thereof in the agreed form) and make available for collection at the Properties the originals of the same;

(k)
or make available for collection at the Properties all the statutory and other books (duly written up to, but not including, Completion) of each Sale Company and their respective certificates of incorporation and common seals in its possession;

(l)
a duly executed irrevocable power of attorney in the agreed form in respect of the Shares enabling the Purchaser (during the period prior to the registration of the transfer of the Shares) to exercise all voting and other rights attaching to the Shares;

(m)
the Non-Compete Agreements duly executed by each of the Main Partners;

  (n)
  the Stock Transfer Agreement, duly executed by WWLLP;

  (o)
  the Service Agreements duly executed by each of the Main Members who have not executed their Service Agreement prior to the signing of this agreement;

  (p)
  the Letter of Comfort, duly executed by WWLLP.

1.2
cause the directors of WWHL and WWTL to hold meetings of the boards of WWHL and WWTL at which the directors of WWHL and WWTL shall pass resolutions in the agreed form to (i) approve the registration of the Purchaser as owner of the Shares subject only to the production of duly stamped and completed transfers in respect of the Shares and (ii) approve and authorise the changing of the accounting reference date to 30 June, and WWLLP shall furnish to the Purchaser on Completion duly signed minutes of the meetings.

Part 2: Purchaser's Obligations at Completion

1.
At Completion the Purchaser shall:

(a)
pay the Cash Consideration by CHAPS to the Seller's Solicitors' account at Royal Bank of Scotland (Sort Code: 16-00-19 Account Number: 12311038) and such payment shall constitute a valid discharge of the Purchaser's to make the payment of Cash Consideration to the Seller;

(b)
transfer the first tranche of Consideration Stock to a brokerage account in the name of WWLLP with Salomon Smith Barney in accordance with schedule 17;

2.
At Completion the Purchaser shall:

(a)
deliver to the Seller certified copies of any powers of attorney under which any of the Transaction Documents or the documents referred to in this part 2 of this schedule is executed or evidence satisfactory to the Seller of the authority of the person signing on behalf of the relevant member of the Purchaser's Group;

(b)
deliver to the Seller (or, insofar as the items listed below are Completion Deliverables provided joint written instructions with the Seller to the Seller's Solicitors to deliver to the Seller in accordance with the Completion Deliverables Escrow Letter):

(i)
the Non-Compete Agreements duly executed by WWL;

(ii)
the Stock Transfer Agreement duly executed by WWL and WWCH;

(iii)
the Pension Scheme Deed of Variation duly executed by WWL; and

(iv)
the Service Agreements duly executed by WWL to the extent that the same have not been so executed prior to the signing of this agreement.

SCHEDULE 7

Part 1: Determination of 2007 Net Revenue and 2007 Aggregate Staff Costs

1.1
The Purchaser will prepare and deliver draft 2007 Accounts, together with a statement of the 2007 Net Revenue and the 2007 Aggregate Staff Costs and an explanation of how such sums have been determined, to WWLLP as soon as practicable following 30 June, 2007 and in any event within 40 Business Days thereafter. The draft 2007 Accounts shall be prepared by the Purchaser on the basis of the information provided to the Purchaser's auditors for the purposes of auditing the financial results of the Purchaser and its subsidiaries for the Financial Year ended 30 June, 2007.

1.2
The 2007 Accounts will be prepared and the 2007 Net Revenue and 2007 Aggregate Staff Costs valued and determined in accordance with the policies and principles that are referred to and in the order shown in this paragraph 1.2:

(a)
the policies set out in paragraph 1.3 below;

(b)
to the extent not inconsistent with 1.2(a), in accordance with the same accounting principles, practices, evaluation rules, procedures, methods and bases as those adopted in the preparation of the 2004 Management Accounts; and

(c)
to the extent not inconsistent with 1.2(a) and (b), in accordance with Relevant Accounting Standards which are extant at 30 June 2007.

1.3
The following are the policies referred to in paragraph 1.2:

(a)
Accounts receivable and work-in-progress shall be reserved for as follows: 100% of all work-in-progress more than 90 days old; 40% of billed accounts receivable more than 90 days but less than 180 days old; 100% of billed accounts receivable more than 180 days old. For these purposes, ageing for billed accounts receivable commences at the invoice date and ageing for work-in-progress commences on the last day of the month in which the work-in-progress is recognised;

(b)
2007 Aggregate Staff Costs shall include any employees of the Purchaser or any of the other Relevant Associated Companies who are employed in the Continuing Business from time to time, notwithstanding that such employees were not employed in the Business as at the Completion Date;

(c)
2007 Aggregate Staff Costs shall exclude the costs of Business Services Staff;

(d)
2007 Aggregate Staff Costs shall include the 15% pensions allowance, payable as part of the 27% benefit uplift attributable to Bands 5 and 6 employees, but excludes any other pensions costs;

(e)
2007 Aggregate Staff Costs shall exclude vacation accruals for all employees;

(f)
2007 Aggregate Staff Costs shall include all employee bonus payments;

(g)
2007 Aggregate Staff Costs shall exclude PAYE, National Insurance costs and any other wage related Taxes in respect of all employees; and

(h)
2007 Aggregate Staff Costs shall include the staff costs in the Financial Year ended 30 June, 2007 which would otherwise have been capitalised and shall exclude amortisation of staff costs which have previously been capitalised, in each case in relation to internally developed software (whether for internal use or external sales) and the costs of such software development shall be deemed to have been expensed through the profit and loss account rather than capitalised.

1.4
The parties acknowledge that revenues and costs of certain affiliates of WWLLP (other than the Sale Companies), for example Watson Wyatt Brans, have previously been included in figures for WWLLP prepared on a hypothetical basis as if such affiliates were members of the Seller's Group. For the avoidance of doubt, it is agreed that the 2007 Accounts shall not include the results of any such affiliates as if they were members of the Purchaser's Group but that Net Revenue shall and does in the ordinary course include dividends, profit share and royalties received from such affiliates.

1.5
WWLLP will have a period of 40 Business Days (the "Agreement Period") in which to review and agree or dispute the Purchaser's determination of the 2007 Net Revenue and 2007 Aggregate Staff Costs.

1.6
The Purchaser's determination of 2007 Net Revenue and 2007 Aggregate Staff Costs will be deemed to constitute the final and binding 2007 Net Revenue and 2007 Aggregate Staff Costs unless WWLLP serves a notice on the Purchaser within the Agreement Period disputing the amount so determined.

1.7
In the event that WWLLP serves a notice disputing the Purchaser's determination of 2007 Net Revenue and 2007 Aggregate Staff Costs within the Agreement Period then, unless the Purchaser and WWLLP have resolved the disputed matter (a "Joint Resolution") within a further 20 Business Days after the date of such notice, either the Purchaser or WWLLP may refer the matter for determination in accordance with clause 16 of this agreement.

1.8
Each of the Purchaser and WWLLP will promptly provide the other and its advisers with all information (in its possession or control), including access at all reasonable times to all books and records, and all co-operation and assistance as may be reasonably required to enable the other to determine the 2007 Net Revenue and 2007 Aggregate Staff Costs.

1.9
For the purposes of this agreement, final determination or determinations and the "Final Determination Date" shall mean:

(a)
the statement of the 2007 Net Revenue and 2007 Aggregate Staff Costs submitted to the Seller pursuant to paragraph 1.1 (if the Seller has not served notice on the Purchaser within the Agreement Period) in which case the "Final Determination Date" shall be the end of the Agreement Period;

(b)
the Joint Resolution (if a disagreement shall have been resolved as mentioned in paragraph 1.7), in which case the "Final Determination Date" shall be the date of the Joint Resolution; and

(c)
the decision of the expert referred to in clause 16 (if a disagreement shall have been referred to determination in accordance with paragraph 1.7), in which case the "Final Determination Date" shall be 5 Business Days after the date upon which the expert's decision shall have been given.

Part 2: Obligations pending final determination of Contingent Stock

1.1
The Purchaser undertakes to WWLLP, until the Final Determination Date (the "Earn Out Period"), that it shall and shall cause each Relevant Associated Operation (but in respect only of the Continuing Business) to:

(a)
appoint, empower and maintain a management team for the Continuing Business, which shall (i) be appointed (and any replacement members appointed) in consultation with WWLLP; and (ii) be focussed on and incentivised to deliver (aa) superior financial performance and return to WWCH's stockholders and (bb) increased revenues (including 2007 Net Revenue) and decreased costs (including 2007 Aggregate Staff Costs) with an emphasis on meeting the conditions for the payment of the Contingent Stock and achieving the NOI targets specified in part 3 of schedule 13;

  (b)
  carry on its part of the Continuing Business in the ordinary and usual course in the same manner as the Business was operated prior to Completion and use its reasonable endeavours to maintain its trade and trade connections and client relationships;

  (c)
  take all reasonable steps to preserve and protect the Continuing Business;

  (d)
  not:

  (i)
  petition for liquidation or permit or procure the passing of a resolution to wind it up voluntarily;

  (ii)
  directly or indirectly request or procure the appointment of a receiver over the whole or any part of its assets or undertaking;

  (iii)
  change its accounting reference date (other than to 30 June);

  (iv)
  take any action which causes it or them to incur as 2007 Aggregate Staff Costs any staff costs that are properly attributable to a period before or after the period in which 2007 Aggregate Staff Costs are determined;

  (v)
  make any material change or addition to any terms and conditions of or in respect of employment of any band of its employees, where to do so would have a material adverse effect on 2007 Aggregate Staff Costs;

  (vi)
  make any material change (whether to the benefits receivable or contributions payable thereunder) to any, or grant or create any additional, retirement, death or disability benefits scheme other than those required by law or which are in existence at the date of this agreement, or take any action or allow any action to be taken in relation to any such scheme other than in the ordinary and usual course of administering any such scheme or omit to take any action, or allow any action to be taken, which is necessary or prudent for the proper operation of any such scheme, other than in circumstances where the proposed action or inaction would not have a material adverse effect on 2007 Aggregate Staff Costs;

  in each case, unless an appropriate adjustment to the calculation of 2007 Net Revenue and/or 2007 Aggregate Staff Costs has first been agreed between WWLLP and the Purchaser or unless the prior written consent of WWLLP has first been obtained, such consent not to be unreasonably withheld or delayed; provided that the Purchaser may take any such action without such agreement or consent if the costs properly attributable to such action are excluded from 2007 Aggregate Staff Costs.

1.2
The Purchaser undertakes to WWLLP, during the Earn Out Period, that it shall procure that neither WWC, nor any other member of the Purchaser's Group shall without the Seller's consent entice or seek to entice away any person employed in the Continuing Business to work for any other member of the Purchaser's Group (other than in connection with the Continuing Business).

1.3
Notwithstanding paragraph 1.1, the Purchaser shall not be required to take or refrain from taking, or to procure that any Sale Company or other Relevant Associated Company takes or refrains from taking, an action if at the relevant time the Purchaser or the relevant Sale Company or other Relevant Associated Company is insolvent or if an administration order is made or a receiver (including an administrative receiver) is appointed in respect of the whole or any part of any of the property, assets and/or undertaking of the Purchaser or the relevant Sale Company or other Relevant Associated Company.

1.4
It is acknowledged and agreed that in no circumstances shall the directors of any member of the Purchaser's Group be prevented or inhibited from taking such actions as are necessary for the proper discharge by them of the fiduciary duties to which they are subject as directors in order to comply with any applicable laws, regulations and other requirements having the force of law.

1.5
It is agreed that the only remedy available to the Seller for a breach by the Purchaser of its obligations set out in this schedule 7 shall be a claim for damages for loss suffered as a result of such breach of contract and the parties further agree and acknowledge that the maximum reasonable measure of such damages shall be the value of the Contingent Stock that would have been receivable but for such breach of contract.

Part 3: Adjustments in respect of acquisitions and divestitures

        For the purposes of this Part 3, "Start Up Business" means:

  (a)
  an operation commenced after Completion by any practice group of the Continuing Business in a territory where such practice group has not previously carried on business through an operation based in that territory; and

  (b)
  an operation or business commenced after Completion by any practice group of the Continuing Business in any territory (whether that practice group operates in such territory at the date of this agreement or not) of a type which has not previously been carried out by that practice group in such territory.

1.1
If any business is acquired, the Continuing Business commences a Start Up Business or all or any part of the Continuing Business is sold, during the Earn Out Period by the Purchaser or any of the Relevant Associated Companies in connection with the Continuing Business, the Purchaser and WWLLP shall seek to agree appropriate adjustments to the figures of 47.0 and 45.7 that appear in clause 4.3 of this agreement.

1.2
If, in the case of an acquisition of a new business or the commencement of a Start Up Business, the Purchaser and WWLLP are unable to reach agreement within 21 Business Days from the date of acquisition of the new business or start up (as the case may be), the revenues and costs of the new business or Start Up Business (as the case may be) shall be excluded from the calculations of 2007 Net Revenue and 2007 Aggregate Staff Costs.

1.3
If, in the case of the sale of all or any part of the Continuing Business, the Purchaser and WWLLP are unable to reach agreement within 21 Business Days from the date of sale of such business, the figures of 47.0 and 45.7 that appear in clause 4.3 of this agreement shall automatically be recalculated on the basis that the results of the sold business that were included in the calculations of those figures shall be extracted, as if the sold business had not been a part of the Business in the Financial Year ended 30 April, 2004.

SCHEDULE 8

Post-Completion Obligations

Part 1: Obligations of Seller post-Completion

        The Seller undertakes to the Purchaser to do the following, after Completion:

1.     ASSISTANCE BY SELLER

1.1
to execute and perform:

(a)
the BTA Deed of Novation immediately after Completion; and

(b)
all such deeds and documents (or procure the execution or performance of them) as the Purchaser may from time to time reasonably require for the purpose of vesting in it the full benefit of the Assets (excluding the Business Properties) and the Business and, pending such vesting, the Seller shall hold the benefit of the relevant Asset in trust for the Purchaser;

1.2
to use reasonable endeavours, taking into account its resources and the employees and information made available to it by the Purchaser:

(a)
to arrange with the insurers of all insurance policies relating to the Business that have not been transferred to the Purchaser that, to the extent permitted under the terms of such insurance policies, such policies be endorsed with a clause naming the Purchaser as loss payee in respect of claims relating to the Business and the Assets and, if the Purchaser is not permitted to bring a claim under any such insurance policy, to take such action as the Purchaser may reasonably require to bring a claim thereunder. To the extent that any insurance proceeds in respect of any such claim are paid to the Seller after Completion, the Seller shall, within 5 Business Days account to the Purchaser in respect thereof and, pending that accounting, shall hold all sums so received in trust for the Purchaser (provided that WWLLP shall be held not to be in breach of its obligations hereunder to the extent that insurance proceeds received into the account of WWLLP are transferred to the Purchaser under any cash sweep mechanism put into effect by the parties after Completion);

(b)
from time to time to supply to the Purchaser such information and assistance as the Purchaser may reasonably require for the purpose of implementing the provisions of this agreement and enabling them to carry on the Business in the same manner as and no less efficiently than the Seller;

(c)
to give to the Purchaser all reasonable assistance to enable the Purchaser to enforce or obtain the full benefit of the Third Party Claims; and

(d)
to pass on or refer to the Purchaser all notices, correspondence, information, orders or enquiries relating to the Business which are received by the Seller (and for these purposes such notices, correspondence, information, orders or enquiries received at any of the Properties or by any employees of the Continuing Business after Completion shall be deemed to have been passed on or referred to the Purchaser);

(e)
for a period of seven years from Completion to make available any books, accounts, returns and records not delivered to the Purchaser at Completion (including the Excluded Business Records) which contain Business Information for inspection by representatives of the Purchaser during working hours on reasonable advance notice being given; and

(f)
during the period of seven years after Completion (and without prejudice to any of the Warranties) if any Business Information has not previously been provided to the Purchaser in accordance with this agreement or is not readily discoverable by the Purchaser but is in the possession or under the control of or available to the Seller to procure that such Business Information is provided to the Purchaser as soon as reasonably practicable following request.

1.3
if, at any time after the Registration Statement is filed, and for so long as the Registration Statement is effective, any event should occur that results in any of the information furnished by WWLLP for inclusion in the Registration Statement containing an untrue statement of a material fact, or omitting to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements are made, not misleading, or that otherwise is required to be disclosed in an amendment or supplement to the Registration Statement, in each case relating to WWLLP, WWP, the Business, the Assets, the Assumed Liabilities or the Partners, WWLLP shall promptly notify WWCH of the occurrence of such event and shall promptly furnish WWCH with such information as may be required for inclusion in the Registration Statement or otherwise by the Commission; provided that WWLLP shall only be required to furnish the foregoing information in connection with any amendment or supplement to the Registration Statement after Completion to the extent WWLLP has, or would reasonably be expected to be in possession of, such information.

Part 2: Obligations of Purchaser and WWCH post-Completion

        WWCH and the Purchaser undertake to the Seller to do the following, after Completion:

1.1
execute and perform, and procure that WCHL executes and performs, the BTA Deed of Novation immediately after Completion;

1.2
transfer the second and third tranches of Consideration Stock to the brokerage account of WWLLP specified in paragraph 1(b) of part 2 of schedule 6, in accordance with schedule 17;

1.3
provide reasonable assistance, including the provision of resources, information and employee time, to WWLLP in connection with WWLLP's preparation of its statutory accounts for the Financial Year ended 30 April, 2006 (provided that WWCH and the Purchaser shall not be responsible for any external costs, charges and expenses required to be incurred in connection with the preparation and auditing of such accounts);

1.4
use reasonable endeavours to cause the WWCH Shares to be admitted to the Official List of the UK Listing Authority and to trading on the London Stock Exchange as soon as reasonably practicable after Completion; and

1.5
use reasonable endeavours for a period of seven years from Completion to make available any books, accounts, returns and records delivered to the Purchaser at Completion (including the Business Records) which contain Excluded Information for inspection by representatives of the Seller during working hours on reasonable advance notice being given.

2.
To the extent that a Client Contract remains to be performed by WWLLP after Completion, the Purchaser shall provide all reasonable facilities and assistance, including provision of the services of employees and use of the Assets, to WWLLP as are necessary to enable WWLLP to perform all of the obligations of WWLLP under such contract which remain to be performed after Completion, and any amounts paid to WWLLP by other party or parties to such Client Contract under such Client Contract after Completion shall be payable by WWLLP to the Purchaser as a fee for the provision of such resources.

3.
For purposes of enabling the public resale by Selling Stockholders of Consideration Stock and Contingent Stock, WWCH shall use all reasonable endeavours to keep the Registration Statement effective under the Securities Act from the date it first becomes effective until the expiration of the applicable holding period under Rule 144(k) under the Securities Act with respect to each of the shares of Consideration Stock and the shares of the Contingent Stock, if any, that are issued and transferred to WWLLP pursuant to this agreement;

4.
WWCH shall prepare and file with the Commission and send to WWLLP and to WWCH's stockholders copies of such amendments and supplements as may be necessary to the proxy statement/prospectus included as part of the effective Registration Statement to ensure that the proxy statement/prospectus will not, at Completion, at the time of the issuance and transfer of the Consideration Stock and the Contingent Stock to WWLLP pursuant to this agreement, and at the time of any resale of any of the Consideration Stock or Contingent Stock by a Selling Stockholder, contain any untrue statement of a material fact, or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, subject, where applicable, to WWCH's receipt from WWLLP of the information required to be furnished by WWLLP for inclusion in such amendments or supplements (it being noted that WWLLP shall only be required to furnish information in connection with any amendment or supplement to the Registration Statement after Completion to the extent WWLLP has, or would reasonably be expected to be in possession of, such information);

5.
WWCH shall advise WWLLP promptly after receiving notice of the time at which any supplement or amendment to the Registration Statement has been filed, of the issuance of any stop order, of the suspension of the qualification of the Consideration Stock and Contingent Stock for offering or sale in any jurisdiction, or of any request by the Commission for amendment of the proxy statement/prospectus or the Registration Statement or comments thereon and responses thereto or requests by the Commission for additional information.

SCHEDULE 9
Warranties

1.     CORPORATE MATTERS

        1.1   The particulars of each Sale Company given in schedule 2 and of each of the Partners set out in the Disclosure Letter are true and accurate. The Disclosure Letter contains a complete and accurate list of the partners in WWP as at 30 April, 2002, together with complete and accurate details of those persons who have retired as members of WWLLP since 30 April, 2002. Those individuals listed in the Disclosure Letter marked with a "P" next to their name are currently Main Members in Watson Wyatt LLP, were partners in WWP as at 30 April 2002 and have not retired as partners of WWP since that date.

        1.2   The Shares constitute the entire issued and allotted share capital of WWHL and Watson Wyatt Trustees Limited. During WWLLP's period of ownership, none of the Sale Companies has exercised any lien over any of its issued share capital. All issued shares in each of the Sale Companies are fully paid and all legal requirements relating to the issue of shares by the Sale Companies have been complied with.

        1.3   WWLLP is the beneficial owner of all the Shares free from and unaffected by any Encumbrance. No agreements or arrangements exist which confer on any person or persons the right to require the creation of any Encumbrance over any of the Shares.

        1.4   No agreements or arrangements exist which confer on any person or persons any right to call for the issue, allotment, or transfer of any of the existing or future loan or share capital of any Sale Company.

        1.5   Each Sale Company has in its possession its register of members and other statutory books all of which have been properly kept and contain a true, accurate, complete and up to date record of all matters with which they are required to deal. All returns, resolutions and other documents necessary to be filed with the Registrar of Companies (or equivalent jurisdiction in the Sale Company's country of incorporation) have been duly filed and were correct when filed.

        1.6   Except as Disclosed, no Sale Company has any legal or beneficial interest in the shares of any company.

        1.7   The copies of the Memorandum and Articles of Association or other statutes and bye laws of each Sale Company which are attached to the Disclosure Letter are complete and accurate in all respects, have attached to them copies of all resolutions and other documents required by law to be so attached, and fully set out the rights and restrictions attaching to each class of share capital to which they relate. Each of the Sale Companies has complied with its Memorandum and Articles of Association (or relevant statutes and bye laws) in all material respects and none of the activities, agreements, commitments or rights of any of the Sale Companies is ultra vires or unauthorised.

        1.8   Each of the Sale Companies has been duly incorporated and is validly existing under the laws of the country in which it is incorporated.

        1.9   The Seller has full power and authority to enter into and perform each of the Transaction Documents to which it is a party and each of the Transaction Documents constitutes or will, when executed, constitute binding obligations on the Seller or other member of the Seller's Group (as the case may be) in accordance with its terms.

        1.10 The Seller has obtained all applicable governmental, statutory, regulatory or other consents. licences, waivers or exemptions required to empower them to enter into and perform its obligations under the Transaction Documents.

        1.11 The Seller has been duly incorporated and is validly existing under the laws of England. The Seller has not stopped payment, nor is it insolvent or deemed unable to pay its debts within the meaning of s123 Insolvency Act 1986.

2.     ACCOUNTS

        2.1   The Accounts of WWP for the Financial Year ended 30 April 2002 comply with all Relevant Accounting Standards, have been prepared in accordance with the policies and practices described in those Accounts and, subject thereto, in accordance with Relevant Accounting Standards as applied at the Accounting Date to which such Accounts relate, and give a true and fair view of the state of affairs of WWP and the other members of the Seller's Group as at such Accounting Date and of the profit or loss and cash flow of WWP and the other members of the Seller's Group for the Financial Year ended on such Accounting Date.

        2.2   The Accounts of WWLLP for both of the two Financial Years ended 30 April, 2003 and the Last Accounting Date comply with the requirements of CA 85, all other relevant statutes and all Relevant Accounting Standards, have been prepared in accordance with the policies and practices described in those Accounts and, subject thereto, in accordance with Relevant Accounting Standards as applied at the Accounting Dates to which such Accounts relate, and give a true and fair view of the state of affairs of WWLLP and the other members of the Seller's Group as at such Accounting Dates and of the profit or loss and cash flow of WWLLP and the other members of the Seller's Group for both of the Financial Years ended on such Accounting Dates.

        2.3   The profits or losses shown by the Last Accounts have not (except as disclosed in such accounts) been affected to a material extent by inconsistencies of accounting practices, by the inclusion of exceptional items or non-recurring items of income or expenditure or by transactions entered into with related parties which are otherwise than on commercial terms as defined in the applicable Relevant Accounting Standard.

        2.4   So far as WWLLP is aware, each of the Seller and the Sale Companies have kept proper records of their respective business and financial affairs which disclose with reasonable accuracy, at the date of this agreement, their financial position. None of these records nor any other systems, data, controls or information of WWLLP or the Sale Companies is recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including all means of access thereto and therefrom) which are not under control or, so far as WWLLP is aware, the ownership of WWLLP or the relevant Sale Company.

        2.5   The Management Accounts have been prepared in all respects on the same basis as and to a standard of care consistent with that adopted in the preparation of its management accounts for all periods ended during the twelve months prior to the Last Accounting Date and have been accurately extracted from the books and records of WWLLP and the Sale Companies. The Management Accounts are not misleading in any material respects, having regard to the basis of their preparation.

3.     CURRENT FINANCIAL AFFAIRS

        3.1   Since the Last Accounting Date neither WWLLP nor any of the Sale Companies have incurred or agreed to incur any capital expenditure or commitments in the case of any individual item in excess of £500,000 or disposed of any capital assets for a consideration in the case of any individual item in excess of £500,000.

        3.2   WWP has not traded or conducted any business since 30 April, 2002.

        3.3   Since the Last Accounting Date WWLLP and each of the Sale Companies:

          (a)   have not suffered any material reduction in the value of their respective assets or increase in the amount of their respective liabilities or expenses; and

          (b)   have not suffered any material adverse change in their turnover, financial or trading position.

        For the purposes of this Warranty 3.3, "material" shall mean material in the context of the Business taken as a whole.

        3.4   Since the Last Accounting Date, none of the Sale Companies:

          (a)   have paid or declared any dividend nor, so far as WWLLP is aware, made any material payment or disposal which is or is treated as a distribution for the purposes of the Income and Corporation Taxes Act 1988; or

          (b)   have repaid any material indebtedness in advance of its stated maturity.

        3.5   There is not outstanding in respect of any part of the Business any guarantee or agreement for indemnity in the nature of a guarantee or for suretyship either given by or for the benefit of WWLLP or any of the Sale Companies.

        3.6   Save for the overdraft, loan and other financial facilities and borrowings details of which are set out in the Disclosure Letter and save for the Equipment Contracts none of WWLLP or the Sale Companies have any borrowings which would be material in the context of the Business as a whole.

        3.7   So far as WWLLP is aware no event has occurred which:

          (a)   constitutes an event of default by WWLLP or any of the Sale Companies under any material agreement relating to borrowing or indebtedness in the nature of borrowing; or

          (b)   which would lead to such material borrowing or indebtedness becoming payable prior to its stated maturity; or

          (c)   would lead to any security constituted or created in connection with any such borrowing becoming enforceable; or

          (d)   would lead to any material guarantee, indemnity or other obligation of WWLLP or any of the Sale Companies becoming enforceable.

        For the purposes of this Warranty 3.7, "material" shall mean material in the context of the Business as a whole.

        3.8   Full details of each bank account of each of the Sale Companies are given in the Disclosure Letter.

        3.9   No administrative receiver, receiver or receiver and manager has been appointed by any person over the whole or any part of the assets or undertaking of any of WWLLP or the Sale Companies. No order has been made, or resolution passed, for the winding up of WWLLP or any of the Sale Companies or for an administration order in respect of any of them and, so far as WWLLP is aware, no petition has been presented for the winding up of WWLLP or any of the Sale Companies and no circumstances exist which would justify or entitle the appointment of any receiver or administrator, or the presentation of any winding up petition in respect of WWLLP or any of the Sale Companies.

        3.10 There is no outstanding indebtedness or liability (actual or contingent, but except for any liability in respect of PI Claims) between WWLLP and the Sale Companies and no security for any such indebtedness or liability has been given and remains outstanding.

        3.11 There is no outstanding indebtedness (save for accrued salary and benefits) between WWLLP and any directors, officers or employees of WWLLP or the Sale Companies or any relatives or controlled companies of any such persons.

4.     CURRENT TRADING AFFAIRS

        4.1   Since the Last Accounting Date WWLLP and each Sale Company:

          (a)   has carried on their business in the ordinary course so as to maintain the same as a going concern; and

          (b)   has not disposed of any asset of an individual value in excess of £100,000 or, so far as WWLLP is aware, assumed or incurred any liabilities (including contingent liabilities) or made any payment other than in the ordinary course of business and (in the case of disposal of assets) for full value received in money or money's worth.

        4.2   So far as WWLLP is aware, WWLLP, WWP and the Sale Companies have at all times conducted their business in all material respects in accordance with all applicable laws and regulations. So far as WWLLP is aware, WWLLP and the Sale Companies have obtained all statutory, municipal and other licences, required by law or the absence of which would have a material adverse effect on the carrying on of their part of the Business. So far as WWLLP is aware, WWLLP and each of the Sale Companies have observed and complied in all material respects with all such licences and consents and WWLLP is not aware of any intention to terminate or to refuse renewal of any such licence or consents.

        4.3   To WWLLP's best knowledge and belief, neither WWLLP, WWP nor any of the Sale Companies has received any notice that any goods supplied or services performed were in any material respect faulty, defective or negligent or did not comply in any material respect with any warranties or representations given or implied in respect of them or which otherwise render any of them in breach of contract or duty, in each case where such fault, defect, negligence, non-compliance with warranties or representations or breach of contract or duty is likely to result in a liability of WWLLP, WWP or the relevant Sale Company (as the case may be) of more than £150,000.

        4.4   So far as WWLLP is aware no substantial client of the Business (that is to say a client who has in each of the last three completed financial years (or for such shorter period as they have been a client) produced an average annual fee income in excess of £500,000) has during the period of 12 months ending on the date of this agreement terminated its relationship with WWLLP or the Sale Company concerned or, so far as WWLLP is aware, has notified WWLLP or any Sale Company of an intention to terminate its relationship and so far as WWLLP is aware, no such termination is reasonably likely after Completion.

        4.5   Save in respect of routine debt collection (other than from any substantial client as specified in warranty 4.4) or any matters dealt with under Section 6 of this schedule (employee matters) for an amount in any individual case not exceeding £100,000, none of the Seller, WWP or the Sale Companies is engaged either on its own account or vicariously in any suit, action, litigation, arbitration or tribunal proceedings or any governmental investigation and so far as WWLLP is aware, no such suit, action, litigation, arbitration or tribunal proceedings which is likely to result in a liability of WWLLP or the relevant Sale Company (as the case may be) of more than £150,000 are pending or threatened by or against any of them and, so far as WWLLP is aware, there are no circumstances likely to lead to any such suit, action, litigation, arbitration or tribunal proceedings or governmental investigation, which suit, action, litigation, arbitration or tribunal proceedings or governmental investigation is likely to result in a liability of WWLLP or the relevant Sale Company (as the case may be) of more than £150,000.

        4.6   Neither WWLLP nor any of the Sale Companies carries on business under any name other than their respective corporate names, "Watson Wyatt" and "Watson Wyatt Worldwide".

        4.7   So far as WWLLP is aware any liabilities of WWP that need, in accordance with Relevant Accounting Standards, to be provided for in the Accounts of WWLLP have been provided for in those Accounts.

5.     CONTRACTS AND COMMITMENTS

        5.1   So far as WWLLP is aware, none of the Business Contracts or Specified Contracts or any contracts to which any of the Sale Companies are a party:

          (a)   (other than the Leases and any matters dealt with under paragraph 6 of this schedule (Employees)) has an unexpired fixed duration in excess of two years;

          (b)   (other than any contracts between any members of the Sellers' Group or with any member of the Purchaser's Group,) is material to any part of the Business and was entered into other than on arms length terms in the ordinary and proper conduct of the business by WWLLP, WWP or the Sale Company concerned;

          (c)   other than the arrangements with any member of the Purchaser's Group, creates any partnership, consortium or joint venture relationship;

          (d)   (other than any of the Leases) which is material to any part of the Business requires consent for its transfer to the Purchaser as a result of the entering into or implementation of this agreement or, in respect of the Sale Companies is by its terms terminable on a change of control of the Sale Companies; or

          (e)   restricts in any way the freedom of either WWLLP or the Sale Companies to carry on any business in any part of the world.

6.     EMPLOYEES

        6.1   So far as WWLLP is aware in relation to each of the Transferring Employees and each employee of the Sale Companies (in each case employed by a member of the Seller's Group at the date of this agreement) there are contained in or attached to the Disclosure Letter material particulars or copies of:

          (a)   in relation to:

              (i)  all Transferring Employees employed by WWLLP; and

  (ii)
  those employees of the Sale Companies, in each case whose annual base salary exceeds Euro 100,000 per annum,

        only, the standard contracts of employment and service agreements applicable to them;

          (b)   in relation to key personnel only (who, for the purpose of this warranty 6.1(b), shall be taken to be, in the case of the Transferring Employees employed by WWLLP, those whose annual base salary exceeds £100,000 and in the case of those Transferring Employees employed by any other member of the Seller's Group and those employees of the Sale Companies, those whose annual base salary exceeds Euro 100,000 per annum) the names, date of birth and date of commencement of employment (including any employment with a previous employer which counts as continuous employment for the purposes of the Employment Rights Act 1996) of all such employees;

          (c)   the remuneration (including any bonus, commission, incentive, profit sharing or profit related pay scheme or arrangements in which Transferring Employees and employees of the Sale Companies participate or are or may become entitled to participate) and any other benefit to which they are entitled or which is regularly provided or made available to them, their period of notice and entitlement to holidays; and

          (d)   particulars of any collective agreement affecting any terms of employment including disciplinary or grievance procedures and any procedures to be followed or entitlement to compensation or payment in the case of redundancy or dismissal.

        6.2   So far as WWLLP is aware in relation to each of the Transferring Employees and each employee of the Sale Companies (in each case employed by a member of the Seller's Group at the Completion Date) there are contained in or attached to the Supplemental Disclosure Letter material particulars or copies of the remuneration (including any bonus, commission, incentive, profit sharing or profit related pay scheme or arrangements in which Transferring Employees and employees of the Sale Companies participate or are or may become entitled to participate) and any other benefit to which they are entitled or which is regularly provided or made available to them, their period of notice and entitlement to holidays.

        6.3   As at the date of this agreement, the only persons employed in the LLP Business by WWLLP are the Transferring Employees listed in the Disclosure Letter. As at the Completion Date, the only persons employed in the LLP Business by WWLLP are the Transferring Employees listed in the Supplemental Disclosure Letter.

        6.4   So far as WWLLP is aware save as Disclosed, there are no:

          (a)   subsisting contracts of service in favour of any:

      (i)
      Transferring Employee employed by WWLLP; or

      (ii)
      Transferring Employee employed by any other member of the Seller's Group or employee of any Sale Company, in each case whose annual base salary exceeds Euro 100,000 per annum on terms relating to remuneration and other benefits materially different from those Disclosed; or

          (b)   subsisting contracts for the provision by any person of any consultancy services in relation to the Business, which either have been in effect for more than 12 months prior to the date of this agreement or have an annual value of £50,000 or more; or

          (c)   profit-sharing, profit related pay, share option or share incentive schemes or other employee benefit plans in relation to, and no collective bargaining agreements or agreements or arrangements with trade unions relating to the Transferring Employees or any present employee of the Sale Companies.

        6.5   So far as WWLLP is aware, there is no existing or threatened industrial or trade dispute or any dispute or negotiations of material importance with any trade union or body of employees in relation to the Business or the Sale Companies, and so far as WWLLP is aware no such dispute or negotiations are pending.

        6.6   So far as WWLLP is aware and save as Disclosed or as required pursuant to applicable law or local statute, neither WWLLP in relation to the Transferring Employees nor any Sale Company in relation to its employees has any legal liability or obligation to pay or provide for the payment of any form of death benefit or allowance or sickness or accident benefit to or in respect of any person or to contribute to any accident, life assurance, medical insurance, health insurance or salary indemnity or continuance scheme in respect of any person.

        6.7   So far as WWLLP is aware, and save for Excluded Liabilities, neither WWLLP in relation to any of the Transferring Employees nor any Sale Company in relation to its employees has made or agreed to make any payment or agreed to provide any benefit to any Transferring Employee or any such employee, or any of their dependants, in connection with the completion of the transactions contemplated by this agreement, the actual or proposed transfer, termination or suspension of their office or employment or the variation of their contracts of employment.

7.     PROPERTY MATTERS

        7.1   The particulars of the Properties shown in parts 1 and 2 of schedule 12 are true correct and complete in all respects.

        7.2   So far as WWLLP is aware, there are appurtenant to the Properties all rights and easements reasonably necessary for their exclusive use and enjoyment for the purposes of the Business.

        7.3   So far as WWLLP is aware, all material covenants, stipulations and conditions affecting the Properties (including covenants for repair) have been observed and performed in all material respects provided that WWLLP shall be under no liability for any failure to carry out any works of repair, renewal or decoration of the Properties required under the respective Leases.

        7.4   So far as WWLLP is aware, there are no outstanding material disputes with any person relating to the Properties or their use.

        7.5   The Properties comprise all the property owned, used or occupied by WWLLP and the Sale Companies.

8.     ASSETS

        8.1   So far as WWLLP is aware all the Assets and all the assets of the Sale Companies are absolutely owned by WWLLP or Sale Company concerned both legally and beneficially and are in its possession and under its control and other than the Equipment Contracts none is the subject of any mortgage, debenture, charge, lien, pledge, option, factoring arrangement, hire purchase, leasing, lease purchase or credit-sale agreement or any agreement for conditional sale or sale by instalments or other encumbrance whatsoever (or any agreement to grant or create any of the same) nor subject to any agreement or arrangements whereby the title to any goods or any rights in the proceeds of sale of any goods is or may be reserved to the seller of the goods or to any third party.

        8.2   So far as WWLLP is aware, the Assets, the Excluded Assets and the assets of the Sale Companies comprise all the assets, properties and rights owned or used in the conduct of the Business and save for assets, properties or rights which are used or enjoyed pursuant to arrangements with members of the Purchaser's Group, there are no other assets, properties or rights used or enjoyed in the conduct of the Business not agreed to be transferred to the Purchaser under this agreement.

9.     REGISTRATION STATEMENT

        9.1   The information that WWLLP furnishes for inclusion in the Registration Statement will not, on the date of the filing of the Registration Statement or at the time the Registration Statement becomes effective under the Securities Act, or on the dates the final proxy statement/prospectus included in the Registration Statement is mailed to the WWCH stockholders or provided to WWLLP, or at the time of the WWCH stockholder meeting referred to at paragraph 2 of schedule 1 or the meeting of the Main Partners referred to at paragraph 1 of schedule 1 or at the time any Selling Stockholder may elect to resell its Consideration Stock or Contingent Stock, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which such statements are made, not misleading.

        9.2   The consolidated Accounts of WWLLP for the Financial Years ended April 30, 2003 and April 30, 2004 and the consolidated Accounts (excluding the balance sheet) of WWP for the Financial Year ended April 30, 2002, delivered to WWCH for inclusion in the Registration Statement, were prepared in accordance with Relevant Accounting Standards, consistently applied, and present fairly, in all material respects, the financial position of the Business and the results of operations and changes in cash flows as of the dates thereof and for the periods covered thereby. So far as WWLLP is aware, the consolidated Accounts of WWLLP for the Financial Years ended April 30, 2003 and April 30, 2004 were appropriately reconciled to US GAAP.

        9.3   The unaudited balance sheet of WWLLP at October 31, 2003 and October 31, 2004 and the unaudited profit and loss account and cash flow statement for the six month period ended October 31, 2004, delivered to WWCH for inclusion in the Registration Statement, were prepared in accordance with Relevant Accounting Standards, consistently applied, and, so far as WWLLP is aware, were appropriately reconciled to US GAAP and present fairly, in all material respects, the financial position of the Business and the results of operations and changes in cash flows as of the dates thereof and for the periods covered thereby (subject to normal year-end adjustments).

10.   INSURANCE

        WWLLP's general package insurance policy, details of which are contained in Disclosure Documents 10.1 to 10.3, is in force at the date of this agreement and, so far as WWLLP is aware, neither WWLLP, nor any member of the Seller's Group has, by virtue of any act, omission or non-disclosure, rendered such policies voidable.

11.   TAXATION

        For the purpose of this warranty 11, "material" shall mean material in the context of the Business taken as a whole.

        11.1 Tax Warranties given in respect of the Sale Companies

          (a)   General

              (i)  So far as the Seller is aware, each Sale Company duly and punctually paid or accounted for all material Tax liabilities which it is or has been liable to pay or account for prior to the date of this agreement and has made adequate provision in its accounts in respect of all material Tax liabilities which it will or may become liable to pay or account for in respect of all accounting and other periods ending on or before the date of this agreement.

             (ii)  So far as the Seller is aware, no Sale Company is or will be liable to make any payment of or in respect of material Tax resulting from or by reference to (i) any income, profits or gains earned, accrued or received since the Last Accounting Date and on or before the Completion Date or (ii) any event occurring since the Last Accounting Date and on or before the Completion Date whether alone or in conjunction with other circumstances other than Tax arising from transactions in the ordinary course of the Sale Company's business.

            (iii)  So far as the Seller is aware, no Sale Company will be liable to make any material payment of or in respect of Tax resulting from or by reference to any income, profits or gains earned, accrued or received after the Completion Date as a result of an act, omission or transaction by or of a person other than the Sale Company and which liability to Tax falls upon the Sale Company as a result of its having been affiliated or connected with for Tax purposes with that person at any time before the Completion Date.

            (iv)  The amount of the provision for deferred Tax (if any) contained in the accounts of the Sale Companies was at the Last Accounting Date materially adequate and fully in accordance with generally accepted accountancy practices and all relevant accounting standards.

             (v)  So far as the Seller is aware, each Sale Company has properly and punctually deducted and accounted for all material Tax which it has been required to deduct or for which it has been required to account in respect of any payments made or deemed to have been made by it.

            (vi)  So far as the Seller is aware, each Sale Company has duly and punctually filed all returns and given or delivered all notices and accounts and information and has made all claims, disclaimers and elections which on or before the date of this agreement ought to have been made, given or delivered for the purposes of Tax or which have been assumed for the purposes of the accounts of the Sale Companies.

           (vii)  So far as the Seller is aware, each Sale Company has made all material deductions and withholdings of Tax which were required to have been made and, where required, each Sale Company has provided a certificate of deduction to the appropriate person in the required form and properly and within the requisite time accounted to the relevant Tax Authority for the Tax so deducted.

          (viii)  There is no material dispute or disagreement outstanding nor,so far as the Seller is aware, is any contemplated at the date of this agreement with any Tax Authority regarding:

              (A)  the computation of any gains profits or losses of any Sale Company for the purposes of Tax;

              (B)  any liability or potential liability to Tax (including penalties or interest) recoverable from any Sale Company; or

              (C)  the availability to any Sale Company of any relief from Tax.

            (ix)  So far as the Seller is aware, the Sale Companies are not and will not become liable to pay, reimburse or indemnify any person in respect of material Tax in consequence of failure by that or any other person to discharge that Tax (whether within any specified period or otherwise) where such Tax relates to a profit, income, gain, transaction, event, omission or circumstance arising, occurring or deemed to arise or occur (whether wholly or partly) on or before the date of this agreement.

             (x)  The Disclosure Letter lists all material concessions, agreements and other formal or informal arrangements with any Tax Authority (other than such as are published by a Tax Authority in the UK) from which any Sale Company has or will benefit, or by which it is bound, and (in either case) which are extant on the date of this agreement.

            (xi)  The Disclosure Letter contains full details of all material clearances or consents obtained by or relating to the Sale Companies within the six years immediately preceding the date of this agreement pursuant to any Tax statute or Tax Authority's published practices and;

           (xii)  So far as the Seller is aware, any transaction for which any clearance or consent was required to be obtained has been carried out only in accordance with the terms of a valid clearance or consent given following full, accurate and timely disclosure of all material facts and circumstances; and

          (xiii)  So far as the Seller is aware, nothing has arisen since any clearance or consent was obtained which would bring into question its validity.

          (xiv)  So far as the Seller is aware, each Sale Company maintains materially complete and up to date information accounts and records of all transactions and activities in which it has been involved and of its tax affairs which will or may be relevant for calculating any Tax liability of it:

              (A)  for any accounting or other period ending on or before the date of this agreement or in respect of any event occurring on or before this date as to which no final agreement relating to Tax has yet been reached with the relevant Tax Authority; and

              (B)  for any such period ending or event occurring after the date of this agreement to the extent that such transactions and activities arose prior to the date of this agreement; and

              (C)  as required by law.

           (xv)  So far as the Seller is aware, no Sale Company has been a party to any material scheme or arrangement:

              (A)  in any accounting period ending within six years prior to the date of this agreement:

              (B)  in respect of which the main purpose or one of the main purposes was or might reasonably be held to have been the avoidance, reduction or deferral of a liability to Tax; or

              (C)  in respect of which any tax clearance has been or could reasonably have been obtained; and

              (D)  in the ten years ending on the date of this agreement which was or included a reorganisation or reduction of the share capital of the Sale Company concerned.

    (xvi)
    So far as the Seller is aware, no Sale Company has been party to any material scheme or arrangement as a result of which on the future disposal of any asset owned on the date of this agreement the allowable loss or chargeable gain otherwise arising or any liability to Tax is liable to be adjusted by any Tax Authority.

    (xvii)
    So far as the Seller is aware, no Sale Company has in the six years ending on the date of this agreement carried out or been engaged in any material transaction or arrangement in respect of which there has been or may be substituted for the consideration given or received by it (including a nil consideration) a different consideration for Tax purposes and no Sale Company has at the date of this agreement any obligation to enter into any such transaction or arrangement in the future.

    (xviii)
    Each Sale Company has at all times since its incorporation been resident in its country of incorporation for Tax purposes and has never been regarded as being resident for such purposes in a territory outside its country of incorporation.

    (xix)
    So far as the Seller is aware, no Sale Company is liable to, and has at no time prior to the date of this agreement incurred any liability to Tax in any jurisdiction other than the jurisdiction in which it was incorporated.

    (xx)
    So far as the Seller is aware, no Sale Company has entered into any material transaction or arrangement in respect of which the consideration given or received has been or could be adjusted for Tax purposes on the ground that the amount or value of the consideration differs from that which would have been agreed between independent parties dealing at arm's length with each other.

    (xxi)
    No Sale Company holds directly or indirectly any interest in a company which, if it were subject to a lower level of taxation in the territory in which it is resident, would be a controlled foreign company.

    (xxii)
    So far as the Seller is aware, no Sale Company has since the Last Accounting Date made or incurred or is under a legal obligation to make or incur any payments of expenditure other than in the ordinary course of its business which will not be wholly deductible in computing its taxable profits or which will not be a charge on income for the purposes of corporation tax.

    (xxiii)
    So far as the Seller is aware, in respect of a disposal by any Sale Company of an asset which it owns at the date of this agreement:

    (A)
    for a consideration equal to the value of that asset taken for the purposes of the Last Accounts (if it was owned by that Sale Company on the Last Accounting Date) the Tax liability thereby incurred will not exceed the amount taken into account in computing the provision for deferred Tax as stated in the Last Accounts; and

    (B)
    for a consideration equal to that for which the asset was acquired (if it was acquired after the Last Accounting Date) no liability to Tax will arise.

    (xxiv)
    So far as the Seller is aware, the Sale Companies do not own any asset which they acquired within the period of six years ending on the date of this agreement from another company which was at the date of acquisition a member of the same group of companies.

    (xxv)
    So far as the Seller is aware, the value of the consideration for the acquisition of any asset included in the Last Accounts or acquired after the Last Accounting Date is not deemed for Tax purposes to have been reduced by reason of any claim made to defer Tax whether in relation to that or any other asset.

    (xxvi)
    So far as the Seller is aware, all documents which are in the possession of the Sale Companies or by virtue of which the Sale Companies have any right or interest and which either attract stamp duty or stamp duty reserve tax or require to be stamped with a particular stamp denoting that no duty is chargeable or that the document has been produced to the appropriate authority have been properly stamped, and there is no liability to any fine or penalty in respect of such duty or stamp nor are there any circumstances which may result in any Sale Company becoming liable to any such fine or penalty.

  (b)
  Value Added Tax

  (i)
  Each Sale Company is duly registered for VAT purposes and has complied with all material and relevant statutory provisions, regulations, and any other rules or conditions pursuant thereto relating to VAT, and has duly paid or provided for all amounts of VAT for which it is liable.

  (ii)
  So far as the Seller is aware, there are no circumstances, transactions, acts or omissions in consequence of which the Sale Company could be held liable for any VAT otherwise payable by any other entity, whether or not a VAT group member, in respect of any period, including any period during which the Sale Company was a member of any VAT group not withstanding that it no longer fulfilled the conditions for membership of such group.

  (iii)
  So far as the Seller is aware, all material VAT, import duty and other taxes or charges payable to any Tax Authority upon the importation or acquisition of goods and all excise duties payable to any Tax Authority in respect of any assets (including trading stock) imported, owned or used by the Sale Company has been correctly reported and paid in full.

11.2
Tax Warranties given in respect of WWLLP

  (a)
  General

  (i)
  So far as the Seller is aware, WWLLP is not liable or accountable for any material Tax (whether primarily or otherwise) in respect of any event occurring on or before the Last Accounting Date (other than Tax in relation to any income, profits or gains earned, accrued or received on or before the Last Accounting Date for which the Main Partners or Partners are liable);

  (ii)
  So far as the Seller is aware, WWLLP has no undischarged liability to Tax as at Completion other than by reference to income, profits or gains arising in the ordinary course of the business of WWLLP on or before Completion.

  (b)
  Compliance

  (i)
  WWLLP has properly and within the requisite period filed all Tax returns (including (without limitation) PAYE returns, VAT returns and land transaction returns) and provided all information, notices or other communications required or requested to be delivered to any Tax Authority. So far as the Seller is aware, all such returns and information remain correct and complete and none is, or is likely to become, the subject of any investigation or dispute by or with any Tax Authority. The Disclosure Letter contains details of any amendments made to any Tax return either by WWLLP or by any Tax Authority and any amendment made by WWLLP was made properly and within the requisite period and has not and so far as the Seller is aware is not likely to be disputed by any Tax Authority.

  (ii)
  WWLLP is not involved in any material dispute with any Tax Authority concerning any matter reasonably likely to affect the conduct of the Business after the date of this agreement or any of the Assets and, so far as the Seller is aware, no such dispute is likely.

  (iii)
  WWLLP has not within the last six years suffered any audit or visit by any Tax Authority (and nor is WWLLP aware that any such audit or visit is planned) in relation to any Tax which is an Assumed Liability (including (without limitation) in relation to VAT and PAYE).

  (iv)
  WWLLP has prepared and kept complete, accurate and up-to-date records as required by law or as required to enable it to deliver correct and complete Tax returns or to calculate any present or, so far as possible, future liability to Tax which constitutes an Assumed Liability (so as to avoid any imposition of a Tax-geared penalty) or the entitlement of WWLLP to claim any relief.

  (v)
  WWLLP has properly and within the requisite period submitted to the relevant Tax Authorities all claims, elections, notices and disclaimers which have been assumed to have been made or given for the purposes of computing any provision or reserve for Tax (including deferred Tax) included in the Last Accounts.

  (vi)
  So far as the Seller is aware, WWLLP has made all material deductions and withholdings of Tax (in the case of WWLLP only, this reference to Tax means Tax which constitutes an Assumed Liability) which were required to have been made and, where required, WWLLP has provided a certificate of deduction to the appropriate person in the required form and properly and within the requisite time accounted to the relevant Tax Authority for the Tax so deducted.

  (vii)
  No Tax Authority has or has agreed to operate any material special arrangement in relation to WWLLP (insofar at it affects WWLLP's liability to Tax which constitutes an Assumed Liability) other than an arrangement which is wholly in accordance with a strict interpretation of the relevant law, published statements of practice or published extra-statutory concessions of a relevant Tax Authority.

    (viii)
    So far as the Seller is aware, WWLLP has properly and within the requisite period paid all Tax which it has become liable to pay and it has not in the period of six year ending on the date of this agreement paid or become liable to pay any material penalty, fine, surcharge or interest in respect of Tax.

  (c)
  Value Added Tax

  (i)
  So far as the Seller is aware, all VAT payable upon the importation of goods, and all customs and excise duties payable in respect of the Assets has been paid in full, and so far as the Seller is aware, none of the Assets are liable to confiscation or forfeiture.

  (ii)
  So far as the Seller is aware, all supplies made by WWLLP are supplies in respect of which WWLLP is entitled to credit or repayment of input tax under the provisions of the VATA and WWLLP is not and will not be denied credit or repayment in respect of any input tax for any reason.

  (iii)
  There are set out in the Disclosure Letter full details of (i) each of the Properties (and every part of them) that are buildings falling within item 1(a) of Group 1 of Schedule 9 to VATA and (ii) any land, building or civil engineering work in which WWLLP has an interest and in respect of which an election to waive exemption under paragraph 2(1) Schedule 10 VATA has been made, whether by WWLLP or a relevant associate, including the dates such elections were made, confirmation that any necessary permissions and/or notifications including the notification referred to in SI 1995/1268 paragraph 5(2A) in respect of such elections have been duly obtained or made, and whether any elections can be or have been withdrawn pursuant to paragraph 3(5)(a)(i) Schedule 10 ("Schedule 10") VATA.

  (iv)
  There are set out in the Disclosure Letter full details of each of the assets of WWLLP and each of the Properties to which Part XV of the Value Added Tax Regulations 1995 applies or will apply, including (without limitation): (i) a description of the asset (including in the case of land or a building or part of a building, the nature of the tenure and time it has to run), the date the first interval commenced and the input tax deducted or deductible on the capital item; (ii) the proportion of input tax for which credit has been claimed (whether provisionally or finally in a tax year and stating which); and (iii) the start and end dates of the interval current at the date of this Agreement, stating which of the up to ten intervals it is.

  (d)
  Stamp Duty and Related Taxes

  (i)
  There is no instrument or document (i) which is necessary to establish WWLLP's right or title to any material Asset or in the enforcement of which WWLLP may have an interest or (ii) which is material to the title of any of the Assets, which is or, so far as the Seller is aware, may become liable to stamp duty which has not been duly stamped or which would attract stamp duty, interest or penalties if brought into the United Kingdom.

  (ii)
  So far as the Seller is aware, WWLLP is not a party to any agreement under which it is or may become liable to pay to any person (including any Tax Authority) any amount in respect of stamp duty, stamp duty reserve tax, or any transfer tax in any jurisdiction other than the United Kingdom, or in respect of any interest penalty or fine attributable to such duty or tax.

  (iii)
  So far as the Seller is aware, WWLLP does not hold any interest in land in the United Kingdom which was transferred, granted or surrendered to it, or which is derived from an interest in land which was transferred, granted or surrendered to it, within three years prior to the date of this Agreement by means of an instrument which was stamped on the basis that it was entitled to relief under any of s42 FA 1930, s11 FA (Northern Ireland) 1954, s151 FA 1995, or s76 FA 1986 or in respect of which WWLLP claimed relief from stamp duty land tax under Schedule 7 FA 2003.

  (e)
  Inheritance Tax and Gifts

  (i)
  There are not in existence any circumstances whereby any such power as is mentioned in s22 Inheritance Tax Act 1984 could be exercised in relation to any interest in securities of, or assets of, WWLLP.

  (ii)
  Neither the Assets nor the limited liability partnership interests in WWLLP are subject to an outstanding Inland Revenue charge as defined in s237 Inheritance Tax Act 1984.

  (f)
  International

  (i)
  So far as the Seller is aware, WWLLP is not and has never been resident for Tax purposes in a jurisdiction other than the United Kingdom.

  (ii)
  So far as the Seller is aware, WWLLP is not liable to, and has at no time incurred any liability to Tax in any jurisdiction other than in the United Kingdom.

  (g)
  Employees

  (i)
  So far as the Seller is aware, WWLLP has properly operated and complied with all provisions dealing with PAYE, income tax and National Insurance Contributions (or any equivalent provisions that are applicable outside the UK) and has accounted for Tax within the relevant time limits as required by law from or in respect of all material payments of employment income within s7(2) Income Tax (Earnings and Pensions) Act ("ITEPA") 2003 (or any equivalent provisions that are applicable outside the UK). So far as the Seller is aware, WWLLP has complied with its reporting obligations to the relevant Tax Authority in respect of any benefits provided to any of the Transferring Employees.

  (ii)
  WWLLP does not operate and has not operated any scheme approved under ss713 to 715 ITEPA 2003, and has not operated any scheme approved under Chapter III of Part V Taxes Act 1988.

  (iii)
  Any payment per annum made to or for the direct or indirect benefit of any person who is or might be regarded by any Tax Authority as an employee of WWLLP is made to such person direct and is not made to any company or other entity associated with that person.

  (iv)
  WWLLP has not been granted any dispensations by any Tax Authority relating to the taxation of its employees or the reporting of benefits provided to such employees.

  (v)
  WWLLP has not made any payment to which ss225 or 226 ITEPA 2003 applies.

12.   INTELLECTUAL PROPERTY

12.1
So far as WWLLP is aware the Disclosure Letter contains full and accurate details of all registered Business Intellectual Property and registered Sale Companies' Intellectual Property (including applications therefor). All renewal fees in respect of the registered Business Intellectual Property and registered Sale Companies' Intellectual Property have been paid up to date.

12.2
So far as WWLLP is aware WWLLP is sole beneficial owners of the Business Intellectual Property and the Sale Companies are the sole beneficial owners of the Sale Companies' Intellectual Property free from any Encumbrances other than Permitted Encumbrances.

12.3
So far as WWLLP is aware, save for the use of intellectual property by members of the Purchaser's Group, none of the Business Intellectual Property and none of the Sale Companies' Intellectual Property is being used (except pursuant to written licence agreements to which WWLLP is a party), claimed or disputed by any other person.

12.4
So far as WWLLP is aware no part of the Business infringes any Intellectual Property of any other person.

12.5
So far as WWLLP is aware the Disclosure Letter contains full and accurate details of all material Intellectual Property used by WWLLP or the Sale Companies (although not owned by them) and a list of any licensing or other agreements or arrangements under which they have the use of such Intellectual Property and which are due to expire within the next 12 months. So far as WWLLP is aware none of WWLLP or the Sale Companies have done or omitted to do any thing which might constitute a breach of or permit termination of any such rights.

12.6
Except in the ordinary course of business, neither WWLLP (in relation to the Business Intellectual Property) nor the Sale Companies (in relation to the Sale Companies' Intellectual Property) have, so far as WWLLP is aware, granted to any other person any licence or other right in relation to such Intellectual Property used by them.

12.7
So far as WWLLP is aware, the Business Intellectual Property, the Sale Companies' Intellectual Property and that which WWLLP is licensed to use under the Business Contracts and the Specified Contracts or any Sale Company is licensed to use pursuant to any contract to which it is a party is all the Intellectual Property required to operate the Business.

13.   COMPUTER SYSTEMS

13.1
So far as WWLLP is aware, all the hardware and software used in the Business and which is material to the Business taken as a whole is either:

(a)
the subject of a hardware maintenance or software support contract that is in force at the date of this agreement; or

(b)
capable of being maintained by WWLLP or the relevant Sale Company, as the case may be, using the Assets or the assets of the relevant Sale Company (including the rights which WWLLP or the relevant Sale Company has to modify and/or maintain such hardware and software).

13.2
So far as WWLLP is aware all computer software (including programs held on silicon chips, disks and any other media, manuals and operator guides) used by WWLLP or the Sale Companies is either owned by them or held by them on licence.

13.3
So far as WWLLP is aware neither WWLLP nor any of the Sale Companies has altered, adapted or modified any software held by them on licence or used by it and which is material in the context of the Business as a whole without the consent of the owner or manufacturers thereof.

13.4
So far as WWLLP is aware WWLLP and the Sale Companies:

(a)
have taken proper precautions to preserve the availability, confidentiality and integrity of their computer systems (including disaster recovery and security arrangements);

(b)
have complied in all material respects with all requirements of the Data Protection Act 1998 and in particular:

(i)
have registered as data users under that Act for all purposes for which registration is required by the business carried on by them and;

(ii)
have complied with the data protection principles; and

  (c)
  have not received any notice, letter or complaint alleging a breach by them of the provisions of the Data Protection Act 1998.

14.   PENSIONS

14.1
Save as Disclosed, there are no Pension Arrangements to which any member of the Sellers' Group contributes or under which it provides benefits on retirement for or in respect of the Transferring Employees.

14.2
So far as WWLLP is aware, the Relevant Pension Arrangements are, and have always been, administered in compliance with their terms (including, for the avoidance of doubt, the payment of insurance premium payments due to third parties) and applicable laws, including local tax authority requirements, regulations and other relevant requirements of appropriate government bodies, regulatory authorities or relevant supervisory bodies and, so far as WWLLP is aware, each member of the Sellers' Group complies and has always complied with its obligations under its relevant governing documentation, any collective or Works Council agreements to which the Transferring Employees are a party or are subject, or any social security requirements and any requirements of governmental or other relevant agencies applicable to any member of the Sellers' Group.

14.3
In respect of each of the Relevant Pension Arrangements: (i) where such an arrangement is pre-funded or is required to be so by law (whether by means of a book reserve or otherwise), the latest formal actuarial advice indicates that the arrangement is fully pre-funded in accordance with applicable local law and practice (and WWLLP has no reason to believe that the position has changed materially); and (ii) so far as WWLLP is aware, all contributions and relevant insurance premium payments which fall due for payment before the Completion Date have been paid.

14.4
No employers other than WWLLP participate in the Pension Scheme and no employer (other than WWLLP) is an "employer" (where that term is construed in accordance with Regulation 5(2) of the Occupational Pension Schemes (Deficiency on Winding Up etc) Regulations 1996) in respect of the Pension Scheme.

14.5
All documents constituting the Relevant Pension Arrangements and/or all the material announcements to members in respect of the Relevant Pension Arrangements have been Disclosed. Those documents and announcements are, so far as WWLLP is aware, true, complete and accurate in all material respects and provide sufficient information to enable the Purchaser and WWC to establish the material particulars of the benefits provided thereby.

SCHEDULE 10

Purchaser's Warranties

1.
The Purchaser and each other member of the Purchaser's Group who is a party to any of the Transaction Documents has full power and authority to enter into and perform each of the Transaction Documents to which it is a party and each of the Transaction Documents constitutes or will, when executed, constitute binding obligations on the Purchaser or other member of the Purchaser's Group (as the case may be) in accordance with its terms.

2.
The Purchaser and each other member of the Purchaser's Group who is a party to any of the Transaction Documents has obtained all applicable governmental, statutory, regulatory or other consents, licences, waivers or exemptions required to empower it to enter into and perform its obligations under the relevant Transaction Document.

3.
WCHL and the Purchaser have been duly incorporated and are validly existing under the laws of England. Neither WCHL, WWCH nor the Purchaser has stopped payment, nor is it insolvent or deemed unable to pay its debts within the meaning of s123 Insolvency Act 1986.

4.
Each of WWCH and WWC is a corporation duly organised, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not, individually or in the aggregate, have a material adverse effect on WWCH.

5.
Neither WWCH's execution and delivery of the Transaction Documents or performance of its obligations thereunder nor the consummation of the transactions contemplated by the Transaction Documents will (a) conflict with or result in a violation of any provision of the certificate of incorporation or by-laws of WWCH, or (b) conflict with, or result in any violation or breach of, or constitute a default under, or result in any encumbrance pursuant to any contract, instrument or other arrangement to which WWCH or WWC or any of their assets is subject, except in the case of any such conflict, violation, breach or default which does not have a material adverse effect on WWCH.

6.
All of the issued and outstanding shares of the Purchaser are owned indirectly by WWCH and the Purchaser was formed for the purpose of engaging in the transactions contemplated by this agreement and has not engaged in any activities other than in connection with the transactions contemplated by this agreement and has incurred no material liability or obligation other than as contemplated by or disclosed in this agreement.

7.
The authorized capital stock of WWCH, as of the date of this agreement, consists of 99,000,000 WWCH Shares, of which 32,697,957 shares were issued and outstanding. As of 14 April, 2005, 674,923 WWCH Shares were held in WWCH's treasury and no WWCH Shares were reserved for issuance, except for 4,635,884 shares reserved for issuance upon exercise of options or shares issued pursuant to employee and director stock plans of WWCH in effect as of the date of this agreement. All of the issued and outstanding WWCH Shares have been duly authorised and validly issued and are fully paid, non-assessable and free of pre-emptive rights. Except pursuant to this agreement, the foregoing plans or any stock repurchase plan of WWCH or as disclosed in writing by WWCH to the Seller, WWCH does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase, issuance or registration of any WWCH Shares or any other equity securities of WWCH or any securities representing the right to purchase or otherwise receive any WWCH Shares.

8.
WWCH has timely filed with the Commission all filings required to be made by WWCH with the Commission since July 1, 2001. No final registration statement, prospectus, report, schedule or definitive proxy statement as of its applicable filing or mailing date contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of WWCH and its subsidiaries included or incorporated by reference in its filings since July 1, 2001 with the Commission (including related notes and schedules) were prepared in accordance with US GAAP, consistently applied, and present fairly, in all material respects, the financial position of WWCH and its consolidated subsidiaries and the results of operations and changes in cash flows as of the dates thereof and for the periods covered thereby (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments).

9.
Other than with respect to information furnished by WWLLP for inclusion in the Registration Statement, or to the extent that WWLLP does not provide to WWCH information required to be furnished by WWLLP under this agreement, the Registration Statement will not, on the date of the filing of the Registration Statement or at the time the Registration Statement becomes effective under the Securities Act, or on the dates the final proxy statement/prospectus included in the Registration Statement is mailed to the WWCH stockholders or provided to WWLLP or at the time of the WWCH stockholder meeting referred to at paragraph 2 of schedule 1 or the meeting of the Main Members referred to at paragraph 1 of schedule 1, at Completion, at the time of the issuance and transfer of the Consideration Stock and the Contingent Stock to WWLLP pursuant to this agreement and at the time of any resale of any of the Consideration Stock or Contingent Stock, contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

10.
The Registration Statement, at the time that it becomes effective under the Securities Act, at Completion, at the time of the issuance and transfer of the Consideration Stock and the Contingent Stock to WWLLP pursuant to this agreement and at the time of any resale of any of the Consideration Stock or Contingent Stock by a Selling Stockholder, shall comply in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder, except that no warranty is made (i) with respect to the accuracy or completeness of any information furnished by WWLLP for inclusion in the Registration Statement, or (ii) to the extent that WWLLP does not furnish to WWCH information WWLLP is required to furnish under this agreement.

SCHEDULE 11

Limitations on Liability under the agreement

1.     SCOPE

All of the limitations on the liability of WWLLP and the Purchaser contained in this schedule are subject to paragraph 12.

2.     LIMITATIONS OF QUANTUM

2.1
The maximum aggregate liability of WWLLP in respect of all Warranty Claims shall not exceed the amount of US$25,000,000.

2.2
The maximum aggregate liability of the Purchaser in respect of the Purchaser's Warranties (other than the Purchaser's Warranties set out in paragraphs 8, 9 and 10 of schedule 10) shall not exceed the amount of US$25,000,000.

2.3
No liability shall attach to WWLLP in respect of any Warranty Claim unless the liability of WWLLP in respect of such Warranty Claim exceeds US$1,000,000 (provided that claims under the same Warranty arising out of the same or series of connected events may be aggregated for these purposes) in which case WWLLP shall (subject to paragraph 2.4) be liable for the whole of such amount and not merely the excess.

2.4
No liability shall attach to WWLLP unless the aggregate amount of all Warranty Claims for which it would, in the absence of this provision, be liable shall exceed US$5,000,000 and in such event WWLLP shall be liable for the whole of such amount and not merely the excess.

3.     TIME LIMITS

3.1
WWLLP shall be under no liability in respect of any Warranty Claim unless notice in writing of such claim shall have been served upon WWLLP by the Purchaser or WCHL:

(a)
in the case of a Warranty Claim other than a Warranty Claim in respect of a Warranty set out in part 11 of schedule 9 (relating to Tax), by no later than the date falling 18 months after the Completion Date;

(b)
in the case of a Warranty Claim in respect of the Warranties set out in part 11 of schedule 9 (relating to Tax), by no later than the Final Determination Date.

3.2
A notice under paragraph 3.1 shall specify in reasonable detail the matter giving rise to the Warranty Claim, the nature of the Warranty Claim and the Amount Claimed but failure of any notice so to specify shall not affect the liability of the Seller in respect of the relevant Warranty Claim.

3.3
Unless otherwise agreed by the Seller in writing, the liability of the Seller in respect of a Warranty Claim notified in accordance with paragraph 3.1 shall absolutely terminate (if that Warranty Claim has not been previously satisfied, settled or withdrawn) if legal proceedings in respect of that Warranty Claim, containing reasonably full particulars of it shall not have been properly issued and validly served on the Seller within six months after the Final Determination Date.

3.4
The Purchaser shall be under no liability in respect of any claim under the Purchaser's Warranties unless notice in writing of such claim shall have been served upon the Purchaser by WWLLP:

(a)
in the case of a claim in respect of the Purchaser's Warranties set out in paragraphs 1 to 8 (inclusive) of schedule 10, by no later than the date falling 18 months after the Completion Date;

  (b)
  in the case of a claim in respect of the Purchaser's Warranties set out in paragraphs 9 and 10 (inclusive) of schedule 10, by no later than the date falling 18 months after the date of the last re-sale covered by the Registration Statement.

4.     SET-OFF AGAINST CONTINGENT STOCK

4.1
The sole method of recovery available to the Purchaser or WCHL in respect of any Warranty Claim shall be by way of set-off against the Claim Stock. The Purchaser or other member of the Purchaser's Group may, but shall not be obliged to, exercise a right of set-off against the Contingent Stock in respect of a Non-Warranty Claim (including for the avoidance of doubt a Letter of Comfort Indemnity Claim), by serving notice in writing on the Seller that it wishes to exercise its right of set-off in respect of a specified Non-Warranty Claim (a "Notified Non-Warranty Claim").

4.2
Upon the Purchaser or WCHL giving notice to WWLLP of any Warranty Claim pursuant to paragraph 3, or notice of its intention to exercise set off against the Contingent Stock in respect of a Non-Warranty Claim in accordance with paragraph 4.1, the following provisions will apply:

(a)
to the extent that such claim is settled or finally determined prior to the Final Determination Date:

(i)
in the case of a Warranty Claim, that proportion of the Claim Stock equal to the amount for which it is agreed or finally determined that the Seller is liable;

(ii)
in the case of a Notified Non-Warranty Claim, that proportion of the Contingent Stock equal to the amount for which it is agreed or finally determined that the Seller is liable,

shall be deducted from the Contingent Stock otherwise payable to the Seller in accordance with the provisions of clause 4;

(b)
to the extent that a Warranty Claim has not been settled or finally determined prior to the Final Determination Date, the Purchaser or WCHL shall notify the Seller in writing of its estimate of the amount of such Warranty Claim, or confirmation that the Amount Claimed remains its best estimate, as the case may be, (the "Estimate"), and shall be entitled thereafter to set off the Estimate against the Claim Stock, provided that such notice is accompanied by the written opinion of a Leading Counsel of not less than 15 years' call to the effect that the Purchaser or WCHL has a reasonable prospect of succeeding on the claim to the extent of the Estimate;

(c)
to the extent that such Warranty Claim has not been settled or finally determined prior to the Final Determination Date, the Seller may, in its sole discretion notify the Purchaser that it requires the UAC Stock in respect of such Warranty Claim thereafter to be treated as cash and valued at the NYSE closing price for equivalent WWCH stock on the date of notice. Such cash shall be deemed to be "Claim Stock" for the purposes of clause 4 and this paragraph 4.

4.3
Following settlement or final determination of a Warranty Claim in respect of which any Claim Stock has been withheld pursuant to paragraph 4.2(b) above, if the amount of the Estimate exceeds the amount for which the Warranty Claim is settled or otherwise determined the Purchaser shall transfer to the Seller such amount of Claim Stock (or, in the case of a notification pursuant to paragraph 4.2(c) above, cash) as is equal to the excess within ten Business Days of such settlement or final determination.

4.4
No failure by the Purchaser or other member of the Purchaser's Group in exercising any right to set off a Non-Warranty Claim against the Contingent Stock shall impair any other right or remedy

  (including a right to claim damages) that the Purchaser or other member of the Purchaser's Group may have in respect of that Non-Warranty Claim.

4.5
For the purposes of this paragraph 4 and clause 4:

(a)
the WWCH Shares constituting the Contingent Stock (including Claim Stock) shall be valued on the basis that one WWCH Share has the value in US$ equivalent to its average value for the 20 NYSE trading days prior to the earlier of:

(i)
the date of satisfaction of any final determination or settlement of the relevant claim; and

(ii)
the Final Determination Date;

(b)
"Claim Stock" shall mean such part of the Contingent Stock (valued on the basis set out in paragraph 4.4(a)) as is equivalent to US$25,000,000;

(c)
"Letter of Comfort Indemnity Claim" shall mean a claim against the Seller under the indemnity contained in the Letter of Comfort;

(d)
"Non-Warranty Claim" shall mean a claim against the Seller under this agreement other than a Warranty Claim, which has been settled or finally determined, but in respect of which the damages or other compensation (if any) payable by the Seller pursuant to the relevant settlement or final determination have not been paid by the Seller by their due date for payment;

(e)
"Unsatisfied Amounts Claimed" shall mean, in respect of all Warranty Claims and Notified Non-Warranty Claims, at the relevant date the aggregate of:

(i)
such amounts in respect of Warranty Claims made before that date for which the Seller has accepted liability pursuant to a settlement or for which it has been finally determined the Seller is liable but which liability has not been satisfied;

(ii)
such amounts in respect of Notified Non-Warranty Claims made before that date for which liability has not been satisfied; and

(iii)
the whole or part of an Amount Claimed in respect of a Warranty Claim before that date for which the Seller has not accepted liability pursuant to a settlement or for which it has not been finally determined that the Seller is liable, but in respect of which the Purchaser or WCHL has, in accordance with paragraph 4.2(b), notified the Seller in writing of its Estimate and provided an accompanying written opinion of a Leading Counsel of not less than 15 years' call; and

(f)
"UAC Stock" shall mean, at the relevant date, such number of WWCH Shares (valued on the basis set out in paragraph 4.5(a)) as is equivalent in value to the Unsatisfied Amounts Claimed.

4.6
For the purposes of this agreement:

(a)
"settlement" shall mean an agreement in writing signed by or on behalf of the Seller and the Purchaser or the relevant member of the Purchaser's Group in respect of one or more claims and "settled" shall be construed accordingly; and

(b)
a claim shall be deemed to be "finally determined" if and when a court of competent jurisdiction has delivered judgement in respect of the claim (whether on appeal or otherwise) and:

(i)
any such judgement has not been appealed against within the requisite time period for so doing; or

    (ii)
    any such judgement has been appealed against but such appeal has been withdrawn; or

    (iii)
    there shall be no right of appeal against any such judgement,

  and "final determination" shall be construed accordingly.

5.     CHANGE IN LEGISLATION ETC.

        Liability of WWLLP in respect of any Warranty Claim shall be reduced to the extent that such claim would not have arisen (or the amount of the claim would not have been increased) but for a change in legislation, or rule or regulation having the force of law, made after the date hereof (whether or not such change purports to be effective retrospectively in whole or in part) or if such claim would not have arisen (or the amount of the claim would not have been increased) but for any judgment delivered after the date hereof.

6.     CONTINGENT AND UNQUANTIFIABLE LIABILITIES

        No liability shall attach to any party in respect of any Warranty Claim or any claim under the Purchaser's Warranties to the extent that the claim is based upon a liability which is contingent only or is otherwise not capable of being quantified unless and until such liability ceases to be contingent and becomes an actual liability or becomes capable of being quantified, as the case may be, provided that this paragraph shall not entitle a party to decline to perform any of its contractual obligations under this agreement and provided further that this paragraph shall not operate to avoid a Warranty Claim or a claim in respect of the Purchaser's Warranties made in respect of a contingent or unquantifiable liability within the applicable time limits specified in paragraph 3 of this schedule if the notice of such Warranty Claim or claim under the Purchaser's Warranties has been served before the expiry of the relevant period and proceedings have been issued in accordance with paragraph 3.3 (even if such liability does not become an actual or quantifiable liability, as the case may be, until after the expiry of such period).

7.     GENERAL LIMITATIONS

7.1
The Purchaser shall not be entitled to claim against the Seller:

(a)
under the Warranties in respect of any matters Disclosed in this agreement, the Transaction Documents, the Disclosure Letter, the Disclosed Information or, in the case of the Warranties given at Completion which are qualified by awareness, in respect of any matters Disclosed in the Supplemental Disclosure Letter and in the case of the Warranties given at Completion which are not qualified by awareness, in respect of any matters Disclosed in the Supplemental Disclosure Letter which occurred after the date of this agreement;

(b)
under the Warranties in respect of any fact, matter or circumstance to the extent that John Haley, Gene Wickes, Walter Bardenwerper, Christine Clark or Carl Mautz is actually aware at the date of this agreement of the fact, matter or circumstance and is actually aware, or ought reasonably to be aware, that the fact, matter or circumstance constitutes a breach of Warranty;

(c)
in respect of any Warranty Claim if and to the extent that:

(i)
the claim arises as a result of the performance in accordance with its terms of any contract made between any member of the Seller's Group and any member of the Purchaser's Group and in existence prior to the date of this agreement, including the Original Alliance Agreements and arrangements relating to the "Watson Wyatt" name and logo;

(ii)
the claim relates to any Assets, including any Intellectual Property, acquired from a member of the Purchaser's Group pursuant to the Original Alliance Agreements, save where the matter, act or thing giving rise to the claim arose as a result of or in connection with an act or omission of the Seller or any member of the Seller's Group after the date upon which the Seller or other member of the Seller's Group became the owner of such Assets pursuant to the terms of the Original Alliance Agreements;

    (iii)
    the claim arises or is increased as a result of the Purchaser not complying with its obligations under this agreement or any of the Transaction Documents;

    (iv)
    the damage, liability or loss suffered or incurred by the Purchaser has been made good financially without cost to the Purchaser or any other member of the Purchaser's Group (provided that this shall in no circumstances be deemed to include the financial benefit to the Purchaser of the Seller's Entitlement pursuant to clause 4.3 being less than the Contingent Stock, or of not paying any bonuses to employees as a result of any failure of the Continuing Business to meet the NOI targets referred to in part 3 of schedule 13);

    (v)
    the claim would not have arisen or would have been less but for any act, omission, transaction or arrangement (or any combination of the same) after the date of this agreement done or omitted to be done (A) by or with the written consent of the Purchaser or any member of the Purchaser's Group, otherwise than any act, omission, transaction or arrangement (aa) in the ordinary course of business of the Business as carried on at the date of this agreement; or (bb) in compliance with a legal obligation; or (B) at the written request of the Purchaser or any member of the Purchaser's Group, in each case in circumstances where the Purchaser was aware, or ought reasonably to have been aware, that the act, omission, transaction or arrangement in question would entitle the Purchaser to bring a claim against the Seller.

8.     NO DOUBLE RECOVERY

        No party shall be entitled to recover damages or obtain payment, reimbursement, restitution or indemnity more than once for the same loss.

9.     PAYMENT OF CLAIM TO BE IN REDUCTION OF PURCHASE PRICE

        If WWLLP pays any sum to the Purchaser or other member of the Purchaser's Group pursuant to a claim under this agreement (including by way of set-off of some or all of the Contingent Stock), such payment shall be treated, to the extent possible under law, as a partial reduction of the purchase price for the Assets to which the claim relates.

10.   SURVIVAL OF THESE PROVISIONS

        The provisions of this schedule 11 apply notwithstanding any other provision of this agreement and will not be discharged or cease to have effect in consequence of any termination or rescission of any other provisions of this agreement.

11.   MITIGATION NOT AFFECTED

        Nothing in this agreement shall affect the application of the common law rules on mitigation in respect of any claim under this agreement or any matter giving rise to any claim under this agreement.

12.   FRAUD

        None of the limitations on the liability of WWLLP or the Purchaser set out in this schedule (whether as to the quantum of the claim, the time limit for notification of the claim, the procedures or requirements for making a claim or otherwise) shall apply to any claim against WWLLP or the Purchaser as the case may be to the extent that the liability of WWLLP or the Purchaser in respect of that claim arises from fraud, concealment or dishonesty on the part of WWLLP or the Purchaser respectively.

13.   RECOVERY FROM THIRD PARTIES

13.1
If the Purchaser is or is reasonably likely to be entitled to recover from some other person (including insurers but not including any client or employee of the Business) any loss or damage which gives rise to any Warranty Claim, the Purchaser shall, prior to bringing a Warranty Claim, use all reasonable endeavours to enforce that recovery (keeping the Seller informed on a timely basis of any action so taken) before taking any action (other than notifying the Seller of the Warranty Claim) against the Seller.

13.2
If, notwithstanding any other provision of this schedule 11, any payment is made by the Seller in or towards the settlement of any Warranty Claim (including, for the avoidance of doubt, the set-off of some or all of the Contingent Stock) and the Purchaser subsequently recovers or procures the recovery from a third party (including insurers) of an amount which is referable to that claim (and, in the event that the Purchaser becomes entitled subsequent to payment by the Seller to make recovery of an amount which is referable to that claim pursuant to a Third Party Claim, the Purchaser shall (unless such Third Party claim is against a client or employee of the Business) reassign or re-transfer to the Seller such Third Party Claim) the Purchaser shall forthwith repay to the Seller an amount equal to whichever is the lesser of:

(a)
the amount (including interest (if any)) recovered from the third party, less all reasonable costs and expenses incurred by the Purchaser or the relevant member of the Purchaser's Group in recovering such amount; and

(b)
the amount paid by the Seller in or towards settlement of the claim.

14.   CONDUCT OF CLAIMS

14.1
If the Purchaser or any other member of the Purchaser's Group becomes aware of any actual or threatened assessment, claim, action or demand by a third party against any of them (a "third party action") which causes or is reasonably likely to cause the Seller to be liable under the Warranties or the indemnities in clauses 10.1 and 10.2 of this agreement then (provided that, in the case of any third party action which causes or is reasonably likely to cause the Seller to be liable under the Warranties, such third party action is for an amount less than twice the maximum aggregate liability of the Seller for all Warranty Claims pursuant to paragraph 2.1):

(a)
subject to paragraphs 14.2 and 14.3, the Purchaser shall at the written request of the Seller:

(i)
take such action as the Seller may reasonably require to avoid, contest, dispute, resist, appeal, compromise or defend the third party action (including, but without limitation, making counter claims and exercising all rights of set off against third parties) and will refrain (and will procure that all other members of the Purchaser's Group will refrain) from making or attempting to make any admission of liability, agreement, settlement or compromise in relation to a third party action without the consent of the Seller (that consent not to be unreasonably withheld or delayed); and

(ii)
provide to the Seller and the Seller's professional advisers reasonable access to information and to employees of the Purchaser or any other member of the Purchaser's Group for the purpose of investigating the claim and notifying the Purchaser of its requirements pursuant to paragraph (i) above (subject always to keeping the same confidential);

  provided that the Seller shall indemnify the Purchaser and all other members of the Purchaser's Group against all costs and expenses reasonably incurred by them in complying with their respective obligations under paragraphs 14.1(a)(i) and (ii); and

  (b)
  the Purchaser shall in any event keep the Seller informed as to the steps which are being taken in connection with the third party action.

14.2
The Purchaser's obligations under this paragraph 14 are subject to any obligations that the Purchaser or the relevant member of the Purchaser's Group may have under any applicable policy of insurance.

14.3
Notwithstanding paragraph 14.1, the Purchaser shall be at liberty without reference to the Seller and on such terms as it may in its absolute discretion think fit to admit, compromise, settle, discharge or otherwise deal with a third party action if defence of the third party action is likely to materially adversely affect the goodwill of the Business taken as a whole or the third party action seeks injunctive relief or injunctive relief has been granted in respect of the third party action, provided that such admission, compromise, settlement, discharge or other action shall not be determinative of the Seller's liability (if any) for the third party action pursuant to the Warranties or clauses 10.1 or 10.2, including the measure of "Losses" for the purpose of clause 10.1 and 10.2.

15.   BOOKS AND RECORDS

        The Purchaser will (and will procure that all other members of the Purchaser's Group will) retain and preserve all books, records, documents and information (including information recorded or retained in any electronic form) of or relating to the Business which are or may be relevant in connection with any claim brought by the Purchaser against the Seller under the Warranties or any other provision of this Agreement for so long as any actual or prospective claims remain outstanding.

SCHEDULE 12

Properties

Part 1: Business Properties

        The following properties comprise the Business Properties:

1.
Part Second Floor Redcliffe Quay 120-125 Redcliffe Street Bristol and which is held under a lease dated 25 November 1997 and made between The Standard Life Assurance Company (1) and WWP (2) and more particularly described in that lease.

2.
10 car parking spaces at 120-125 Redcliffe Street Bristol and which is held under a car parking licence dated 25 November 1997 made between The Standard Life Assurance Company (1) and WWP (2) and more particularly described in that licence.

3.
Block A Watson House London Road Reigate being registered at the Land Registry with Title Number SY588553 and which is held under a lease dated 21 June 1988 and made between Pension Funds Securities Limited (1) and JA Jolliffe, H Gracey, RD Masding and JM Bibby (2) and more particularly described in that lease.

4.
Block B Watson House London Road Reigate being registered at the Land Registry with Title Number SY588549 and which is held under a lease dated 21 June 1988 and made between Pension Fund Securities Limited (1) and JA Jolliffe, H Gracey, RD Masding and JM Bibby (2) and more particularly described in that lease.

5.
Terra Firma Station Road Redhill and which is held under a lease dated 2 March 1994 and made between Redcastle plc (1) and RD Masding, JM Hill, PA Cockbain and JM Bibby (2) and more particularly described in that lease.

6.
Second Floor 1 Wellington Place Leeds being registered at the Land Registry under Title Number WYK784169 and which is held under a lease dated 10 December 2004 and made between Britel Fund Trustees Limited (1) and WWLLP (2) and more particularly described in that lease.

7.
Third Floor 1 Wellington Place Leeds being registered at the Land Registry under Title Number WYK784170 and which is held under a lease dated 10 December 2004 and made between Britel Fund Trustees Limited (1) and WWLLP (2) and more particularly described in that lease.

8.
Part Basement, first, second, fourth, fifth, sixth, and seventh floors at 21 Tothill Street London SW1 held under a lease dated 10 April 1995 and made between The Prudential Assurance Company Limited (1) John Robert Wigley, John Michael Hill, Philip Alexander Cockbain and John Michael Bibby (2) and The Wyatt Company (3) and more particularly described in that lease.

9.
Third Floor 21 Tothill Street London held under a lease dated 14 June 1996 and made between The Prudential Insurance Company Limited (1) John Robert Wigley, John Michael Hill, Philip Alexander Cockbain and John Michael Bibby (2) and more particularly described in that lease.

10.
Part Basement and Ground Floor at 21 Tothill Street London being registered at the Land Registry with Title Number NGL578440 and which is held under an underlease dated 24 October 1986 and made between The Prudential Assurance Company Limited (1) and LF Rothschild Unterberg Towbin International (2) and more particularly described in that underlease.

11.
Fifth Floor Festival House 177/179 West George Street Glasgow which is held under the lease dated 13 and 23 March 1990 and registered in the Land Register for Scotland under title number GLA69533 made between Brandnight Limited (1) The Wyatt Company Holdings Limited (2) and the Wyatt Company (UK) Limited (3) and more particularly described in that lease.

12.
11 Abercromby Place, Edinburgh which is held under a lease dated 7 August 1989 and registered in the Books of Council and Session on 28 August, 1989 and made between IDC Property Investments Limited (1) and the Partners of R.Watson & Sons (2) and more particularly described in that lease.

13.
First and second floors, 65/66 Lower Mount Street, Dublin which is held under a lease dated 17 February 2000 and made between Ulster Bank Markets (Nominees) Limited (1) and Paul Kelly, Gerry O'Carroll, John Hill, and Alastair Watson (2) and more particularly described in that lease.

14.
Third floor, 65/66 Lower Mount Street, Dublin which is held under a lease dated 15 March 2002 and made between Nortrust Nominees (Ireland) Limited (1) and Paul Kelly, Gerry O'Carroll, John Hill and Alastair Watson (2) and more particularly described in that lease.

Part 2: Sale Companies' Properties

        The following properties constitute the Sale Companies' Properties:

1.
Unit 1 Falcon Way Shire Park Welwyn Garden City which is held under an underlease dated 15 September 2000 and made between Pearson Plc (1) WWHL (2) and WWP (3) and more particularly described in that underlease.

2.
Fifth floor Number 3 Brindleyplace Birmingham and which is held under an underlease dated 19 December 2001 made between Consignia plc (1) WWHL (2) and WWP (3) and more particularly described in that underlease.

3.
Part Third Floor and three car parking spaces at Norfolk House, 7 Norfolk Street Manchester which is held under a lease dated 2 April 2001 and made between Spen Hill Properties Limited (1), WWHL (2) and WWP (3) and more particularly described in that lease.

4.
Fourth Floor and seven car parking spaces at Norfork House, 7 Norfork Street Manchester held under a lease dated 2 April 2001 and made between Spen Hill Properties Limited (1) WWHL (2) and WWP (3) and more particularly described in that lease.

5.
Basement store room number 10 at Norfolk House 7 Norfolk Street Manchester held under a lease dated 2 April 2001 and made between Spen Hill Properties Limited (1), WWHL (2) and WWP (3) and more particularly described in that lease.

6.
Basement store room number 14 at Norfolk House Manchester 7 Norfolk Street Manchester held under a lease dated 2 April 2001 made between Spen Hill Properties Limited (1) WWHL (2) and WWP (3) and more particularly described in that lease.

7.
Castlefield House Castlefield Road Reigate held under a lease dated 12 March 1999 and made between Midland Bank Trust Company Limited (as trustee for Abbey Life Assurance Company Limited) (1) WWHL (2) and WWP (3) and more particularly described in that lease.

8.
Second floor office premises comprising the East wing at Princes Exchange 1 Earl Grey Street, Edinburgh held in terms of a contract for sublease constituted by missives dated 23 and 26 March 2001 and 2 May 2001 entered into between WWHL (1), WWP (as guarantors) (2) and MGD Property Company Limited (3);

9.
Units 904 JMD Regent Square Mehrauli Gurgaon Road Gurgaon Delhi India held under a lease dated 27 August 2003 and made between (1) Mrs Veena Saigal and (2) Watson Wyatt Insurance Consulting Pvt Ltd and more particularly described in that lease.

10.
Unit 903 ninth floor JMD Regent Square Mehrauli Gurgaon Road Gurgaon Delhi India held under a lease dated 27 August 2003 and made between (1) Rara Exports Pvt Ltd and (2) Watson Wyatt Insurance Consulting Pvt Ltd and more particularly described in that lease.

11.
Units 901 and 902 ninth floor JMD Regent Square Mehrauli Gurgaon Road Gurgaon Delhi India held under a lease dated 24 May 2004 and made between (1) JMD Maintenance Services Private Limited and (2) Watson Wyatt Insurance Consulting Pvt Ltd and more particularly described in that lease.

12.
Suites 14 and 20 second floor Block B Sushant Lok Phase—I Mehrauli Gurgaon Road Gurgaon 122022 Haryana Delhi India which is held under an agreement to licence dated 14 January 2004 and made between (1) Vatika Hospitality Pvt. Ltd and (2) Watson Wyatt Insurance Consulting Pvt. Ltd and more particularly described in that agreement to licence.

13.
Suite 270, 1205 Westlakes Drive Berwyn Pennsylvania USA which is held under a lease dated 6 July 2004 and made between (1) Mack Cali Pennsylvania Realty Associates, L.P. and (2) Watson Wyatt Insurance & Financial Services Inc and more particularly described in that lease.

14.
First floor premises at Kungliga Myntet 1 Norr Malarstrand 6 112 20 Stockholm Sweden which is held under a rental agreement dated 1 July 2003 and made between (1) Vasakronan AB (publ) and (2) Watson Wyatt AB and more particularly described in that rental agreement.

15.
Premises at Seefeldstrasse 214,8008 Zurich which is held under a tenancy agreement dated 4 April 2003 and made between (1) Hirslanden Holding AG and (2) Watson Wyatt AG and more particularly described in that tenancy agreement.

16.
Fourth floor office premises (and car parking spaces) at Avenida Da Liberdade 245 Lisbon Portugal which is held under a lease contract dated 10 December 1998 and made between (1) BPN Imofundos and (2) Watson Wyatt International Limited—Sucursal em Portugal and more particularly described in that lease.

17.
Basement, part ground floor, first floor and part sixth floor premises at Herman Debrouxlaan 52-1160 Brussels Belgium which is held under lease addendums dated 2 May 2001, 1 August 2001, and 9 October 2001 and made between (1) Swiss Life Invest (Belgium) S.A. and (2) Watson Wyatt S.A and more particularly described therein.

18.
Third floor premises at Edificio La Piramide Paseo de la Castellana 31, Madrid Spain which is held under a lease dated 8 November 2000 and made between (1) Ibero Property Trust, S.A. and (2) Watson Wyatt Espana S.A and more particularly described in that lease.

19.
Basement and ground floor premises at Via de Togni Milan Italy and which is held under a contract dated 2 November 1998 and made between (1) Immobiliare Sismilan Srl and (2) Watson Wyatt Isso S.r.l and more particularly described in that contract.

20.
Fifth floor premises at Via XX Settembre 98/e, 00187 Rome Italy which is held under a contract dated 1 June 2001 and made between (1) Beatrice Gagliardi and (2) Watson Wyatt Isso S.r.l and more particularly described in that contract.

21.
Premises at Theresienhöhe 13 80339 Munich Germany which are held under a lease agreement dated 4/8August 2003 (and four addenda to that lease agreement) and a lease agreement dated 18 August/1September 2003 and made between (1) DB Real Estate Investment GmbH and (2) Watson Wyatt Deutschland GmbH and more particularly described in those lease agreements.

22.
Ground, first floor, and basement premises at 3-5 Rue Scheffer 75016 Paris France which is held under a lease dated 10 April 2001 and made between (1) C.N.P. Assurances and (2) Watson Wyatt Sarl and more particularly described in that lease.

23.
Office Suite Regus House Budapest Kalman Imre u.1. 1054 Budapest Hungary which is held under the terms of the Regus business centre service agreement signed on 24 February 2004 and 5 March 2004 and made between (1) Regus Central—Europe Trading and Servicing Limited and (2) Watson Wyatt Kft and more particularly described in that service agreement.

24.
Premises at 25th floor Hanwha Securities Building 23-5 Yuido-Dong Youngdeungpo-Ku Seoul Korea which is held under a sub-lease agreement dated 15 March 2004 and made between (1) Yuris Asset Management Co., Limited and (2) Watson Wyatt Insurance Consulting (Korea) Limited and more particularly described in that sub-lease agreement.

25.
Portion of 17th floor, 875 Third Avenue New York USA which is held under a sub-lease dated 7 February 2003 and made between (1) Watson Wyatt & Company and (2) Watson Wyatt Insurance & Financial Services, Inc and more particularly described in that sub-lease.

26.
Basement, first, second, and fifth floor premises at Watson Wyatt GmbH, Koenigsalle D-40212, Düsseldorf, Germany which is held under a lease contract dated 22 October 1990 and 5 November 1990 and made between (1) Victoria Lebensversichergung AG and (2) The Wyatt Company GmbH and four addenda, the first addendum dated 8/15 June 1994, the second addendum being undated, the third addendum dated 29 April 1998, and 4 May 1998 and the fourth addendum dated 15/18 April 2000 and more particularly described in that lease contract and addenda.

Part 3: Conditions of Sale—Business Properties

1.     DEFINITIONS

        In this schedule the following words and phrases have the following meanings:

"2002 Act"	means the Land Registration Act 2002;
"Actual Completion Date"	means in relation to each of the Business Properties the date on which that Business Property is transferred or assigned to the Purchaser;
"Assurances"	means the transfers or assignments of the Business Properties which are in the agreed form and "Assurance" shall mean any one of them;
"Documents"	means the deeds and documents relating to the Business Properties as set out in part 6 of this schedule;
"Landlords"	means the landlords of the Leases and "Landlord" means any one of them;
"Landlord's Consent"	means any reversioner's consent to the assignment of a Lease to the Purchaser required under the terms of any Lease or any superior lease relating to the Relevant Business Property;
"Occupational Agreements"	means any lease, licence, tenancy agreement or agreement to occupy to which any of the Business Properties are subject and "Occupational Agreement" shall mean any one of them;
"Relevant Business Properties"	means those Business Properties which require Landlord's Consent to assign the relevant Lease to the Purchaser and "Relevant Business Property" shall mean any one of them;
"Title"
means:

(a) in respect of the Business Properties listed at entries numbered 3, 4, 6, 7, and 10 in part 1 of this schedule, an official copy of the register and title plan and full copies of any documents noted on the register, other than any mortgage or legal charge; and

(b) in respect of the Business Properties listed entries numbered 1, 2, 5, 8, and 9, 11, 12, 13, and 14 in part 1 of this schedule commences with the Leases.

2.     BUSINESS PROPERTIES

        2.1   Subject to obtaining any necessary Landlord's Consents, if applicable, the Seller shall transfer or direct the transfer by WWP (as appropriate) of each Business Property with full title guarantee in respect of the Business Properties listed at entries numbered 1, 2, 5, 6, 7 and 10 of part 1 of this schedule and limited title guarantee in respect of the Business Properties listed at entries numbered 3, 4, 8 and 9 of part 1 of this schedule, to the Purchaser and the Purchaser shall accept such transfer in accordance with the terms of this schedule 12.

        2.2   The Seller shall not be required or compelled (and shall not be required to require or compel WWP) to:

          (a)   execute any Assurance otherwise than in favour of the Purchaser or Watson Wyatt Limited; or

          (b)   transfer any particular Business Property otherwise than as a whole.

3.     TITLE

        Title having been deduced and copies of the Documents having been supplied to the Purchaser's Solicitors the Purchaser is deemed to purchase the Business Properties with full knowledge of the Title and of the Documents and with notice of any matter contained or referred to therein. The Purchaser shall not raise any requisitions or objections in respect of the Title or the Documents (save that the Purchaser may raise requisitions in respect of any matter revealed by the Purchaser's pre-completion searches in respect of the Business Properties at the Land Registry, Land Charges Registry and Companies House but only to the extent that any such matter has not already been revealed by the Seller in the Title, the Documents and/or the Disclosed Information and may raise enquiries but only to the extent envisaged by and consistent with paragraph 1.5(e) of part 1 of schedule 5 and not further or otherwise) and in particular, the Purchaser shall not raise any objection on account of the Seller's inability to produce the original or an examined copy of the Document noted as missing in schedule 12, part 7 and no acknowledgement for production or undertaking for safe custody will be given.

4.     MATTERS AFFECTING THE BUSINESS PROPERTIES

        4.1   The Business Properties are sold subject to and, if applicable, with the benefit of:

          (a)   the exceptions, reservations and covenants and other matters (except charges to secure the repayment of money) contained or referred to in the Title;

          (b)   the matters contained or referred to in the Documents;

          (c)   the covenants and conditions on the part of the landlord in the Occupational Agreements;

          (d)   all local land charges whether registered or not before the date of this agreement and all matters capable of registration as local land charges;

          (e)   all notices served and orders, demands, proposals or requirements made, by any local or other public authorities whether before or after the date of this agreement;

          (f)    all actual or proposed orders, directions, notices, charges, restrictions, conditions, agreements or other matters arising under any town and country planning or highways legislation; and

          (g)   all unregistered interests which override registered dispositions as defined by Schedule 3, 2002 Act, first registration is defined by Schedule 1, 2002 Act, interests within s11(4)(c) 2002 Act and any interest preserved by the transitional provisions of Schedule 12, 2002 Act to the extent and for so long as any interest is so preserved.

        4.2   The Business Properties are sold subject to and with the benefit of the Occupational Agreements and copies of the Occupational Agreements having been supplied to the Purchaser's Solicitors, the Purchaser shall be deemed to purchase with full knowledge and notice of the Occupational Agreements and anything contained or referred to in them. The Purchaser shall, subject to the provisions of paragraph 1.5(e) of part 1 of schedule 5, not raise any requisitions or objections in respect of the Occupational Agreements.

5.     LANDLORD'S CONSENTS

        5.1   The sale of each Relevant Business Property is subject to the Seller obtaining Landlord's Consent in respect of that Relevant Business Property.

        5.2   The Seller shall apply for and use its reasonable endeavours to obtain Landlord's Consent as soon as reasonably practicable after the date of this agreement. If any such Landlord's Consent remains to be obtained at the Completion Date, this paragraph 5 shall continue to apply until the relevant Landlord's Consent has been obtained. The Seller and the Purchaser shall be responsible for their own legal, surveyor's and other costs and expenses incurred in connection with the making of the applications for Landlord's Consent in the period from and including the date of this agreement until the Completion Date but the Purchaser shall be responsible for the Seller's legal, surveyor's, and other costs and expenses so incurred in the period following the Completion Date.

        5.3   The Purchaser shall assist the Seller in obtaining Landlord's Consent and in particular shall promptly provide all such information and references as the Seller may reasonably require in relation to the obtaining of Landlord's Consent and such other information as the Landlord may be entitled to request and/or require under the terms of the relevant Lease.

        5.4   The Seller and the Purchaser shall each use all reasonable endeavours to obtain the Landlord's Consent to the release of WWP from all liability, in their capacity as tenant, or guarantor or otherwise under the terms of the Leases and with regard to the conditions which the relevant Landlord seeks to impose before giving its Landlord's Consent, the Seller and the Purchaser shall use all reasonable endeavours to secure the removal of, or in lieu of being able to achieve such removal, to keep to a minimum, any condition requiring WWP to continue to stand as guarantor or joint obligor under the relevant Lease in respect of any of the following: the obligations of the Purchaser as assignee of the Lease or the obligations of WWLLP under any authorised guarantee agreement, which the relevant Landlord may require WWLLP to enter into as a condition of its Landlord's Consent save that for the avoidance of doubt the Purchaser shall not be required to provide any financial or other consideration or agree any variation of the terms of Lease (other than a variation to document such a release) in order to obtain the releases in this paragraph 5.4 Provided That if the relevant Landlord's agreement to the release of WWP from all such liability shall not have been obtained within four (4) calendar months after the Completion Date, the Seller and the Purchaser shall no longer be under an obligation to seek to secure such release as part of the relevant application for Landlord's Consent (but shall continue to use all reasonable endeavours to keep to a minimum, any condition requiring WWP to continue to so stand as guarantor under the Lease) Provided Further that the Seller and the Purchaser shall be under an ongoing obligation to continue thereafter to use reasonable endeavours to secure the release of WWP from such liability.

        5.5   The Purchaser will enter into such covenants as may be reasonably required by the Landlord of the Relevant Business Property and shall comply with the Landlord's proper requirements which it is entitled to impose on any assignee of the Lease as a condition of the grant of the Landlord's Consent, including the provision of a guarantee if properly required by the Landlord from a suitable company within the Purchaser's Group, and the Purchaser shall execute the Landlord's Consent within ten Business Days of the engrossment of the same having been submitted to the Purchaser's Solicitors.

        5.6   The Seller shall (subject to the terms of the Occupational Agreements, if applicable) on and from the Completion Date in relation to any of the Relevant Business Properties in respect of which Landlord's Consent has not been obtained before the Completion Date (such Property or Properties being called the "Relevant Premises") so far as it is lawfully able to do so, permit the Purchaser to enter into and remain in occupation of the Relevant Premises on the terms set out in paragraph 5.7 below.

        5.7   In relation to each of the Relevant Premises so occupied (but so that the following provisions shall only operate in respect of each of the Relevant Premises up to the Actual Completion Date for the Relevant Premises), the Purchaser shall:

          (a)   not occupy the Relevant Premises other than as licensee without any tenancy or lease being created or security of tenure being obtained;

          (b)   pay to WWLLP a licence fee at the same annual rate and on the same dates and in the same manner as the principal rent referred to in the relevant Lease;

          (c)   observe and perform the covenants and conditions on the part of the tenant to be performed and observed contained in the Lease (except those relating to payment of rents and the alienation provisions insofar as they do not permit the Purchaser to occupy as licensee and on the part of the landlord to be performed and observed contained in the Occupational Agreements (insofar as applicable);

          (d)   pay to WWLLP (within seven (7) days of receipt of written demand) all sums by way of service charge, insurance premium, or other payments due to be paid or paid by WWLLP and/or WWP as tenant under the Lease;

          (e)   pay all existing and future rates, taxes, impositions, assessments and outgoings whether parliamentary, local or otherwise, which are now or may at any time hereafter be imposed, charged, taxed or assessed upon the Relevant Premises and to pay all costs and charges in connection with the supply of gas, water, electricity, telephone or other services or at Relevant Premises or any part of them;

          (f)    forward or procure that they are forwarded to WWLLP copies of all notices, demands, or other written communications sent by the Landlord forthwith following receipt by the Purchaser; and

          (g)   be entitled to receive all profit and other income from the Relevant Premises.

        5.8   The licence to occupy each of the Relevant Premises contained in schedule 12, part 3, paragraph 5.6 shall in each case expire on the first to occur of (a) the Actual Completion Date for the Relevant Premises and (b) the Purchaser being required to cease occupation of the Relevant Premises by an order of the Court made on the application of the relevant Landlord or by way of peaceable re-entry by the Landlord.

        5.9   (a) If any Landlord's Consent is refused or has not been obtained within six (6) calendar months after the Completion Date (and in the reasonable opinion of the Purchaser, there is no prospect of the Seller obtaining such Landlord's Consent or Consents within a month thereafter) then, in relation to such Landlord's Consents only, if the Purchaser considers that the relevant Landlord is acting unreasonably in refusing or withholding consent, the Seller shall, at the written request of the Purchaser and at the Purchaser's expense, seek the opinion of a leading Counsel specialising in landlord and tenant law on whether the relevant Landlord's Consent has been unreasonably withheld or unreasonably refused by the relevant Landlord.

          (b)   If the said leading Counsel advises that the relevant Landlord's Consent is being unreasonably withheld or has been unreasonably refused, the Seller shall at the expense of the Purchaser make an application to a Court of competent jurisdiction for a declaration that such Landlord's Consent being unreasonably withheld.

          (c)   If the declaration referred to in paragraph 5.9(b) is obtained the Assurance of the Relevant Business Property shall be completed on the fifth Business Day after such declaration is made by the Court.

          (d)   If the declaration referred to in paragraph 5.9(b) is refused or the said leading Counsel advises that consent to assign is reasonably refused or withheld the Seller shall as soon as reasonably practicable thereafter apply to the relevant Landlord(s) for consent to the grant of an underlease of the Relevant Business Property to the Purchaser for a term equal to the residue of the term of the relevant Lease less three days at a rent equal to and otherwise on the same terms as, and otherwise in compliance with, the said Lease and with a covenant by the underlessee to observe and perform the terms of the Lease other than those relating to the payment of rent and the provisions of paragraphs 5.2 to 5.5 (inclusive) shall apply to the obtaining of such consent and if such consent is obtained the Seller shall, where the relevant Business Property is vested in it, grant and the Purchaser shall accept such underlease on the date five Business Days after the date of receipt of such consent. If such consent is obtained in respect of a Business Property vested in WWP, the Seller shall use its reasonable endeavours to secure the grant by WWP to the Purchaser of an underlease of the relevant Business Property. Where such an underlease is completed in respect of the relevant Business Property, the Seller and the Purchaser shall continue to seek Landlord's Consent to the Assurance of the relevant Business Property to the Purchaser and where such Landlord's Consent is obtained or a declaration is obtained that such Landlord's Consent has been unreasonably withheld, after completion of such underlease this agreement shall continue to take effect for the purpose of assigning or transferring the Lease of the Business Property to the Purchaser subject to and with the benefit of the underlease.

          (e)   If any Landlord lawfully requests the Seller and/or WWP to terminate the Purchaser's occupation or serves upon the Seller or WWP or the Purchaser an application for possession of the Relevant Business Property on the grounds of breach of covenant against parting with possession or occupation of it without the Landlord's consent the Seller and Purchaser shall (unless either the Seller or the Purchaser obtains advice from a leading Counsel specialising in landlord and tenant law that any defence to the claim of the relevant Landlord would be unlikely to succeed) at all times at the expense of the Purchaser defend such proceedings on the ground that such consent has been unreasonably withheld and such other grounds (if any) as may be reasonable in the circumstances.

        5.10 The Purchaser shall be responsible for, and shall indemnify the Seller and WWP against, the Landlord's solicitors and agents' costs and expenses demanded and/or charged by the relevant Landlord to the Seller or WWP, and any VAT on such costs and expenses in relation to the Landlord's Consents together with the like costs and expenses (together with any VAT thereon) for any superior landlord.

6.     COMPLETION

        6.1   Notwithstanding clause 7.1 of this agreement completion of the sale of the Business Properties shall take place:

          (a)   in the case of those Relevant Business Properties in respect of which Landlord's Consent has been obtained by the date five Business Days before the Completion Date and those Business Properties where Landlord's Consent is not required, on the Completion Date; and

          (b)   in the case of those Relevant Business Properties in respect of which Landlord's Consent has not been obtained by the date five Business Days before the Completion Date, the fifth Business Day after the relevant Landlord's Consent has been obtained or the Court has declared that the refusal of the Landlord to provide the Landlord's Consent is unreasonable.

        6.2   On the Actual Completion Date the Seller shall deliver to the Purchaser:

          (a)   a duly executed Assurance in respect of the relevant Business Property;

          (b)   any land certificates and Documents relating to the relevant Business Property and (save in respect of the Scottish Leases) the Purchaser shall deliver to the Seller a duly executed counterpart of the Assurance of the relevant Business Property.

        6.3   The Seller shall use all reasonable endeavours to deliver to the Purchaser on the Actual Completion Date of the Glasgow Business Property (which failing, as soon as possible thereafter) an extract of the duly executed sub-lease of the Glasgow Business Property between the trustees of WWP and Berkeley Berry Birch plc in the terms of the draft sub-lease annexed to the missives between Maclay Murray & Spens and MacDonald Henderson dated 3 February 2005.

7.     SINKING AND RESERVE FUNDS

        Where any Business Property is subject to any Occupational Agreement the Seller shall on completion of the Assurance of that Business Property pay or allow to the Purchaser (so far as not already allowed to the Purchaser) a sum equal to the amounts (if any) paid to the Seller by tenants, licensees, prospective tenants or licensees pursuant to such Occupational Agreement in respect of a sinking or reserve fund or other fund or account held by the Seller on account of the depreciation or replacement of any plant, machinery or apparatus on the Business Property or for recurring items of repair and maintenance of that Business Property.

8.     RENT DEPOSITS

        8.1   The parties shall procure the transfer of any rent deposit or other financial security (if any) provided by the Seller to a Landlord of any Business Property to the Purchaser upon the Actual Completion Date.

        8.2   Where a Business Property is subject to any Occupational Agreement the Seller shall on completion of the Assurance of that Business Property:

          (a)   pay or allow to the Purchaser (so far as not already allowed to the Purchaser) a sum equal to the amount then held by the Seller (if any) in respect of deposits received from the tenant or licensee pursuant to such Occupational Agreement as security for the payment of rent reserved by the Occupational Agreement and the performance of the covenants in the Occupational Agreement;

          (b)   assign to the Purchaser the benefits and burdens of any deed or deeds relating to any such deposits (so far as the Seller can lawfully effect such assignment) and the Purchaser shall enter into such assignment in order to covenant with the Seller to perform and observe the covenants and conditions contained in any such deed or deeds and to indemnify the Seller in respect of any breach thereof. Such assignments shall be in a form reasonably acceptable to the Purchaser and the engrossment of such assignment shall be prepared by the Purchaser's Solicitors.

9.     THIRD PARTY GUARANTEES

        Where any of the Occupational Agreements have the benefit of a third party guarantee in favour of the Seller as landlord the benefit of such guarantees shall be assigned by the Seller to the Purchaser (so far as the Seller can lawfully effect such assignment) in a form reasonably acceptable to the Purchaser and the engrossment of such assignment shall be prepared by the Purchaser's Solicitors.

10.   OUTSTANDING RENT REVIEWS

        10.1 If at any time between the date of this agreement and the Completion Date or the Actual Completion Date in the case of a Business Property there is an outstanding rent review in relation to any Property pursuant either to a Lease or to an Occupational Agreement where rent is to be reviewed from a date prior to the Completion Date the Seller will, in accordance with the terms of the Lease or the Occupational Agreement (as appropriate) and the directions of the Purchaser, until the Completion Date or Actual Completion Date in respect of such Property, seek to conclude the rent review negotiations in accordance with the terms of the relevant Lease or Occupational Agreement and after the Completion Date or the Actual Completion Date in the case of a Business Property, the Purchaser will continue to seek to conclude the rent review negotiations provided that the parties acknowledge that the outstanding rent reviews in respect of the Leases relating to the Property listed at schedule 12, part 1, entry 12 and the Property listed at schedule 12, part 2, entry 7 have been agreed prior to the date of this agreement and the Seller, WWP and/or WWHL (as the case may be) shall be permitted to execute and complete a rent review memorandum with the relevant Landlord in respect of such rent review and the Purchaser shall not raise any requisition in relation to or object to completion of these documents.

        10.2 The Purchaser shall reimburse to the Seller all reasonable costs and expenses incurred or payable by the Seller in relation to the negotiation and determination of any rent review in accordance with schedule 12, part 3, paragraph 10.1.

11.   THE ASSURANCES

11.1
The Assurances will be prepared by the Seller in duplicate (save in respect of the Scottish Leases) and in the case of any of the Business Properties where completion takes place after the Completion Date the Assurances together with any licences to assign will be delivered to the Purchaser's Solicitors no later than three Business Days before the date on which completion should take place in accordance with schedule 12, paragraph 6. The Assurances shall be in the agreed form and shall also include any amendment approved by the Purchaser and the Seller (such approvals not to be unreasonably withheld or delayed if the Landlord is entitled to request such amendment under the terms of the Lease) to the agreed form required by the relevant Landlord in order to secure the relevant Landlord's Consent and/or which is required in order to reflect the terms of the relevant Landlord's Consent (as the case may be).

11.2
Within 30 days after the Actual Completion Date the Purchaser shall make an application to Land Registry for registration of the Assurances required to be registered at Land Registry and shall notify the Seller in writing as soon as it has been notified by Land Registry that such registration has been completed.

12.   ON-GOING PROPERTY MATTERS

12.1
WWHL has agreed and executed a retrospective licence for alterations in respect of the Lease of the Property at schedule 12, part 2, entry 1. To the extent that the same has not been completed prior to the date of this agreement, WWHL shall be entitled to but not bound to complete the said licence for alterations prior to the Completion Date. The Purchaser confirms its consent to the completion of this document and shall not object to or raise a requisition in relation to completion of this document.

12.2
WWHL and the Seller have agreed and executed a licence to assign in respect of the Property listed at schedule 12, part 2, entry 2 with the Landlord of that Property for the assignment of the Lease of that Property to the Seller. To the extent that the licence to assign and the assignment of the Lease of that Property have not been completed prior to the date of this agreement, WWHL and the Seller, shall be entitled to but not bound to execute and complete the said licence to assign and assignment prior to or after the Completion Date and the Purchaser shall not object to or raise any requisition in relation to the completion of those documents. Once the assignment of this Property to the Seller has been completed, with immediate effect, this Property shall be deemed to be a Business Property for the purposes of this schedule 12.

12.3
The Seller and WWP have agreed the form of a reception works licence relating to the Business Properties referred to at schedule 12, part 1, entries 8, 9, and 10, with the Landlord of those Business Properties. To the extent that the same has not been completed prior to the date of this agreement, the Seller and WWP shall be entitled to but not bound to execute and complete the said reception works licence prior to the Actual Completion Date for those Business Properties and the Purchaser confirms its consent to the completion of this document and shall not object to or raise any requisition in relation to completion of this document.

13.   MISCELLANEOUS

        13.1 For the avoidance of doubt, it is agreed that the provisions of schedule 12, part 3 of shall remain in full force and effect to the extent that they remain to be observed and performed, notwithstanding completion of the transfer or assignment of any of the Leases.

        13.2 Notwithstanding the provisions of clause 32 of this agreement, the parties agree that the provisions contained in this agreement shall, so far as they relate to:

          (a)   the Glasgow and Edinburgh Leases be read and construed in accordance with Scottish law and to this extent only the parties hereby submit to the exclusive jurisdiction of the Scottish Courts as regards any claims or matters arising under this agreement in relation to those Properties; and

          (b)   the Dublin Leases, be read and construed in accordance with Irish law and to this extent only the parties hereby submit to the exclusive jurisdiction of the Irish Courts as regards any claims or matters arising under this agreement in relation to those Properties.

        13.3 Within five Business Days after the Purchaser's receipt (or the Purchaser's Solicitors' receipt) of the Assurance of each Scottish Business Property duly executed (in self proving form) on behalf of WWP, the Purchaser shall execute (in self proving form) the Assurance and deliver to the Seller a certified copy of the executed Assurance. The Seller shall thereafter formally intimate such assignment to the relevant Landlord within such period as may be specified by the relevant Landlord (if any) and shall provide the Purchaser with a certified true copy of the signed notice of intimation within five Business Days of such receipt of the certified copy of the aforesaid.

        13.4 On completion of the Assurance of the Lease in respect of the Glasgow Business Property, the Purchaser shall deliver to WWP (for forwarding to the sub-tenant, Berkeley Berry Birch plc) a side letter in the form (mutatis mutandis) of the side letter annexed to the missives dated 3 February 2005 entered into between Maclay Murry & Spens and MacDonald Henderson, duly executed in self proving form on behalf of the Purchaser.

        13.5 Following completion of each of the Assurances of the Edinburgh and Glasgow Business Properties the Purchaser shall register the relevant Assurance in the Books of Council and Session (and, if applicable, in the Land Register of Scotland) and if the relevant Landlord shall impose a time limit within which the Assurance should be registered the Purchaser shall comply with such obligation.

Part 4: Conditions relating to the Sale Companies' Properties

1.
Release of WWP

  In relation to the Sale Companies' Properties listed at entries 1 to 8 (inclusive) of part 2 of schedule 12, the Purchaser and the Seller shall each use all reasonable endeavours to obtain the relevant Landlord's Consent to the release of WWP from all liability, whether in their capacity as tenant, guarantor, or otherwise under the terms of the Lease relating to the relevant Sale Companies' Property save that for the avoidance of doubt the Purchaser shall not be required to provide any financial or other consideration or agree any variation of the terms of the relevant Lease (other than a variation to document such a release) in order to obtain the release in this paragraph 1 but the Purchaser shall be required to stand as guarantor (or procure that another suitable member of the Purchaser's Group stands as guarantor) under the Lease of the relevant Sale Company Property in lieu of WWP.

2.
Observance of covenants by WWHL

  In relation to the Sale Companies' Properties listed at entries 1 to 8 (inclusive) of part 2 of schedule 12 the Purchaser shall observe and perform or procure the observance and performance by WWHL of the covenants on the part of the tenant contained in the Lease of the relevant Sale Companies' Property.

.
The Milan Property

3.1
In relation to the Sale Companies' Property listed at entry 19 of part 2 of schedule 12 ("the Existing Milan Property"), the Seller and the Purchaser acknowledge that Watson Wyatt Italia Srl currently intends to vacate this Property and to terminate the contract dated 2 November 1998 made between (1) Immobiliare Sismilan Srl and (2) Watson Wyatt Isso S.r.l. ("the Existing Milan Lease") and to enter into occupation of, and complete an occupational agreement in respect of premises at Piazza della Repubblica 14/16, Milan, Italy ("the New Milan Property").

3.2
In the event that the Existing Milan Lease is terminated prior to Completion and/or Watson Wyatt Italia Srl cease to use or occupy the Existing Milan Property prior to Completion then with effect from the later to occur of the termination of the Existing Milan Lease or the cessation of use or occupation of the Existing Milan Property, the Existing Milan Property shall no longer be treated as a Sale Companies' Property for the purposes of this agreement.

3.3
With effect from the earlier to occur of the use and occupation of the New Milan Property by Watson Wyatt Italia Srl or the entering into by Watson Wyatt Italia Srl of an occupational agreement in respect of the New Milan Property, the New Milan Property shall be deemed to be a Sale Companies Property for the purposes of this agreement.

4.
The Budapest Property

4.1
In relation to the Sale Companies' Property listed at entry 23 of part 2 of schedule 12 ("the Existing Budapest Property"), the Seller and the Purchaser acknowledge that Watson Wyatt Kft has served notice to terminate the Regus Business Centre Service Agreement signed on 24 February 2004 and 5 March 2004 made between (1) Regus Central—Europe Trading & Services Limited and (2) Watson Wyatt Kft ("the Existing Budapest Contract") and intends to vacate the Existing Budapest Property and to enter into occupation of, and complete an occupational agreement in respect of, premises at seventh floor, East West Business Centre, 1088 Budapest, Rakoczi ut 1-3, Hungary or alternative premises ("the New Budapest Property").

4.2
In the event that the Existing Budapest Contract is terminated prior to Completion and/or Watson Wyatt Kft ceases to use or occupy the Existing Budapest Property prior to Completion, then with effect from the later to occur of the termination of the Existing Budapest Contract or the cessation of use or occupation of the Existing Budapest Property, the Existing Budapest Property shall no longer be treated as a Sale Companies' Property for the purposes of this agreement.

4.3
With effect from the earlier to occur of the use and occupation of the New Budapest Property by Watson Wyatt Kft or the entering into by Watson Wyatt Kft of an occupational agreement in respect of the New Budapest Property, the New Budapest Property shall be deemed to be a Sale Companies' Property for the purposes of this agreement.

Part 5: The Occupational Agreements

Date	Document	Parties	Premises
07, 22 & 24.08.2001	Sub-lease	(1) WWP (2) R. Watson & Sons (3) The Quality Scotland Foundation	11 Abercromby Place, Edinburgh
Being signed pursuant to missives dated 3 February 2005 entered into between Maclay Murray & Spens and MacDonald Henderson	Sub-lease	(1) The Trustees of WWP (2) Berkeley Berry Birch Plc	Fifth Floor, Festival House, 177/179 West George Street, Glasgow

Part 6: The Documents

Business Property : Block A Watson House London Road Reigate

No	Date	Document	Parties
1.	21.06.1988	Lease	(1) Pension Funds Securities Limited (2) JA Jolliffe, H Gracey, RD Masding, and JM Bibby
2.	21.06.1988	Rent review memorandum	(1) Pension Funds Securities Limited (2) JA Jolliffe, H Gracey, RD Masding, and JM Bibby
3.	03.09.1991	Licence to assign	(1) Pension Funds Securities Limited (2) JA Jolliffe, H Gracey, RD Masding, and JM Bibby (3) RD Masding, JM Bibby, PA Cockbain, and JM Hill
4.	06.09.1991	Receipted notice of transfer	(1) Pension Funds Securities Limited (2) RD Masding, JM Bibby, PA Cockbain, and JM Hill
5.	30.01.2004	Rent review memorandum	(1) Lloyds Bank S.F. Nominees Limited (2) RD Masding, JM Bibby, PA Cockbain, JM Hill
6.		Bundle of documents/drawings referred to in rent review specification referred to in lease of Block A (21.06.1988)
Business Property: Terra Firma Station Road Redhill
7.	02.03.1994	Agreement (as to payments)	(1) Burton Property Trust Limited (2) The Burton Group Plc (3) RD Masding and others
8.	02.03.1994	Supplemental agreement	(1) Redcastle plc (2) Burton Property Trust Limited (3) The Burton Group Plc (4) RD Masding and others
9.	02.03.1994	Fitting-out agreement	(1) Redcastle plc (2) RD Masding and others
10.	06.12.2002	Licence to assign	(1) Coal Pension Properties Limited (2) RD Masding, JM Hill, PA Cockbain, and JM Bibby (3) Watson Wyatt LLP
11.	06.12.2002	Licence for alteration	(1) Coal Pension Properties Limited (2) Watson Wyatt LLP
12.	06.12.2002	Deed of release	(1) Coal Pension Properties Limited (2) RD Masding, JM Hill, PA Cockbain, and JM Bibby
13.	30.12.2002	Deed of assignment	(1) RD Masding, JM Hill, PA Cockbain, and JM Bibby (2) Watson Wyatt LLP
14.	15.01.2003	Receipted notice of assignment	(1) Mayer, Brown, Rowe & Maw LLP on behalf of Watson Wyatt LLP (2) Coal Pension Properties Limited
15.	17.06.2004	Rent review memorandum	(1) Coal Pension Properties Limited (2) Watson Wyatt LLP

16.		Bundle of plans approved pursuant to Clause 3.2, Fitting Out Agreement (02.03.1994)
17.	02.03.1994	Side letter relating to basement design performance specification	(1) Redcastle plc (2) Robert David Masding, John Michael Hill, Philip Alexander Cockbain, and John Michael Bibby
18.	02.03.1994	Side letter relating to repairing obligation re basement structure	(1) Redcastle plc (2) Robert David Masding, John Michael Hill, Philip Alexander Cockbain, and John Michael Bibby
19.	17.04.1997	Side letter relating to rights of access to carry out pressure grouting works to the basement	(1) Coal Pension Properties Limited (2) RD Masding, JM Hill, PA Cockbain, and JM Bibby
20.	17.04.1997	Side letter relating to repairing obligations in relation to the basement structure	(1) Coal Pension Properties Limited (2) JM Hill, PA Cockbain, and JM Bibby
21.	17.04.1997	Side letter	(1) Redcastle plc (2) Robert David Masding, John Michael Hill, Philip Alexander Cockbain, and John Michael Bibby
22.	11.05.1999	Letter confirming rent review agreed at 25.12.1998	(1) Coal Pension Properties Limited (2) AFM Watson, JM Hill, AK Whalley, and JR Wigley
Business Property: Block B Watson House London Road Reigate
23.	21.06.1988	Lease	(1) Pension Funds Securities Limited (2) JA Jolliffe, H Gracey, RD Masding, and JM Bibby
24.	21.06.1988	Rent review memorandum	(1) Pension Funds Securities Limited (2) JA Jolliffe, H Gracey, RD Masding, and JM Bibby
25.	03.09.1991	Licence to assign	(1) Pension Funds Securities Limited (2) JA Jolliffe, H Gracey, RD Masding, and JM Bibby (3) RD Masding, JM Bibby, PA Cockbain, and JM Hill
26.	06.09.1991	Receipted notice of transfer	(1) Pension Funds Securities Limited (2) JA Jolliffe, H Gracey, RD Masding, and JM Bibby
27.	30.01.2004	Rent review memorandum	(1) Lloyds Bank S.F. Nominees (2) RD Masding, JM Bibby, PA Cockbain, and JM Hill
28.		Bundle of documents/drawings referred to in rent review specification referred to in lease of Block B (21.06.1988)
Business Property: Part Second Floor (and 10 Car Parking Spaces) Redcliffe Quay 120-125 Redcliffe Street Bristol
29.	13.09.1997	Court order and court application from Shoreditch County Court (case no. SD750956)	(1) The Standard Life Assurance Company (2) Watson Wyatt Partners
30.	16.09.1997	Agreement for lease	(1) The Standard Life Assurance Company (2) Watson Wyatt Partners

31.	25.11.1997	Licence to use 10 car parking spaces	(1) The Standard Life Assurance Company (2) Watson Wyatt Partners
32.	25.11.1997	Licence for alterations	(1) The Standard Life Assurance Company (2) Watson Wyatt Partners
33.	18.11.2003	Licence to assign	(1) The Standard Life Assurance Company (2) Watson Wyatt Partners (3) Watson Wyatt LLP
34.	18.11.2003	Rent review memorandum relating to lease of part second floor	(1) The Standard Life Assurance Company (2) Watson Wyatt Partners
35.	18.11.2003	Fee review memorandum relating to 10 car parking spaces	(1) The Standard Life Assurance Company (2) Watson Wyatt Partners
36.	25.11.2003	Assignment of lease and car parking licence	(1) Alistair Frank Maloch Watson, Philip Alexander Cockbain, John Michael Hill, and John Robert Wigley (2) Watson Wyatt LLP
37.	03.12.2003	Receipted notice of assignment	(1) Mayer, Brown, Rowe & Maw LLP on behalf of Watson Wyatt LLP (2)Addleshaw Goddard on behalf of The Standard Life Assurance Company
38.	17.02.2003	Licence for works	(1) Standard Life Insurance Company (2) Watson Wyatt Partners
Business Property: Second and Third Floors 1 Wellington Place Leeds
39.	01.08.2000	Agreement for lease	(1) Postel Properties Limited (2) Britel Fund Trustees Limited (3) Watson Wyatt Holdings Limited (4) Watson Wyatt Partners
40.	10.12.2004	Lease relating to second floor	(1) Britel Fund Trustees Limited (2) Watson Wyatt LLP
41.	10.12.2004	Lease relating to third floor	(1) Britel Fund Trustees Limited (2) Watson Wyatt LLP
Business Property: Part Basement and Ground Floor 21 Tothill Street London SW1
42.	24.10.1986	Underlease	(1) The Prudential Assurance Company Limited (2) L F Rothschild Unterberg Towbin International
43.	12.8.1987	Licence and deed of covenant	(1) The Prudential Assurance Company Limited (2) L F Rothschild Unterberg Towbin International
44.	16.9.1988	Licence and deed of covenant	(1) The Prudential Assurance Company Limited (2) L F Rothschild & Co International (3) Resource Evaluation Limited
45.	31.8.1989	Licence and deed of covenant	(1) The Prudential Assurance Company Limited (2) Resource Evaluation Limited
46.	07.05.2002	Memorandum of rent review

47.	22.05.2003	Licence to assign	(1) The Prudential Assurance Company Limited (2) REL Consultancy Group Limited (3) Watson Wyatt LLP
48.	10.09.2003	Transfer	(1) REL Consultancy Group Limited (2) Watson Wyatt LLP
49.	14.02.2003	Supplemental agreement	(1) REL Consultancy Group Limited (2) Watson Wyatt LLP
50.	24.09.2003	Receipted notice of assignment	(1) Mayer, Brown, Rowe & Maw LLP on behalf of Watson Wyatt LLP (2) Lovells on behalf of The Prudential Assurance Company Limited
51.	26.10.2004	Deed of variation	(1) The Prudential Assurance Company Limited (2) Watson Wyatt LLP
52.	18.11.2004	Licence for alterations	(1) The Prudential Assurance Company Limited (2) Watson Wyatt LLP
Business Property: Part Basement, First, Second, Third, Fourth, Fifth, Sixth and Seventh Floors 21 Tothill Street London SW1
53.	30.01.2001	Deed of supplemental covenant	(1) The Prudential Assurance Company Limited (2) John Robert Wigley, John Michael Hill, Alan Keith Whalley, and Alistair Frank Maloch
54.	30.01.2001	Deed of supplemental covenant	(1) The Prudential Assurance Company Limited (2) John Robert Wigley, John Michael Hill, Alan Keith Whalley, Alistair Frank Maloch Watson
55.	30.01.2001	Rent review memorandum	(1) The Prudential Assurance Company Limited (2) John Robert Wigley, John Michael Hill, Alan Keith Whalley, Alistair Frank Maloch Watson
56.	30.01.2001	Rent review memorandum	(1) The Prudential Assurance Company Limited (2) John Robert Wigley, John Michael Hill, Alan Keith Whalley, and Alistair Frank Maloch Watson
57.	20.10.2004	Agreement regarding services	(1) The Prudential Assurance Company Limited (2) Watson Wyatt LLP and Watson Wyatt Partners
58.	20.10.2004	Letter	(1) The Prudential Assurance Company Limited (2) Watson Wyatt LLP
Business Property: Fifth Floor Festival House 177-179 West George Street Glasgow G2 2JJ
59.	09.01.2002	Land certificate for title number GLA69533
60.	23.01.1997	Original and copy notice of assignation	(1) Maclay Murray & Spens (2) Dundas & Wilson

61.	05.12.1997	Copy extract memorandum (rent review) registered with Books of Council and Session	(1) Halifax Pension Nominees Limited (2) The Trustees for the firm of Watson Wyatt Partners
62.	25.08.2000 21.09.2000	Licence agreement (licence for works)	(1) Halifax Pension Nominees Limited (2) The Trustees for the firm of Watson Wyatt Partners
63.	01.2000	Drawing number 1292-1-1 by Engineering Design Consultants (referred to in the licence agreement at document 4 above)
64.	19.12.2001	Extract licence agreement registered in the Books of Council and Session	(1) Halifax Pension Nominees Limited (2) The Trustees of Watson Wyatt Partners (3) Zyda Brown Limited
65.	16.01.2002	Copy extract memorandum and agreement (rent review and variation of lease) registered in the Books of Council and Session	(1) Halifax Pension Nominees Limited (2) The Trustees of Watson Wyatt Partners
66.	07.11.2001	Extract deed of assumption and conveyance (incorporating minutes of resignation) registered in the Books of Council and Session	(1) The Trustees of Watson Wyatt Partners
67.	Undated	Agreed form rent review memorandum	(1) Halifax Pension Nominees Limited (2) The Trustees of Watson Wyatt Partners
Business Property: First, Second and Third Floors 65/66 Lower Mount Street Dublin
68.	11.04.1990	Notice of approval of plans	(1) Dublin Corporation
69.	20.04.1990	Notification of grant of permission	(1) Dublin Corporation
70.	21.02.1994	Structural report with attached certificate under s3(1), Local Government (Multi-Storey Buildings) Act 1988.	(1) Ove Arup & Partners Limited
71.	22.03.1994	Architect's opinion	(1) Andrzej Wejchert for Aranas (Ireland) Limited
72.	11.04.1994	Letter from Dublin Corporation to Aranas Ireland Ltd
73.	07.09.1995	Notification of grant of permission & associated documents	(1) Dublin Corporation
74.	19.02.1996	Architect's opinion	(1) Aranas (Ireland) Limited
75.	17.02.2000	Lease of first and second floors	(1) Ulster Bank Markets (Nominees) Limited (2) Paul Kelly, Gerry O'Carroll, John Hill, and Alastair Watson
76.	21.03.2001	Conveyance	(1) Ulster Bank Markets (Nominees) Limited (2) Nortrust Nominees (Ireland) Limited
77.	28.08.2001	Replies to enquiries to pre-lease enquiries	(1) McCann FitzGerald (2) A&L Goodbody
78.	2002	Signed licence to assign relating to first and second floors	(1) Nortrust Nominees (Ireland) Limited (2) Paul Kelly Gerry O'Carroll, John Hill and Alastair Watson (3) Watson Wyatt LLP

79.	2002	Signed licence to assign relating to third floor	(1) Nortrust Nominees (Ireland) Limited (2) Paul Kelly Gerry O'Carroll, John Hill and Alastair Watson (3) Watson Wyatt LLP
80.	12.02.2002	Surveyors letter	(1) Larkin McGovern (2) Watson Wyatt Partners
81.	12.03.2002	registry of deeds, confirmation of search, and company printout	(1) Brady & Co (2) Nortrust Nominees (Ireland) Limited
82.	15.3.2002	Lease of third floor	(1) Nortrust Nominees (Ireland) Limited (2) Paul Kelly, Gerry O'Carroll, John Hill and Alastair Watson
83.	15.03.2002	Side letter	(1) Nortrust Nominees (Ireland) Limited (2) Paul Kelly, Gerry O'Carroll, John Hill, and Alastair Watson
84.	30.07.2003	Assignment deed relating to first and second floors	(1) Paul Kelly, Gerry O'Carroll, John Hill, and Alastair Watson (2) Watson Wyatt LLP
85.	30.07.2003	Assignment deed relating to third floor	(1) Paul Kelly, Gerry O'Carroll, John Hill, and Alastair Watson (2) Watson Wyatt LLP
Business Property: 11 Abercromby Place Edinburgh
86.	07.08.1989	Extract lease (registered in the Books of Council and Session 28.08.1989)	(1) IDC Property Investments Limited (2) the Signing Partners of R Watson & Sons
87.	16.03.1992	Extract assignation (registered in the Books of Council and Session 23.04.1992)	(1) John Anthony Jolliffe, Howard, Gracey, Robert David Masding and John Michael Bibby in favour of: (2) Robert David Masding, John Michael Bibby, Philip Alexander Cockbain and John Michael Hill
88.	11 & 25.08.1995	Extract licence (registered in the Books of Council and Session 08.09.1995)	(1) PAT (Pensions) Limited (2) The Firm of R Watson & Sons (3) The Partners
89.	03 & 10.04.2001	Extract registered rent review memorandum (registered in the Books of Council and Session 17.4.2001)	(1) Kaas Properties Limited (2) Watson Wyatt Partners (3) R Watson and Sons (4) Alan Keith Whalley, Alastair Frank Maloch Watson, John Robert Wigley and John Michael Hill
90.	22.08.1994	Rent Review Memorandum	(1) PAT (Pensions) Limited (2) Robert David Masding, John Michael Bibby, Philip Michael Cockbain, and John Michael Hill

Part 7: Missing Documents

Date	Document	Parties	Premises
12.03.1999	Original lease	(1) Midland Bank Trust Company Limited (as Trustee for Abbey Life Assurance Company Limited) (2) WWHL (3) WWP	Castlefield House Castlefield Road Reigate

SCHEDULE 13

Employees

Part 1: Provisions concerning Employees

1.
The parties acknowledge and agree that:

1.1
the Transfer Legislation will apply to the sale and purchase of the LLP Business under this agreement and to the Transferring Employees;

1.2
the employment of any of the Transferring Employees who are employed in the LLP Business immediately on or before the Completion Date shall not be terminated for a reason arising from or connected in any way with this agreement; and

1.3
all WWLLP's rights, powers, duties and liabilities under or in connection with any contract of employment with the Transferring Employees shall transfer to the Purchaser in accordance with the Transfer Legislation.

2.
Not later than three weeks before the Completion Date, WWLLP shall deliver to all the Transferring Employees a letter substantially in the form of the specimen set out in part 2 of this schedule.

3.
WWLLP shall, and shall procure that the Sale Companies shall, comply with any relevant consultation or notification obligations to which WWLLP or the Sale Companies are subject in connection with the transfer of employment of the Transferring Employees or, in the case of the Sale Companies, in respect of the employees of such Sale Companies as a result of the transactions contemplated by this agreement. WWLLP shall be responsible for and hereby undertakes to indemnify the Purchaser and the other members of the Purchaser's Group from and against any Losses which the Purchaser or any member of the Purchaser's Group suffers, sustains, incurs or pays connected with or arising from any failure on the part of WWLLP or any of the Sale Companies to comply with such relevant consultation or notification obligations, save to the extent that any such failure arises as a result or consequence of the Purchaser failing to comply with its consultation, notification and provision of information obligations required under local law.

4.
The Purchaser shall comply with any relevant obligations to consult, notify or provide information to which the Purchaser is subject under local law in connection with the transfer of employment of the Transferring Employees and, in the case of the Sales Companies, in respect of the employees of such Sale Companies as a result of the transactions contemplated by this agreement. The Purchaser shall be responsible for and hereby undertakes to indemnify WWLLP from and against any Losses which WWLLP suffers, sustains, incurs or pays connected with or arising from any failure on the part of the Purchaser to comply with such obligations or in respect of the content of the information provided in accordance with those obligations.

5.
If any contract of employment of any Transferring Employee is found or alleged to continue with WWLLP after the Completion Date, WWLLP and the Purchaser shall cooperate with each other to persuade such Transferring Employee to accept employment with the Purchaser, and WWLLP will take such reasonable steps to assist such transfer as directed by the Purchaser.

6.
WWLLP and the Purchaser shall give each other such assistance as either may reasonably require to comply with the Transfer Legislation in relation to the Transferring Employees and in contesting any claim by any person employed or engaged by WWLLP at or before the Completion Date resulting from or in connection with this agreement.

7.
The parties acknowledge and agree that they shall give each other such assistance as either may reasonably require to comply with any obligations imposed by any laws, regulations, legislation, common law or other legal obligation to inform, notify or consult with or in respect of the employees of the Sale Companies in connection with or arising from the sale and purchase of such companies.

8.
The Purchaser shall indemnify WWLLP and WWP from and against any Losses relating to or arising from or in respect of the employment or the termination of the employment by any member of the Purchaser's Group on or after the Completion Date of any of the Transferring Employees or any other person employed by or in connection with the Continuing Business.

Part 2: Letter to Transferring Employees

Dear [    ],

Purchase of Watson Wyatt LLP

        As you will be aware, Watson Wyatt LLP ("LLP") has been in discussions with Watson Wyatt & Company concerning the purchase of the LLP business. We are very pleased to be able to inform you that the negotiations have been successful and the purchase will take effect from [Completion Date].

        As a result, with effect from [Completion Date] the LLP business will transfer to a new UK company, Watson Wyatt Limited, which is part of the Watson Wyatt & Company group. Under the Transfer of Undertakings (Protection of Employment) Regulations 1981 your employment will automatically transfer to Watson Wyatt Limited with effect from that date.

        All of your existing terms and conditions of employment will remain unchanged, [save that [reference to any proposed measures]]. Your continuity of employment will also be preserved. Under the Regulations we are obliged to inform you of any other legal, economic or social implications which will result from the change of your employer: we confirm that there are none.

        We should inform you that under the Regulations you have the right to object to the transfer, however, if you do the Regulations provide that you are treated as though you have resigned from your employment with LLP and, further, that you will not be entitled to any redundancy payment.

        If you have any questions about any of the above, please do not hesitate to contact me.

Yours sincerely

Watson Wyatt LLP

Part 3: Notional Salary Increases

        The Purchaser agrees that the notional salary used as the determinant for benefits calculations under the employment agreements of the Transferring Employees, the employees of the Sale Companies and those Partners who will become employees of WWL at Completion shall be increased on 30 June each year (the "Review Date"), with the first such Review Date being 30 June 2006, by an amount equal to the percentage increase (if any) in the General Index plus 1.9%.

        The percentage increase in the General Index shall be:

((x-y)/y) × 100

where:

  x
  =    the figure for the General Index last published before the Review Date; and

  y
  =    the figure for the General Index published 12 months prior to the Review Date.

        The parties acknowledge and agree that the notional salary currently used in the Business for such purposes is £88,000 per annum and shall be increased to £91,000 per annum with effect from 1 May, 2005.

        For the purposes of this Part 3, "General Index" means the General Index of Retail Prices (All Items) published by the Office for National Statistics (or any successor index or publishing body).

SCHEDULE

Trade Marks

SCHEDULE 14

Registered Business Intellectual Property

Country	Trademark	Application Number	Registration Number	Class(es)
Australia	ALPHA PRO	843912	843912	35
Australia	ALPHA PRO Stylised	843911	843911	35
Australia	IV PRO	843913	843913	35
Australia	SIGMA ALPHA (Greek letters)	796374	796374	35
Australia	STRUCTURED ALPHA	796012	796012	35
Cayman Islands	W DEVICE		2132801	35 36 42
Cayman Islands	WATSON WYATT		2136532	35 36 42
European Community	SIMULUM	003337672		9 16 35 36
European Community	ALEPH-ZERO	2039444	2039444	09 16 35
European Community	ALPHA PRO	1773829	1773829	35
European Community	ALPHA PRO Stylised	1174959	1174959	35
European Community	CUSTODY PRO	2253136	2253136	35 36 42
European Community	GOVERNANCE PRO	2252856	2252856	35 36 42
European Community	ALEPH-ZERO device	2038321	2038321	09 16 35
European Community	IV PRO	1773951	1773951	35
European Community	PRETIUM	1224385	1224385	9 16 35 36
European Community	SIGMA ALPHA (Greek letters)	1194471	1194471	35
European Community	STRUCTURED ALPHA	1189406	1189406	35
European Community	TRANSCALC	1033547	1033547	35 36 42
European Community	W device	540047	540047	35 36 42
European Community	WATSON WYATT	573790	573790	35 36 42
European Community	WATSON WYATT CLIENTSITE	1487164	1487164	35 36 38 42
European Community	WATSON WYATT WORKFORCE PRO	1033851	1033851	35 36 42
European Community	CLIENTFIRST	001973692	001973692	9 16 35 42
European Community	EHR	002134815	002134815	16 35
Hong Kong	ALPHA PRO (series of two)	17807/2000	02269/2002	35
Hong Kong	ALPHA PRO Stylised	17806/2000	02268/2002	35
Hong Kong	SIGMA ALPHA (Greek letters)	7418/99	02202/2002	35
Hong Kong	STRUCTURED ALPHA	7098/99	391/2001	35
Japan	ALPHA PRO	2000-082583	4552311	35
Japan	ALPHA PRO Stylised	2000-082582	4552310	35
Japan	IV PRO	2000-082581	4552309	35
Japan	SIGMA ALPHA (Greek letters)	53134/99	4452353	35
Japan	STRUCTURED ALPHA	048804/99	4672412	35
Kenya	W device	1091	1997/001091	36

Kenya	WATSON WYATT	1115	1115	36
South Africa	W device	97/9718	97/9718	42
South Africa	W device	97/9717	97/9717	36
South Africa	W device	97/9716	97/9716	35
South Africa	WATSON WYATT	97/9721	97/9721	42
South Africa	WATSON WYATT	97/9720	97/9720	36
South Africa	WATSON WYATT	97/9719	97/9719	35
Switzerland	W device	05066/97	451688	35 36 42
Switzerland	WATSON WYATT	05067/97	451806	35 36 42
Trinidad and Tobago	W device	27161		36
Trinidad and Tobago	W device	27162	27162	42
Trinidad and Tobago	W device	27066	27066	35
Trinidad and Tobago	WATSON WYATT	27301	27301	35
Trinidad and Tobago	WATSON WYATT	27303	27303	42
Trinidad and Tobago	WATSON WYATT	27302	27302	36
United Kingdom	SIMULUM	2325337	2325337	9 16 35 36
United Kingdom	ALEPH-ZERO	2257984	2257984	9 16 35
United Kingdom	ALEPH-ZERO device	2257974	2257974	9 16 35
United Kingdom	CLIENTFIRST	2254227B	2254227b	9 16 35 42
United Kingdom	CUSTODY PRO	2272295	2272295	35
United Kingdom	EHR	2264402	2264402	16 35
United Kingdom	FIRST & device (series of two)	2200029	2200029	9 16 35 36 41
United Kingdom	GOVERNANCE PRO	2272299	2272299	35
United Kingdom	FREX	2169581	2169581	35 36 42
United Kingdom	IV PRO	2240435	2240435	35
United Kingdom	PRETIUM	2201627	2201627	9 16 35 36
United Kingdom	SEEMSGOOD	2227761	2227761	35 36 42
United Kingdom	SIGMA ALPHA (Greek letters)	2199087	2199087	35
United Kingdom	SLEEPWELL	2222045	2222045	35 36 42
United Kingdom	STRUCTURED ALPHA	2173165	2173165	35
United Kingdom	STRUCTURED BETA	2221977	2221977	35 36 42
United Kingdom	W device	2132801	2132801	35 36 42
United Kingdom	WATSON WYATT	2149733	2149733	42
United Kingdom	WATSON WYATT	2136532	2136532	35 36 42
United Kingdom	WATSON WYATT ASSETWATCH	2170832	2170832	35 36 42
United Kingdom	WATSON WYATT CLIENTFIRST	2254227A	2254227A	9 16 35 42
United Kingdom	WATSON WYATT CLIENTSITE	2221136	2221136	35 36 38 42
United Kingdom	WATSON WYATT EUROMANAGER	2164110	2164110	35 36 42
United Kingdom	WATSON WYATT FIRST	2164112	2164112	35 36 42
United Kingdom	WATSON WYATT FIRST OPINION	2195938	2195938	9 16 35 38
United Kingdom	WATSON WYATT MANAGERWATCH	2170838	2170838	35 36 42

United Kingdom	WATSON WYATT SWISS	2169764	2169764	35 36 42
United Kingdom	WATSONS	1282346	1282346	36
United Kingdom	Vip-SYSTEM	1493989	1493989	09
USA	PRETIUM	76/264428	2,857,192	9, 16, 35 & 36
USA	SIMULUM	78/221605		9 16 35 36
Zimbabwe	W device	794/97	794/97	35
Zimbabwe	W device	796/97	796/97	42
Zimbabwe	W device	795/97	795/97	36
Zimbabwe	WATSON WYATT	1096	1096/97	42
Zimbabwe	WATSON WYATT	1095	1095/97	36
Zimbabwe	WATSON WYATT	1094	1094/97	35

SCHEDULE 15

Excluded Contracts

1.
The LLP Agreement;

2.
The Partnership Agreement;

3.
The agreement in respect of retirement benefits for Former Partners dated 30 April, 2002 between Paul Noel Thornton and Others;

4.
The Transaction Documents;

5.
The Original Alliance Agreements;

6.
The civil liability insurance policies taken out by WWLLP and/or WWP for all periods up to and including 30 April, 2005.

SCHEDULE 16

Allocation of Purchase Price

        The purchase price for the Assets comprised in the Majority Interest shall be allocated to and among such Assets as follows:

        1.     First, the amount of £1,702,128 shall be allocated to the Irish Branch. The Irish Branch consists of the Irish Branch Assets and of the Assumed Liabilities that are part of the Irish Branch Business.

        2.     Second, the amount of £1 shall be allocated to those Shares comprising the entire issued share capital of WWHL and the amount of £4,000 shall be allocated to those Shares comprising the entire issued share capital of WWTL.

        3.     Third, the purchase price shall be allocated to the other Assets and Assumed Liabilities in the balance sheet forming part of the Distribution Accounts (adjusting for appropriate GAAP and valuation adjustments). The Purchaser and Seller will agree on these purchase price allocations after Completion (and where a category of Assets listed in clause 2.1 (a) to (l) inclusive and (n) and (o) is not given a value (save as relates to the Irish Branch) in such Distribution Accounts such category shall be given a value of £1, unless the parties agree otherwise).

        4.     Fourth, the residual balance of the purchase price for the Assets comprised in the Majority Interest shall be allocated to Goodwill.

        5.     Within 60 days following Completion, the Seller will notify the Purchaser in writing of any changes to the underlying assumptions used to arrive at these allocations. If no changes have occurred, the allocations will be final. If changes have occurred, the Seller and Purchaser shall consult in good faith with a view to agreeing upon an appropriate adjustment to the relevant allocation.

SCHEDULE 17

Issue of Consideration Stock

        The Consideration Stock shall be transferred by the Purchaser to the Seller on the days, and in the amounts set out below:

The Completion Date	2,390,036
First Business Day following the Completion Date	2,329,761
Second Business Day following the Completion Date	4,370,774

SIGNED by John J. Haley	) JOHN J. HALEY
duly authorised for and on behalf	)
of WATSON WYATT (UK) ACQUISITIONS 2 LIMITED	)
SIGNED by John J. Haley	) JOHN J. HALEY
duly authorised for and on behalf	)
of WATSON WYATT & COMPANY HOLDINGS	)
SIGNED by John J. Haley	) JOHN J. HALEY
duly authorised for and on behalf	)
of	)
THE WYATT COMPANY HOLDINGS LIMITED	)
SIGNED by Paul Thornton and	) P.N. THORNTON
Chandrasekhar Ramamurthy	)
duly authorised for and on behalf	) C. RAMAMURTHY
of WATSON WYATT LLP	)

QuickLinks

Watson Wyatt (UK) Acquisitions 2 Limited The Wyatt Company Holdings Limited Watson Wyatt & Company Holdings Watson Wyatt LLP
CONTENTS
SCHEDULE 1 Part 1 Conditions Precedent
SCHEDULE 2
SCHEDULE 3 Drawings Payment Dates
SCHEDULE 4 Seller's Knowledge
SCHEDULE 5 Part 1: Seller's Pre-Completion Obligations
Part 2: Purchaser's and WWCH's Pre-Completion Obligations
SCHEDULE 6 Completion Part 1: Seller's Obligations at Completion
Part 2: Purchaser's Obligations at Completion
SCHEDULE 7 Part 1: Determination of 2007 Net Revenue and 2007 Aggregate Staff Costs
Part 2: Obligations pending final determination of Contingent Stock
Part 3: Adjustments in respect of acquisitions and divestitures
SCHEDULE 8 Post-Completion Obligations Part 1: Obligations of Seller post-Completion
Part 2: Obligations of Purchaser and WWCH post-Completion
SCHEDULE 9 Warranties
SCHEDULE 10 Purchaser's Warranties
SCHEDULE 11 Limitations on Liability under the agreement
SCHEDULE 12 Properties Part 1: Business Properties
Part 2: Sale Companies' Properties
Part 3: Conditions of Sale—Business Properties
Part 4: Conditions relating to the Sale Companies' Properties
Part 5: The Occupational Agreements
Part 6: The Documents
Part 7: Missing Documents
SCHEDULE 13 Employees Part 1: Provisions concerning Employees
Part 2: Letter to Transferring Employees
Part 3: Notional Salary Increases
SCHEDULE Trade Marks
SCHEDULE 14 Registered Business Intellectual Property
SCHEDULE 15 Excluded Contracts
SCHEDULE 16 Allocation of Purchase Price
SCHEDULE 17 Issue of Consideration Stock